PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 14, 2001

                    $155,000,000 RATE REDUCTION CERTIFICATES

                                MASSACHUSETTS RRB
                          SPECIAL PURPOSE TRUST WMECO-1
                           ISSUER OF THE CERTIFICATES

                                WMECO FUNDING LLC
                               ISSUER OF THE NOTES

                     WESTERN MASSACHUSETTS ELECTRIC COMPANY
                               SELLER AND SERVICER

---------------------------------------------------------------------------------------------------------------------------------
                                                                 UNDERWRITING                      SCHEDULED
   CERTIFICATE        INITIAL                                   DISCOUNTS AND     PROCEEDS TO        FINAL            FINAL
    INTEREST         PRINCIPAL                                   COMMISSIONS         TRUST          PAYMENT        TERMINATION
      RATE             AMOUNT       PRICE (%)     PRICE ($)          (%)           (%)(1)(2)          DATE            DATE
---------------------------------------------------------------------------------------------------------------------------------
    $6.53%         155,000,000     99.94849%     $154,920,160      0.42300%       99.52549%       June 1, 2013     June 1, 2015
---------------------------------------------------------------------------------------------------------------------------------
(1)      Before payment of fees and expenses.
(2)      The total price to the public is $154,920,160. The total amount of the underwriting discounts, commissions and other fees is $955,650. The total amount of proceeds before deduction of expenses (estimated to be
         $2,677,800) is $153,964,510.
---------------------------------------------------------------------------------------------------------------------------

   See "Risk Factors," which begins on page S-5 of this prospectus supplement, and "Risk Factors," which begins on page 16 of the
            accompanying prospectus to read about factors you should
                    consider before buying the certificates.

Each certificate represents an interest in related WMECO Funding LLC notes. The assets of the trust will consist solely of the notes. The notes are secured primarily by the right to assess and collect all revenues arising from a non-bypassable usage-based charge included in the bills of retail users of Western Massachusetts Electric Company's electric distribution system.

Neither the certificates, the notes nor the property securing the notes is an obligation of The Commonwealth of Massachusetts or any political subdivision, governmental agency, authority or instrumentality of The Commonwealth of Massachusetts or of Western Massachusetts Electric Company or any of its affiliates, except for WMECO Funding LLC, which is an affiliate of Western Massachusetts Electric Company.

Neither the full faith and credit nor the taxing power of The Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of The Commonwealth of Massachusetts is pledged to the payment of principal of, or interest on, the certificates or the notes, or the payments securing the notes. Furthermore, neither The Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of The Commonwealth of Massachusetts will appropriate any funds for the payment of any of the certificates or notes.

There currently is no secondary market for the certificates and there can be no assurance that a secondary market will develop.

--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

LEHMAN BROTHERS                                             SALOMON SMITH BARNEY

             The date of this Prospectus Supplement is May 14, 2001

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                          ----


Where to Find Information in These Documents............................   S-3
Summary of Terms........................................................   S-4
Risk Factors............................................................   S-5
Description of the Certificates.........................................   S-5
Description of the Notes................................................   S-5
Restructuring Order.....................................................   S-9
Description of the Transition Property..................................   S-9
Underwriting............................................................   S-9
Ratings.................................................................  S-11

                                   PROSPECTUS

Prospectus Summary......................................................     4
Risk Factors............................................................    16
Available Information...................................................    27
Reports to Holders......................................................    28
Incorporation of Documents by Reference.................................    28
Energy Deregulation and New Massachusetts Market Structure..............    28
Description of the Transition Property..................................    31
The Trust...............................................................    40
The State Agencies......................................................    41
The Note Issuer.........................................................    42
The Seller and Servicer.................................................    43
Servicing...............................................................    48
Description of the Notes................................................    55
Description of the Certificates.........................................    65
Federal Income Tax Consequences.........................................    74
State Taxation..........................................................    78
ERISA Considerations....................................................    79
Use of Proceeds.........................................................    81
Plan of Distribution....................................................    81
Legal Matters...........................................................    81
Experts.................................................................    81
Index to Financial Statements...........................................   F-1


      The underwriters expect to deliver the certificates through the facilities of The Depository Trust Company against payment in New York, New York on May 17, 2001.

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

      We provide information about the certificates and the notes in:

            o this prospectus supplement, which describes the specific terms of the certificates and the related notes, and

            o the accompanying prospectus, which provides general information concerning the documents under which the certificates and the notes are being issued.

      This prospectus supplement begins with several sections describing these securities:

            o "Summary of Terms" provides important amounts, dates and other terms of the certificates and the related notes,

            o "Description of the Certificates" describes the key features of the certificates,

            o "Description of the Notes" describes the key features of the notes underlying the certificates, and

            o "Description of the Transition Property" describes a portion of the transition charge (referred to as the "RTC charge") that provides the primary source for payment of the notes and thus the source of payments with respect to the certificates.

      As you read through these sections, cross-references will direct you to more information in the accompanying prospectus. You can also find information on specific topics by looking at the table of contents in this prospectus supplement and the accompanying prospectus.

      This prospectus supplement and the accompanying prospectus may be used by the underwriters in connection with offers and sales related to market-making transactions in the certificates. The underwriters may act as principal or agent in those transactions. Those sales will be made at prices based on prevailing market prices at the time of sale.

      This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

      YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

--------------------------------------------------------------------------------
TO UNDERSTAND THE STRUCTURE AND PAYMENT TERMS OF THESE SECURITIES, YOU MUST CAREFULLY READ THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

      The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the certificates, carefully read this entire document and the accompanying prospectus.

Securities Offered:             $155,000,000 Rate Reduction Certificates

Issuer of the Certificates:     Massachusetts RRB Special Purpose Trust WMECO-1

Note Issuer:                    WMECO Funding LLC

Seller and Servicer:            Western Massachusetts Electric Company, or
                                Western Massachusetts Electric

Certificate Trustee:            The Bank of New York

Note Trustee:                   The Bank of New York

Delaware Trustee:               The Bank of New York (Delaware)

Issuance Date:                  May 17, 2001

Certificates and Notes:         Each certificate represents an interest in
                                related notes of WMECO Funding LLC, a special purpose entity wholly owned by Western
                                Massachusetts Electric. The notes are the only assets of the trust. Payments of principal of and interest on the certificates will be made when payments of principal and interest are made on the related notes.

Collateral:                     The notes are secured primarily by the right to
                                assess and collect all revenues arising from a portion of the transition charge, a non-bypassable usage-based charge included in the bills of retail users of Western
                                Massachusetts Electric's distribution system.
                                This portion of the transition charge is known as the RTC charge, and the right to assess and collect this charge is the principal asset of the note issuer.

Anticipated Ratings:            S&P / Fitch / Moody's   "AAA" / "AAA" / "Aaa"

Credit Enhancement:             Periodic RTC charge adjustments,
                                overcollateralization amount included in the RTC charge, and capital contributed to the note issuer by Western Massachusetts Electric in an amount equal to 0.50 percent of the initial principal amount of the notes.

Payment Dates:                  March 1, June 1, September 1 and December 1 of
                                each year beginning December 1, 2001, or, if not a business day, the next business day.

Optional Redemption:            The notes are subject to optional redemption in
                                whole by the note issuer once the outstanding principal balance of the notes has been reduced to less than 5 percent of the initial principal balance. The optional redemption of the notes will result in the redemption of the certificates in whole.

Record Date:                    Close of business on the business day prior to
                                any payment date.

Clearance and Settlement:       DTC/Clearstream/Euroclear

                                      S-4
--------------------------------------------------------------------------------

                                  RISK FACTORS

      You should consider carefully the risks of investing in the certificates. The section entitled "Risk Factors," which begins on page 16 of the accompanying prospectus, discusses material risks of investing in the certificates.


                         DESCRIPTION OF THE CERTIFICATES

      The trust will issue the certificates in minimum denominations of $1,000 and in integral multiples of $1.00 in excess thereof, although one certificate may be of a smaller denomination. The certificates will consist of one class, in the initial principal amount, bearing the interest rate and having the scheduled final payment date and final termination date listed below:


        ---------------------------------------------------------------
                                            Scheduled
            Initial       Certificate        Final          Final
           Principal        Interest        Payment      Termination
             Amount           Rate           Date            Date
        ---------------------------------------------------------------
         $155,000,000        6.53%          6/1/13          6/1/15
        ---------------------------------------------------------------

      The scheduled final payment date for the certificates is the date by which the trust expects to pay in full all principal of and interest on the certificates. The final termination date for the certificates is the legal maturity date of the certificates. The failure to pay principal of the certificates in full by the final termination date is an event of default, and the certificate trustee may, and upon the written direction of the holders of at least a majority in principal amount of all outstanding certificates will, vote all of the notes in favor of declaring the unpaid principal amount of all outstanding notes and accrued interest to be due and payable. See "Description of the Certificates - Events of Default," which begins on page 67 of the accompanying prospectus.


PAYMENTS OF INTEREST

      Interest on the certificates will accrue from the issuance date at the interest rate listed in the table above. Beginning December 1, 2001, the trust is required to pay interest quarterly on March 1, June 1, September 1 and December 1 (or, if any payment date is not a business day, the following business day) of each year. On each payment date, the certificate trustee will pay interest to the extent paid on the notes to the holders of the certificates as of the close of business on the record date. The record date for any payment of principal of and interest on the certificates will be the business day immediately before the payment date. Each payment date will also be a payment date for principal of and interest on the notes.


PAYMENTS OF PRINCIPAL

      On each payment date, the certificate trustee will pay principal as paid on the notes to the holders of the certificates as of the close of business on the record date.


                            DESCRIPTION OF THE NOTES

      WMECO Funding LLC, the note issuer, will issue and sell the WMECO Funding LLC notes to the trust in exchange for the net proceeds from the sale of the certificates by the trust. The notes secure the payment of the certificates and have the same principal balance, interest rate, amortization schedule and legal maturity date as the certificates.

      The notes will consist of one class, in the initial principal amount and bearing the interest rate and having the scheduled maturity date and final maturity date listed below:


          ------------------------------------------------------------
              Initial          Note        Scheduled       Final
             Principal       Interest      Maturity       Maturity
              Amount           Rate          Date           Date
          ------------------------------------------------------------
           $155,000,000       6.53%      June 1, 2013    June 1, 2015
          ------------------------------------------------------------

      The scheduled maturity date for the notes is the date by which the note issuer expects to pay in full all principal of and interest on the notes. The final maturity date for the notes is the legal maturity date of the notes. The failure to pay principal of the notes in full by the final maturity date is a note event of default, and the note trustee or the holders of at least a majority in principal amount of all outstanding notes may declare the unpaid principal amount of all outstanding notes and accrued interest to be due and payable. See "Description of the Notes - Note Events of Default; Rights on Note Event of Default," which begins on page 61 of the accompanying prospectus.


INTEREST

      Interest on the notes will accrue from the issuance date at the interest rate listed in the table above. Beginning December 1, 2001, the note issuer is required to pay interest quarterly on March 1, June 1, September 1 and December 1 (or, if any payment date is not a business day, the following business day) of each year, to the trust. The note issuer will pay interest on the notes prior to paying principal of the notes. See "Description of the Notes - Allocations and Payments," which begins on page 59 of the accompanying prospectus.

      On each payment date, the note issuer will pay interest as follows:

      o if there has been a payment default, any unpaid interest payable on any prior payment dates, together with interest at the applicable interest rate on any of this unpaid interest; and

      o accrued interest on the principal balance of the notes as of the close of business on the preceding payment date after giving effect to all payments of principal made on the preceding payment date, or, in the case of the first payment date, as of the date of the original issuance of the notes.

      The note issuer will calculate interest on the basis of a 360-day year of twelve 30-day months.


PRINCIPAL

      After paying interest as described above, the note issuer will pay any principal on each payment date to the trust as holder of the notes, until the principal balance of the notes has been reduced to zero.

      Absent an event of default under the note indenture, the note issuer will not, however, pay principal on a payment date of the notes if making the payment would reduce the principal balance of the notes to an amount lower than that specified in the expected amortization schedule for the notes on that payment date. If an event of default under the note indenture has occurred and is continuing, the note trustee or the holders of at least a majority in principal amount of all outstanding notes may declare the unpaid principal amount of all outstanding notes and accrued interest to be due and payable.

      The following expected amortization schedule lists the scheduled outstanding principal balance for the notes on each payment date from the issuance date to the scheduled maturity date, after giving effect to the payments expected to be made on the payment date. In preparing the following table, we have assumed, among other things, that:

      o   the notes and the certificates are issued on May 17, 2001;

      o payments on the notes are made on each payment date, beginning December 1, 2001 and payments on the certificates are made on the same dates;

      o the annual servicing fee will equal 0.05 percent of the initial principal amount of the notes, payable quarterly in arrears and before payment of principal of and interest on the notes;

      o there are no net earnings on amounts on deposit in the collection account;

      o the annual administration fee (which will be $75,000, payable quarterly) and other ongoing operating expenses (including the annual servicing fee) will be approximately $292,500, payable in arrears and before payment of principal of and interest on the notes; and

      o payments arising from the property securing the notes are deposited in the collection account as expected.

                         EXPECTED AMORTIZATION SCHEDULE

                        OUTSTANDING                              OUTSTANDING
                         PRINCIPAL                                PRINCIPAL
    PAYMENT DATE          BALANCE            PAYMENT DATE          BALANCE
    ------------          -------            ------------          -------
      Closing          $155,000,000             9/1/07           $89,888,002
      12/1/01           152,317,336            12/1/07            86,731,394
       3/1/02           149,568,944             3/1/08            83,261,952
       6/1/02           147,184,844             6/1/08            79,875,484
       9/1/02           144,980,067             9/1/08            76,552,625
      12/1/02           142,742,170            12/1/08            73,176,352
       3/1/03           140,219,779             3/1/09            69,496,635
       6/1/03           137,769,289             6/1/09            65,893,553
       9/1/03           135,383,097             9/1/09            62,343,137
      12/1/03           132,959,538            12/1/09            58,735,305
       3/1/04           130,247,945             3/1/10            54,814,526
       6/1/04           127,628,222             6/1/10            50,970,210
       9/1/04           125,078,425             9/1/10            47,178,396
      12/1/04           122,488,629            12/1/10            43,325,013
       3/1/05           119,611,970             3/1/11            39,154,564
       6/1/05           116,822,982             6/1/11            35,056,795
       9/1/05           114,098,464             9/1/11            31,007,335
      12/1/05           111,330,951            12/1/11            26,891,856
       3/1/06           108,267,623             3/1/12            22,451,624
       6/1/06           105,293,016             6/1/12            18,078,675
       9/1/06           102,383,760             9/1/12            13,750,638
      12/1/06            99,428,304            12/1/12             9,351,812
       3/1/07            96,167,724             3/1/13             4,636,241
       6/1/07            92,994,977             6/1/13                     0


      We cannot assure you that the principal balances of the notes and the certificates will be reduced at the rates indicated in the table above. The actual rates of reduction in principal balances may be slower (but, absent an event of default or an optional redemption, cannot be faster) than those indicated in the table.


COLLECTION ACCOUNT AND SUBACCOUNTS

      The note issuer will establish, in the name of the note trustee, a collection account to hold amounts remitted to it by the servicer of the property securing the notes. The collection account will consist of four subaccounts:

      o   a general subaccount;

      o   a reserve subaccount;

      o   an overcollateralization subaccount; and

      o   a capital subaccount.

Withdrawals from and deposits to these subaccounts will be made as described under "Description of the Notes - Allocations and Payments," which begins on page 59 of the accompanying prospectus.


CREDIT ENHANCEMENT

      PERIODIC ADJUSTMENT OF RTC CHARGE. The RTC charge will be subject to periodic review and adjustment. This periodic review and adjustment, which reconciles the actual RTC charges collected against the expected collections, reduces certificateholders' exposure to losses due to lower-than-projected sales of electricity, longer-than-expected delays in bill collections, and higher-than-estimated write-offs. Consequently, the need for other forms of credit enhancements is also reduced. See "Description of the Transition Property
- Adjustments to the RTC Charge," which begins on page 33 in the accompanying prospectus.

      RESERVE SUBACCOUNT. On each payment date, the note trustee will allocate to the reserve subaccount any amounts remitted to the collection account exceeding amounts necessary to:

      o pay fees and expenses (including indemnities) related to servicing and retiring the notes and certificates;

      o   pay principal of and interest on the notes;

      o   restore the capital subaccount to the required capital level; and

      o fund the overcollateralization subaccount to the targeted overcollateralization level for that payment date.

The note trustee will draw on amounts in the reserve subaccount, to the extent amounts available in the general subaccount are insufficient to pay the amounts listed above.

      OVERCOLLATERALIZATION AMOUNT. The servicer will collect and remit to the note trustee, and the note trustee will deposit into the overcollateralization subaccount, amounts arising from the transition property securing the notes that exceed the amount expected to be necessary to pay legally due or scheduled payments of principal of and interest on the notes and fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates. These amounts will fund the targeted overcollateralization amount, which is intended to enhance the likelihood that payments on the notes will be made on a timely basis. The targeted overcollateralization amount will be $775,000, which is 0.50 percent of the initial principal amount of the notes. The RTC charge will be set and adjusted at a rate that is intended to fund the targeted overcollateralization amount ratably over the life of the notes. On each payment date, the note trustee will deposit into the overcollateralization subaccount the amount, if any, by which the targeted overcollateralization level for that payment date exceeds the amount in the overcollateralization subaccount. The targeted overcollateralization level for each payment date is as follows:

                   TARGETED OVERCOLLATERALIZATION LEVEL SCHEDULE

                         Targeted                                  Targeted
     Payment      Overcollateralization        Payment     Overcollateralization
       Date               Level                 Date                Level
       ----               -----                 ----                -----

     Closing            $      0               9/1/07             $403,646
     12/1/01              32,292              12/1/07              419,792
      3/1/02              48,438               3/1/08              435,938
      6/1/02              64,583               6/1/08              452,083
      9/1/02              80,729               9/1/08              468,229
     12/1/02              96,875              12/1/08              484,375
      3/1/03             113,021               3/1/09              500,521
      6/1/03             129,167               6/1/09              516,667
      9/1/03             145,313               9/1/09              532,813
     12/1/03             161,458              12/1/09              548,958
      3/1/04             177,604               3/1/10              565,104
      6/1/04             193,750               6/1/10              581,250
      9/1/04             209,896               9/1/10              597,396
     12/1/04             226,042              12/1/10              613,542
      3/1/05             242,188               3/1/11              629,688
      6/1/05             258,333               6/1/11              645,833
      9/1/05             274,479               9/1/11              661,979
     12/1/05             290,625              12/1/11              678,125
      3/1/06             306,771               3/1/12              694,271
      6/1/06             322,917               6/1/12              710,417
      9/1/06             339,063               9/1/12              726,563
     12/1/06             355,208              12/1/12              742,708
      3/1/07             371,354               3/1/13              758,854
      6/1/07             387,500               6/1/13              775,000

The note trustee will draw on amounts in the overcollateralization subaccount to the extent amounts available in the general subaccount and the reserve subaccount are insufficient to pay legally due or scheduled payments of principal of and interest on the notes and fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates.

      CAPITAL SUBACCOUNT. Before the issuance of the notes, Western Massachusetts Electric will contribute capital of $775,000 to the note issuer. This amount is equal to 0.50 percent of the initial principal amount of the notes and is the capital level required to be maintained under the note indenture. The note trustee will deposit the capital into the capital subaccount. The note trustee will draw on amounts in the capital subaccount, to the extent amounts available in the general subaccount, reserve subaccount and overcollateralization subaccount are insufficient to pay legally due or scheduled payments of principal of and interest on the notes and fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates. Funds withdrawn from the capital subaccount will be replenished on subsequent payment dates if payments arising from the RTC charge exceed amounts required for other uses having a higher priority of payment.


                               RESTRUCTURING ORDER

      In December 1999, two appeals were filed with the Massachusetts Supreme Judicial Court challenging aspects of the restructuring order. One appeal asserts that the Department of Telecommunications and Energy erred in allowing Western Massachusetts Electric to meet the restructuring statute's required rate reduction by deferring costs for later recovery. The other appeal primarily concerns rate design elements of the restructuring order. In February 2000, Western Massachusetts Electric was granted leave to intervene in each proceeding. No significant further action has occurred in either appeal. Western Massachusetts Electric does not expect either of these appeals, if decided in a manner adverse to Western Massachusetts Electric, to affect materially its financial condition or its ability to service the transition property or to have any adverse impact on the notes or the certificates.


                     DESCRIPTION OF THE TRANSITION PROPERTY

      The notes are secured primarily by the transition property, which is the right to assess and collect all revenues arising from a portion of the transition charge included in the bills of all classes of retail users of Western Massachusetts Electric's distribution system. This portion of the transition charge, which is a non-bypassable usage-based charge, is referred to as the RTC charge. The RTC charge will initially constitute a portion of the transition charge as approved by the Department of Telecommunications and Energy. The RTC charge may increase, but is not permitted to exceed the transition charge. The transition charge is not permitted to exceed 3.35 cents/kilowatt-hour under the financing order. For additional information about the transition property, see "Description of the Transition Property," which begins on page 31 of the accompanying prospectus, and "Description of the Notes
- Security," which begins on page 55 of the accompanying prospectus.

      The initial transition charge is expected to be approximately 0.535 cents/kilowatt-hour. The initial RTC charge (which is a portion of the transition charge) is expected to be approximately 0.5233 cents/kilowatt-hour.


                                  UNDERWRITING

      The note issuer, Western Massachusetts Electric and the underwriters for the offering named below have entered into an underwriting agreement relating to the certificates. Assuming that conditions in the underwriting agreement are met, each underwriter has severally agreed to purchase the respective principal amount of certificates indicated in the following table.

        NAME
        ----

        Lehman Brothers Inc.                            $ 77,500,000
        Salomon Smith Barney Inc.                       $ 77,500,000

        Total                                           $155,000,000

      Certificates sold by the underwriters to the public will be initially offered at the initial public offering prices set forth on the cover of this prospectus supplement. The trust has been advised that the underwriters propose initially to offer the certificates to dealers at the initial public offering prices, less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriters may allow and dealers may reallow a discount not to exceed the percentage of the certificate denomination set forth below:

                SELLING CONCESSION         REALLOWANCE DISCOUNT
                ------------------         --------------------
                     0.25000%                    0.12500%


      After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change as a result of market trading.

      The certificates are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The trust has been advised by the underwriters that the underwriters intend to make a market in the certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the ability of holders of the certificates to resell the certificates.

      In order to facilitate the offering of the certificates, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the certificates. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the certificates for their own account. In addition, to cover overallotments or to stabilize the price of the certificates, the underwriters may bid for and purchase the certificates in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the certificates in the offering, if the syndicate repurchases previously distributed certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the certificates above independent market levels. The underwriters are not required to engage in these activities, and if commenced, may end any of these activities at any time.

      The note issuer and Western Massachusetts Electric have agreed to indemnify the underwriters, The Commonwealth of Massachusetts, the state agencies, the trustees and the trust against certain liabilities, including liabilities under the Securities Act of 1933.

      Lehman Brothers Inc., as financial advisor to the state agencies, has rendered certain financial advisory services to the state agencies in respect of this transaction and will receive a customary fee for such services. Salomon Smith Barney Inc., as financial advisor to Western Massachusetts Electric, has rendered certain financial advisory services to Western Massachusetts Electric in respect of this transaction and will receive a customary fee for such services.

                                     RATINGS

      The certificates will not be issued unless prior to closing they have been rated "AAA" / "AAA"/ "Aaa" by S&P, Fitch and Moody's, respectively.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain any rating on any certificates, and, accordingly, there can be no assurance that the ratings assigned to any series or class of certificates upon the initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any series or class of certificates is revised or withdrawn, the liquidity of this series or class of certificates may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the certificates other than the payment in full of each series or class of certificates by the applicable final termination date for such series or class. Each rating of any series or class of certificates should be evaluated independently of any other rating.

                      -----------------------------------

                            THIS PAGE INTENTIONALLY

                                   LEFT BLANK

                      -----------------------------------

                                   PROSPECTUS

                                MASSACHUSETTS RRB
                          SPECIAL PURPOSE TRUST WMECO-1
                           ISSUER OF THE CERTIFICATES

                           RATE REDUCTION CERTIFICATES
                               ISSUABLE IN SERIES

                                WMECO FUNDING LLC
                               ISSUER OF THE NOTES

                     WESTERN MASSACHUSETTS ELECTRIC COMPANY
                               SELLER AND SERVICER

  See "Risk Factors," which begins on page 16, to read about factors you should consider before buying the certificates.

The trust may sell one or more series of certificates, issuable in one or more classes, as described in the prospectus supplement. Each certificate represents an interest in a related class of WMECO Funding LLC notes. The assets of the trust will consist solely of the notes. The notes are secured primarily by the right to assess and collect all revenues arising from a non-bypassable usage-based charge included in the bills of retail users of Western Massachusetts Electric Company's electric distribution system.

Neither the certificates, the notes nor the property securing the notes is an obligation of The Commonwealth of Massachusetts or any political subdivision, governmental agency, authority or instrumentality of The Commonwealth of Massachusetts or of Western Massachusetts Electric Company or any of its affiliates, except for WMECO Funding LLC, which is an affiliate of Western Massachusetts Electric Company.

Neither the full faith and credit nor the taxing power of The Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of The Commonwealth of Massachusetts is pledged to the payment of principal of, or interest on, the certificates or the notes, or the payments securing the notes. Furthermore, neither The Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of The Commonwealth of Massachusetts will appropriate any funds for the payment of any of the certificates or notes.

There currently is no secondary market for the certificates and there can be no assurance that a secondary market will develop.

--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                   The date of this Prospectus is May 14, 2001

                                TABLE OF CONTENTS

                                                                           PAGE

Prospectus Summary............................................................4
Parties to Transactions.......................................................5
Allocations and Payments From the Collection Account.........................14
Risk Factors.................................................................16
Available Information........................................................27
Reports to Holders...........................................................28
Incorporation of Documents by Reference......................................28
Energy Deregulation and New Massachusetts Market Structure...................28
Statutory Overview...........................................................28
Restructuring Order..........................................................29
Exit Charges.................................................................30
Reconciliation...............................................................30
Third Party Billing Options..................................................30
Exclusive Service Territories................................................31
Federal Initiatives..........................................................31
Description of the Transition Property.......................................31
Financing Order and Issuance Advice Letter...................................32
Transition Property..........................................................32
Transition Charge............................................................32
Adjustments to the RTC Charge................................................33
Pledge by The Commonwealth of Massachusetts..................................34
No Impairment by Department of Telecommunications and Energy.................35
Sale and Assignment of Transition Property...................................35
Seller Representations and Warranties and Repurchase Obligation..............35
Bankruptcy and Creditors' Rights Issues......................................39
The Trust....................................................................40
The State Agencies...........................................................41
The Note Issuer..............................................................42
Officers and Directors.......................................................42
The Seller and Servicer......................................................43
Western Massachusetts Electric Revenues, Customer Base and Energy
    Consumption..............................................................44
Estimated Consumption and Variances..........................................45
Billing and Collections......................................................45
Loss Experience..............................................................47
Aging Receivables............................................................47
Servicing....................................................................48
Servicing Procedures.........................................................48
Servicing Standards and Covenants............................................48
Remittances to Collection Account............................................49
Servicing Compensation.......................................................50
Third Party Suppliers........................................................50
Servicer Representations and Warranties......................................51
Statements by Servicer.......................................................52
Evidence as to Compliance....................................................52
Matters Regarding the Servicer...............................................53
Servicer Defaults............................................................53
Rights When Servicer Defaults................................................54
Waiver of Past Defaults......................................................54
Successor Servicer...........................................................54
Amendment....................................................................55
Description of the Notes.....................................................55
Security.....................................................................55
Collection Account...........................................................56
Interest and Principal.......................................................57
Optional Redemption..........................................................58
Mandatory Redemption.........................................................58
Overcollateralization Subaccount.............................................58
Capital Subaccount...........................................................58
Reserve Subaccount...........................................................58
Allocations and Payments.....................................................59
Actions by Noteholders.......................................................60
Note Events of Default; Rights on Note Event of Default......................61
Covenants of the Note Issuer.................................................62
Reports to Noteholders.......................................................64
Annual Compliance Statement..................................................65
Description of the Certificates..............................................65
Payments.....................................................................65
Actions by Certificateholders................................................66
Events of Default............................................................67
Redemption...................................................................69
Reports to Certificateholders................................................69
Supplemental Certificate Indentures..........................................69
List of Certificateholders...................................................70
Registration and Transfer of the Certificates................................70
Certificates Will Be Issued in Book-Entry Form...............................71
Certificated Certificates....................................................73
Federal Income Tax Consequences..............................................74
General..................................................................... 74
Treatment of the Certificates................................................75
Taxation of U.S. Certificateholders..........................................75
Sale or Other Taxable Disposition of Certificates............................76
Non-U.S. Certificateholders..................................................77
Information Reporting and Backup Withholding.................................77
State Taxation...............................................................78
ERISA Considerations.........................................................79
Prohibited Transactions......................................................79
Plan Asset Regulation........................................................80
Conclusion...................................................................80
Use of Proceeds..............................................................81
Plan of Distribution.........................................................81
Legal Matters................................................................81
Experts......................................................................81
Index to Financial Statements...............................................F-1

--------------------------------------------------------------------------------

                                IMPORTANT NOTICE

                      ABOUT INFORMATION IN THIS PROSPECTUS



         This prospectus and the related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction where it is not lawful to do so.

         References to the "Delaware trustee" refer to the trustee of the trust. References to the "certificate trustee" refer to the trustee under the certificate indenture. References to the "note trustee" refer to the trustee under the note indenture. References to the "trustees" refer collectively to the Delaware trustee, the certificate trustee and the note trustee.

         References to the "note issuer" refer to WMECO Funding LLC, the issuer of the notes.

         References to the "seller" refer to Western Massachusetts Electric Company and any successor seller under the sale agreement described in this prospectus.

         References to the "servicer" refer to Western Massachusetts Electric Company and any successor servicer under the servicing agreement described in this prospectus.

         References to the "state agencies" refer to the Massachusetts Development Finance Agency and the Massachusetts Health and Educational Facilities Authority.

         References to the "trust" refer to Massachusetts RRB Special Purpose Trust WMECO-l, the issuer of the certificates.

         We include cross-references to sections where you can find additional information. Check the table of contents to locate these sections.

                                       3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

         This summary highlights some information from this prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should read both this prospectus and the prospectus supplement before you buy the certificates.

Transaction Overview.......     Massachusetts law permits electric companies,
                                such as Western Massachusetts Electric Company, or Western Massachusetts Electric, to recover the costs of investments and obligations that cannot be recouped through market-based rates in a competitive electricity generation market.
                                These costs are known as transition costs. An electric company recovers transition costs through a charge called a transition charge, which is a non-bypassable usage-based charge assessed on all classes of retail users of the electric company's distribution system.

                                Massachusetts law permits special purpose entities formed by electric companies to issue securities secured by the right to receive the revenues arising from the transition charge (or a portion of the transition charge), if doing so would reduce costs for the electric company's ratepayers. This right is referred to as the transition property. See "Description of the Transition Property," which begins on page 31.

                                The following sets forth the primary steps of the transaction underlying the offering of the certificates:

                                o Western Massachusetts Electric will sell the transition property to the note issuer in exchange for the net proceeds from the sale of the notes.

                                o The note issuer will sell the notes to the trust in exchange for the net proceeds from the sale of the certificates.

                                o The trust, whose sole assets are the notes, will sell the certificates to the underwriters named in the prospectus supplement.

                                o Western Massachusetts Electric will act as the servicer of the transition property and as the administrator of the note issuer.

                                Neither the certificates, the notes nor the property securing the notes is an obligation of The Commonwealth of Massachusetts or any governmental agency, authority or instrumentality of The Commonwealth of Massachusetts or of Western Massachusetts Electric or any of its affiliates, except for WMECO Funding LLC, which is an affiliate of Western Massachusetts Electric.

                                Neither the full faith and credit nor the taxing power of The Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of The Commonwealth of Massachusetts is pledged to the payment of principal of, or interest on, the certificates or the notes, or the payments securing the notes. Furthermore, neither The Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of The Commonwealth of Massachusetts will appropriate any funds for the payment of any of the certificates or notes.

                                       4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The following diagram shows the parties to the transactions related to this offering and summarizes their roles and their relationships to each other:

                             PARTIES TO TRANSACTIONS

                           Parties to note indenture               -------------------      -------------------
---------------------     governing issuance of notes              |   CERTIFICATE   |      |                 |
|   NOTE TRUSTEE    |------------------------------------          |    TRUSTEE      |      |     AGENCIES    |
---------------------                                   |          -------------------      -------------------
                                                        |                   |                        |
                             Sale of transition         |       Parties to  |                        |
---------------------         property for net          |      certificate  |           Parties to   |
|      SELLER       |/    proceeds of sale of notes     |       indenture   |           declaration  |
|      Western      |------------------------------     |       governing   |            of trust    |
|   Massachusetts   |\                            |     |      issuance of  |          forming trust |
|     Electric      |                             |     |      certificates |                        |
---------------------                             |     |                   |                        |
                                                 \|/    |                   |               -------------------
---------------------                   ---------------------               |               |     DELAWARE    |
|     SERVICER      |                   |                   |               |               |      TRUSTEE    |
|      Western      |-------------------|    NOTE ISSUER    |               |               -------------------
|   Massachusetts   |   Servicing of    | WMECO Funding LLC |               |                        |
|     Electric      |    transition     |                   |               |                        |
---------------------   property for    |                   |               |                        |
                        servicing fee   |   Sole Member:    |               |               -------------------
                                        |      Western      |               ----------------|      TRUST      |
                                        |   Massachusetts   |/                             \|Massachusetts RRB|
                                        |     Electric      |-------------------------------| Special Purpose |
                                        ---------------------\      Sale of notes for      /|  Trust WMECO-1  |
                                              |                       net proceeds of       -------------------
                                              |                           sale of                   /|\
                                              |                        certificates                  |
                                              |                                            Sale of   |
                                              |                                         certificates |
                                              |                                           for cash   |
                                              |                                                      |
                                              |                                                     \|/
-----------------------                       |                                             -------------------
|   ADMINISTRATOR     |                       |                                             |   UNDERWRITERS  |
|Western Massachusetts|------------------------                                             -------------------
|      Electric       |  Administration of                                                          /|\
-----------------------   note issuer for                                                            |
                         administration fee                                                Sale of   |
                                                                                        certificates |
                                                                                          for cash   |
                                                                                                     |
                                                                                                    \|/
                                                                                            -------------------
                                                                                            |     INVESTORS   |
                                                                                            -------------------

                                       5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Risk Factors...............     You should consider, among other things, the
                                following material risks of investing in the certificates. These risks may delay the payment of principal of and interest on the certificates or cause you to suffer a loss on your investment.

                                o Payments on the notes are the sole source of payments on the certificates.

                                o There may be attempts to limit, alter or amend either the order of the Massachusetts Department of Telecommunications and Energy, or Department of Telecommunications and Energy, creating the transition property or the provisions of the restructuring statute that make the order irrevocable.

                                o Because the rate of collections arising from the transition property is based on the amount of electricity consumed by customers, these collections may be insufficient to make required payments on the certificates.

                                o The RTC charge assessed to ratepayers to collect amounts sufficient to pay required payments on the certificates is not permitted to exceed the cap of 3.35 cents/kilowatt-hour on Western Massachusetts Electric's transition charge.

                                o If there is an event of default on the notes and the certificates, the note trustee is unlikely to be able to resell the transition property.

                                o If Western Massachusetts Electric were to cease servicing the transition property, it might be difficult to find a suitable successor servicer.

                                o If Western Massachusetts Electric were to become a debtor in a bankruptcy case, a court could hold that the transition property is Western Massachusetts Electric's property and may be reached by its creditors.

                                For a more detailed discussion of these and other material risks of investing in the certificates, you should carefully read the discussion under "Risk Factors," which begins on page 16.

Seller and Servicer........     Western Massachusetts Electric is an electric
                                distribution company that provides electric service to retail customers in 59 communities in western Massachusetts. Western Massachusetts
                                Electric is a wholly owned subsidiary of Northeast Utilities.

                                See "The Seller and Servicer," which begins on page 43.

The Certificates...........     Massachusetts RRB Special Purpose Trust WMECO-1
                                Rate Reduction Certificates.

                                The trust may issue the certificates in one or more classes under the certificate indenture between the trust and the certificate trustee. Each

                                       6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                class of certificates will represent fractional undivided beneficial interests in the related class of notes and the proceeds of that class of notes. Holders of each class of certificates will receive payments received by the trust on the related class of notes. These payments will be the only source of payments on a class of certificates. Each series of certificates will be issued under a substantially identical certificate indenture.

Issuer of Certificates.....     Massachusetts RRB Special Purpose Trust WMECO-1.

Certificate Trustee........     Named in the prospectus supplement.

Delaware Trustee...........     Named in the prospectus supplement.

The Notes..................     WMECO Funding LLC Notes.

                                Each class of notes and the related class of certificates will have the same aggregate principal amount, expected amortization schedule, maturity date and interest rate, as described in the prospectus supplement. The notes will be secured primarily by the transition property. Each series of notes will be issued under a substantially identical note indenture.

Note Issuer................     WMECO Funding LLC, 174 Brush Hill Avenue, West
                                Springfield, Massachusetts 01089. The note issuer's telephone number is (413) 785-5871.

Note Trustee...............     Named in the prospectus supplement.

Interest...................     Interest on each class of certificates will
                                accrue at the interest rate specified in the prospectus supplement. The certificate trustee will pay interest accrued on each class of certificates on each payment date, to the extent of interest paid on the related class of notes.

Principal..................     The certificate trustee will pay principal of
                                each class of certificates in the amounts and on the payment dates specified in the expected amortization schedule in the prospectus supplement, but only to the extent of principal paid on the related class of notes. See
                                "Description of the Notes - Allocations and
                                Payments," which begins on page 59, and
                                "Description of the Certificates - Payments," which begins on page 65.

                                On any payment date, the certificate trustee will pay principal it has received on the notes only until the outstanding principal balances of the various classes of certificates have been reduced to the principal balances specified for those classes in the expected amortization schedule. If cash is not available, however, the certificate trustee will pay principal of a class of certificates later than set forth in the expected amortization schedule. If a note event of default has occurred and is continuing, under the certificate indenture the certificate trustee may, and upon the written direction of the holders of at least a majority in principal amount of the outstanding certificates will, vote all of the notes in favor of declaring the unpaid

                                       7
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                principal amount of the outstanding notes and accrued interest to be due and payable. See "Description of the Certificates - Events of Default," which begins on page 67.

RTC Charge.................     The restructuring statute allows Western
                                Massachusetts Electric, as well as other electric utilities providing electricity to consumers in Massachusetts, to recover certain transition costs through the collection of a transition charge included in the bills of all classes of retail users of the electric utility's retail distribution system. Pursuant to the restructuring statute, Western
                                Massachusetts Electric has obtained from the Department of Telecommunications and Energy, which regulates electric companies in
                                Massachusetts, orders that approve certain of Western Massachusetts Electric's transition costs for recovery through collection of the transition charge. These orders are known collectively as a restructuring order.

                                The restructuring statute also authorizes electric utilities to securitize certain transition costs. Pursuant to this authorization, Western Massachusetts Electric has obtained from the Department Telecommunications and Energy an order, known as a financing order, which establishes the transition costs (as well as the costs of issuing, servicing and retiring the notes and the certificates) that will be financed through this transaction. The total amount of transition costs authorized to be securitized under the financing order is referred to as the reimbursable transition costs amounts. Pursuant to the financing order, the right to collect and assess a portion of the transition charge will be sold to the note issuer in exchange for the net proceeds of the notes. This portion of the transition charge is referred to as the RTC charge. The RTC charge may increase, but is not permitted to exceed the transition charge. The transition charge is not permitted to exceed
                                3.35 cents/kilowatt-hour under the financing order.

                                The expected initial RTC charge is set forth in the prospectus supplement.

                                The RTC charge is non-bypassable in that customers must pay it whether or not they purchase electricity from Western Massachusetts Electric or a third party supplier of electricity, and whether or not their distribution system is being operated by Western Massachusetts Electric or a successor distribution company.

                                See "Description of the Transition Property," which begins on page 31.

Customers..................     All four classes of retail users of Western
                                Massachusetts Electric's distribution system - residential, commercial, industrial and street lighting, including special contract customers in these classes.

Adjustment to the
RTC Charge.................     The servicer will calculate and set the RTC
                                charge at least annually and, beginning in the last year that the certificates are scheduled to be outstanding, at least quarterly at a level estimated to generate sufficient revenues:

                                       8
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                o   to pay fees and expenses (including
                                    indemnities) related to servicing and
                                    retiring the notes and certificates;

                                o   to pay interest on the notes;

                                o   to pay principal of each class of notes
                                    according to its expected amortization
                                    schedule; and

                                o to fund the overcollateralization subaccount to the targeted overcollateralization level and to replenish the capital subaccount to the required capital level.

                                Adjustments to the RTC charge are limited by Western Massachusetts Electric's maximum permitted transition charge. The transition charge, including the RTC charge, is not permitted to exceed 3.35 cents/kilowatt-hour under the financing order. Western Massachusetts Electric's transition charge is currently 0.535 cents/kilowatt-hour.

                                The servicer will file a request for an increase or decrease in the RTC charge prior to the anniversary date of the issuance of the financing order and at least 15 days before the beginning of the succeeding month and, beginning in the last year that the certificates are scheduled to be outstanding, at least 15 days before the end of each calendar quarter. This request is referred to as a routine true-up letter. The servicer may also file routine true-up letters quarterly before the last year that the certificates are scheduled to be outstanding. In addition, the servicer may file a non-routine true-up letter to revise its method for calculating the RTC charge.

                                Adjustments to the RTC charge will be performed on a system-wide basis (i.e., across customer classes rather than on a class-by-class basis).

                                See "Description of the Transition Property - Adjustments to the RTC Charge," which begins on page 33.

Commonwealth Pledge........     The Commonwealth of Massachusetts has pledged
                                and agreed with the owners of transition property and holders of electric rate reduction bonds (including the note issuer and the holders of the certificates) that The
                                Commonwealth of Massachusetts will not alter the provisions of the restructuring statute that make the transition charge irrevocable and binding or limit or alter the reimbursable transition costs amounts, the transition property, financing orders and all rights thereunder until the electric rate reduction bonds, together with the interest thereon, are fully met and discharged. See "Description of the Transition Property - Pledge by The
                                Commonwealth of Massachusetts," which begins on page 34.

Optional Redemption........     The note issuer may redeem the notes, and cause
                                the trust to redeem the certificates, on any payment date if the outstanding principal balance of the notes (after giving effect to payments that would otherwise be made on a payment date) is less than 5 percent of the initial principal balance of the notes. Upon redemption, the note issuer

                                       9
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                will pay an aggregate amount equal to the outstanding principal amount of the notes and accrued but unpaid interest as of the redemption date. See "Description of the Certificates - Redemption," which begins on page 69.

Mandatory Redemption.......     If the seller is required to, or elects to,
                                repurchase the transition property as a result of the breach of seller representations under the circumstances described under "Description of the Transition Property - Seller
                                Representations and Warranties and Repurchase
                                Obligation," which begins on page 35, the note issuer will redeem the notes on or before the fifth business day following the repurchase of the transition property. The trust will redeem the certificates on the date the notes are redeemed. The redemption price of the certificates is the outstanding principal balance of the certificates plus accrued but unpaid interest as of the redemption date.

Collection Account and
Subaccounts................     The note issuer will establish a collection
                                account to hold payments arising from the RTC charge as well as the capital contribution to the note issuer. The collection account will consist of four subaccounts:

                                o   a general subaccount;

                                o an overcollateralization subaccount for the overcollateralization amount;
                                o   a capital subaccount for capital

                                    contributions to the note issuer; and
                                o   a reserve subaccount.

                                All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Withdrawals from and deposits to these subaccounts will be made as described under "Description of the Notes - Allocations and Payments," which begins on page 59.

Overcollateralization
Subaccounts................     The servicer will collect, and the note trustee
                                will deposit into the overcollateralization subaccount, the overcollateralization amount specified in the prospectus supplement to enhance the likelihood that payments on the notes will be made on a timely basis.

                                The note trustee will hold the
                                overcollateralization amount for all classes of notes in the overcollateralization subaccount. The note trustee will draw on amounts in the overcollateralization subaccount to the extent amounts available in the general subaccount and the reserve subaccount are insufficient to pay scheduled payments of principal of and interest on the notes and fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates.

Capital Subaccount.........     Prior to the issuance of the notes, Western
                                Massachusetts Electric will contribute capital to the note issuer in the amount specified in the

                                       10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                prospectus supplement. The note issuer will deposit the capital into the capital subaccount. The note trustee will draw on amounts in the capital subaccount to the extent amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount are insufficient to pay scheduled payments of principal of and interest on the notes and the fees and expenses (including indemnities) relating to servicing and retiring the notes and the certificates. Funds withdrawn from the capital subaccount will be replenished on subsequent payment dates if payments arising from the RTC charge exceed amounts required for other uses having a higher priority of payment. See "Description of the Notes - Allocations and Payments," which begins on page 59.

Reserve Subaccount.........     The note trustee will allocate to the reserve
                                subaccount any amounts remitted to the
                                collection account exceeding the amounts necessary to:

                                o   pay fees and expenses (including
                                    indemnities) related to servicing and
                                    retiring the notes and certificates;

                                o   pay principal of and interest on the notes;

                                o fund the capital subaccount to the required capital level; and

                                o fund the overcollateralization subaccount to the targeted overcollateralization level.

                                The note trustee will draw on amounts in the reserve subaccount to the extent amounts available in the general subaccount are insufficient to pay the amounts listed above.

Remittances to Collection
Account...................      Starting with collections that are received on
                                the first business day that is at least 45 days after the first day on which Western
                                Massachusetts Electric imposes the RTC charge, the servicer will remit daily to the note trustee, within 2 business days after receipt, an amount equal to the RTC charges collected
                                (calculated based on the servicer's remittance methodology). See "Servicing - Remittances to
                                Collection Account," which begins on page 49.

Allocations and Payments of
Amounts in the Collection
Account...................      On each payment date or, for any amount payable
                                Acunder clauses (1) through (4) below on any business day, the note trustee will apply all amounts on deposit in the collection account, including net earnings on those amounts (other than on amounts in the capital subaccount) to pay the following amounts in the following priority:

                                (1) all amounts owed by the note issuer to the
                                    note trustee, the Delaware trustee, the
                                    certificate trustee, the trust, The
                                    Commonwealth of Massachusetts, the state agencies and certain related parties will be paid, subject, in each case, to any limitation on such payment described in the note indenture;

                                       11
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                (2) the servicing fee and all unpaid servicing
                                    fees from prior payment dates will be paid to the servicer;

                                (3) the administration fee and all unpaid
                                    administration fees from prior payment dates will be paid to the note issuer's administrator;

                                (4) so long as no note default or note event of
                                    default has occurred and is continuing or would result from such payment, all fees and expenses (including indemnities) payable by the note issuer to persons other than those specified in clause (1) above will be paid, provided that the total amount paid for such other fees and expenses (including indemnities) since the previous payment date and on the current payment date may not, in the aggregate, exceed $100,000;

                                (5) (A) any overdue interest (together with, to
                                    the extent lawful, interest on such overdue interest at the applicable note interest rate) and (B) interest currently due and payable, will be transferred to the certificate trustee, as noteholder, for payment to the certificateholders;

                                (6) (A) principal due and payable (x) as a
                                    result of a note event of default or (y) on the final maturity date of a class of notes and (B) scheduled principal due and payable on that payment date, will be transferred to the certificate trustee, as noteholder, for payment to the certificateholders;

                                (7) unpaid fees and expenses (including
                                    indemnities) payable by the note issuer will be paid to the persons entitled thereto;

                                (8) the amount, if any, by which the capital
                                    subaccount needs to be funded to equal the required capital level as of that payment date (disregarding for this purpose any interest earnings held in the capital subaccount) will be allocated to the capital subaccount;

                                (9) the amount, if any, by which the
                                    overcollateralization subaccount needs to be funded to equal the targeted overcollateralization level as of that payment date will be allocated to the overcollateralization subaccount; and

                               (10) the balance, if any, will be
                                    allocated to the reserve subaccount for
                                    payment on subsequent payment dates.

                                Following the repayment of all notes and certificates, any amounts remaining in the collection account will be released to the note issuer.

                                In the case of any deficiency in the amount required under clause (5) above, amounts available to make payments under clause (5) above will be allocated among each class of notes pro rata based upon the respective amounts of interest owed on the notes of each class, and allocated and paid to holders within each class pro rata based upon the respective principal amount of notes held. In the case of any

                                       12
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                deficiency in the amount required under clause
                                (6) above, amounts available to make payments under clause (6) above will be allocated among each class of notes pro rata based upon the respective principal amount of notes due (in the case of clause (6)(A)(x)) or scheduled to be paid (in the case of clauses (6)(A)(y) and (6)(B), based on priorities described in the prospectus supplement and according to the expected amortization schedule for such class), and allocated and paid to the holders within each class pro rata based upon the principal amount of notes held.

                                If on any payment date, or for any amounts payable under clauses (1) through (4) above, on any business day, funds on deposit in the general subaccount are insufficient to make the payments contemplated by clauses (1) through (6) above, the note trustee will:

                                o first, draw from amounts on deposit in the reserve subaccount;

                                o second, draw from amounts on deposit in the overcollateralization subaccount; and

                                o third, draw from amounts on deposit in the capital subaccount;

                                up to the amount of the shortfall, in order to make the payments described above. In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the allocations described in clauses (8) and (9) above, the note trustee will draw from amounts on deposit in the reserve subaccount to make the required allocations.

                                If the amount in the capital subaccount on the last day of any month exceeds the required capital level, the note trustee will pay such excess amount to the note issuer upon request, free and clear of the lien of the note indenture. See "Description of the Notes-Allocations and Payments," which begins on page 59.

                                       13
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         The following diagram provides a general summary of the flow of funds from the customers through the servicer to the collection account, and the various allocations from the collection account:


              ALLOCATIONS AND PAYMENTS FROM THE COLLECTION ACCOUNT

                                               -------------------------
                                               |       CUSTOMERS       |
                                               -------------------------
                                                           |
                                                           |      Payments to the servicer in
                                                           |      respect of the RTC charge
                                                          \|/
                                               -------------------------
                                               |        SERVICER       |
                                               -------------------------
                                                           |
                                                           |      Daily remittance of estimated payments
                                                           |      arising from the RTC charge
                                                          \|/
                                               -------------------------
                                               |       COLLECTION      |
                                               |        ACCOUNT        |
                                               -------------------------
                                                           |      Application of amounts in collection account, including
                                                           |      net earnings (other than net earnings on the capital
                                                           |      subaccount), as follows:
                                                          \|/
        ----------------------------------------------------------------------------------------------------------------------
        |                  |                    |                     |                  |                     |             |
       \|/                \|/                  \|/                   \|/                \|/                   \|/            |
      -----              -----                -----                 -----              -----                 -----           |
      | 1 |              | 2 |                | 3 |                 | 4 |              | 5 |                 | 6 |           |
      -----              -----                -----                 -----              -----                 -----           |
                                                                                                                             |
-----------------  -----------------  ----------------------  -----------------  -----------------  -----------------------  |
|    TRUSTEES   |  |   SERVICER:   |  |   ADMINISTRATOR:   |  |      NOTE     |  |   CERTIFICATE |  |     CERTIFICATE     |  |
|     TRUST,    |  | Servicing fee |  | Administration fee |  |     ISSUER:   |  |     HOLDERS:  |  |       HOLDERS:      |  |
| COMMONWEALTH  |  -----------------  ----------------------  |    Fees and   |  |     Interest  |  | o Principal         |  |
|       OF      |                                             |    expenses   |  |               |  |   following         |  |
| MASSACHUSETTS,|                                             |     (not to   |  |               |  |   event of          |  |
|     STATE     |                                             |     exceed    |  |               |  |   default or        |  |
|   AGENCIES:   |                                             |   $100,000)   |  -----------------  |   on final maturity |  |
|    Fees and   |                                             -----------------                     |   date              |  |
|    expenses   |                                                                                   | o Scheduled         |  |
-----------------                                                                                   |   principal         |  |
                                                                                                    |   payments          |  |
                                                                                                    -----------------------  |
                                                                                                                             |
        ----------------------------------------------------------------------------------------------------------------------
        |                               |                                    |                                 |
       \|/                             \|/                                  \|/                               \|/
      -----                           -----                                -----                             -----
      | 10|                           | 9 |                                | 8 |                             | 7 |
      -----                           -----                                -----                             -----

-----------------           -------------------------           --------------------------            ------------------
|    RESERVE    |           |          OVER-        |           |         CAPITAL        |            |      NOTE      |
|  SUBACCOUNT:  |           |    COLLATERALIZATION  |           |       SUBACCOUNT:      |            |     ISSUER:    |
| All remaining |           |       SUBACCOUNT:     |           | Up to required capital |            |  Unpaid fees   |
|    amounts    |           |     Up to targeted    |           |   level (disregarding  |            |  and expenses  |
-----------------           | overcollateralization |           |  any interest earnings |            ------------------
                            |          level        |           |   held in the capital  |
                            -------------------------           |      subaccount)       |
                                                                --------------------------

                                       14
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Servicing..................     The servicer will service and manage the
                                transition property and receive payments arising from the RTC charge in the same manner that it services bill collections for its own account and the accounts it services for others, if any.

Servicing Compensation.....     The servicer will be entitled to receive an
                                annual servicing fee in an amount equal to:

                                o   0.05 percent of the initial principal
                                    balance of the notes; or

                                o up to 1.25 percent of the initial principal balance of the notes if the RTC charge is billed separately to customers by a successor servicer.

                                The note trustee will pay the servicing fee in quarterly installments on each payment date.

Tax Status of the
Certificates...............     For federal income tax purposes, the trust will
                                be treated as a "grantor trust," and thus not taxable as a corporation, and each class of certificates will be treated as representing ownership of a fractional undivided beneficial interest in the related class of notes.
                                Interest and original issue discount, if any, on the certificates, and any gain on the sale of the certificates, generally will be included in gross income of certificateholders for federal income tax purposes. See "Federal
                                Income Tax Consequences," which begins on page
                                74. Interest on the certificates and any profit on the sale of the certificates are exempt from Massachusetts personal income taxes, and the certificates are exempt from Massachusetts personal property taxes. See "State Taxation," which begins on page 78.

Ratings....................     The certificates will not be issued unless
                                prior to closing they have been rated "AAA" /
                                "AAA" / "Aaa" by S&P, Fitch and Moody's, respectively.

                                A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain any rating on any certificates, and, accordingly, there can be no assurance that the ratings assigned to any series or class of certificates upon the initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any series or class of certificates is revised or withdrawn, the liquidity of this series or class of certificates may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the certificates other than the payment in full of each series or class of certificates by the applicable final maturity date for such series or class. Each rating of any series or class of certificates should be evaluated independently of any other rating.

                                       15
--------------------------------------------------------------------------------

                                  RISK FACTORS

         You should consider carefully the following factors before you decide whether to buy the certificates:


CERTIFICATEHOLDERS COULD EXPERIENCE PAYMENT DELAYS OR LOSSES AS A RESULT OF LIMITED SOURCES OF PAYMENT FOR THE CERTIFICATES AND LIMITED CREDIT ENHANCEMENT

         You could experience payment delays or losses on the certificates because payments on the notes are the sole source of payments on the certificates. The notes are the sole assets of the trust. The transition property and the other note collateral, which is expected to be of relatively small value, are in turn the only sources of payments on the notes.

         There will be no form of credit enhancement for the certificates except for the right to adjust the RTC charge and amounts held in the overcollateralization subaccount, capital subaccount and reserve subaccount. We do not anticipate that the certificates will have the benefit of any liquidity facility or of any third-party credit enhancement, such as guarantees, letters of credit or insurance.

         If payments are not made on the certificates in a timely manner as a result of nonpayment of the related notes, the holders of at least a majority of the outstanding principal amount of the certificates may direct the certificate trustee to bring an action against the note issuer to foreclose on the transition property and the other note collateral securing the notes. There is not likely to be a market, however, for the sale of the transition property and the other note collateral.


CERTIFICATEHOLDERS COULD EXPERIENCE PAYMENT DELAYS OR LOSSES AS A RESULT OF AMENDMENT, REPEAL OR INVALIDATION OF THE RESTRUCTURING STATUTE OR BREACH OF THE COMMONWEALTH PLEDGE

         It is possible that legislative, executive or judicial action could be taken, or attempted, to alter the transition property or the financing order. Uncertainty concerning the validity of the restructuring statute or the financing order or any aspect of the actions taken by the Department of Telecommunications and Energy could result in delays in payment of the certificates, even if the validity of the restructuring statute and the actions taken by the Department of Telecommunications and Energy were ultimately upheld. If legislative, judicial or other official action were ultimately taken to invalidate any aspect of the restructuring statute or the financing order, you could suffer a loss on your investment in the certificates.

         The Commonwealth of Massachusetts has pledged that it will not alter the provisions of the restructuring statute that make the RTC charge irrevocable and binding, or limit or alter the transition property or the financing order until the certificates are fully paid and discharged. See "Description of the Transition Property - Pledge by The Commonwealth of Massachusetts," beginning on page 34.

    LEGISLATIVE OR EXECUTIVE ACTIONS

         Legislative action could be taken or proposed that would affect the restructuring statute or the financing order. Moreover, the Governor of The Commonwealth of Massachusetts or the Department of Telecommunications and Energy, exercising executive power, might attempt to take action that is inconsistent with the Commonwealth's pledge not to limit or alter the RTC charges or the transition property. As of the date of this prospectus, we are aware of only one bill pending before the Massachusetts legislature that would materially affect any of the provisions of the restructuring statute or the financing order. This bill challenges the imposition of the transition charge and the ability of electric utilities to recover transition costs from customers. We believe that there is insufficient support in the Massachusetts legislature to result in the enactment of this bill. In addition, this bill and any other bill, if enacted, would be subject to the Commonwealth's pledge not to limit or alter the RTC charges or the transition property. See "Description of the Transition Property - Pledge by The Commonwealth of Massachusetts," which begins on page 34. As of the date of this prospectus, we are not aware of any proposed or pending actions of the Governor or the Department of Telecommunications and Energy that would materially affect any of the provisions of the restructuring statute or the financing order.

         Under Massachusetts law, citizens have the ability to submit laws enacted by the Massachusetts legislature for approval or rejection directly by the voters by means of referendum petitions. In November 1998, the voters approved the restructuring statute by referendum. Massachusetts law does not provide for any additional referendum on the restructuring statute.

         In addition, under Massachusetts law, citizens have the ability to propose laws (and constitutional amendments) for approval or rejection by the voters by means of initiative petitions. Generally, any matter that is a proper subject of legislation can become the subject of an initiative petition. Among other procedural requirements, in order to qualify for submission to the electorate, an initiative petition must be submitted to the Massachusetts Attorney General signed by more than 3 percent of the total number of votes cast for governor in the preceding election. Among other matters, the Attorney General must certify that the initiative petition is not substantially the same as any measure which has been qualified for submission or submitted to the voters at either of the two preceding biennial state elections. The initiative petition becomes law if it is approved by voters equal in number to at least 30 percent of the total number of ballots cast in the election and also by a majority of voters voting on the petition.

         We are not aware of any proposed or pending initiative petition that would affect any of the provisions of the restructuring statute, and we are not aware of any pending suit that challenges any of the provisions of the restructuring statute relating to the issuance by the Department of Telecommunications and Energy of a financing order, the creation or characterization of the transition property or the issuance of electric rate reduction bonds, such as the certificates.

         In the reasoned opinion of Palmer & Dodge LLP, counsel to the trust, under applicable constitutional principles relating to the impairment of contracts, The Commonwealth of Massachusetts could not repeal or amend the restructuring statute, either by means of the legislative process or the voter initiative process, or take or refuse to take any action required under its pledge described above if the repeal or amendment or the action or inaction would substantially impair the rights of the owners of the transition property or the certificateholders, absent a demonstration by The Commonwealth of Massachusetts that an impairment is narrowly tailored and is necessary to advance an important public interest, such as responding to a "great public calamity."

         There have been numerous cases in which legislative or popular concerns with the burden of taxation or government charges have led to adoption of legislation reducing or eliminating taxes or charges that supported bonds or other contractual obligations entered into by public instrumentalities. Courts have not considered these concerns by themselves to provide sufficient justification for a substantial impairment of the pledged security provided by the taxes or governmental charges for the bonds or obligations. Based on such case law (which, however, does not address directly the certificates and the pledge described above), it would appear unlikely that The Commonwealth of Massachusetts could use the legislative process to reduce, modify or alter the transition property, or take or refuse to take any action regarding the transition property, in a manner that would substantially impair the rights of the owners of the transition property or the certificateholders.

         Moreover, in the reasoned opinion of Palmer & Dodge LLP, counsel to the trust, under the takings clause of the United States Constitution, The Commonwealth of Massachusetts, in the exercise of its executive powers, could not take any action in contravention of its pledge described above, without paying just compensation to the certificateholders, as determined by a court of competent jurisdiction, if this action would constitute a permanent appropriation of a substantial property interest of certificateholders in the transition property and deprive the certificateholders of their reasonable expectations arising from their investments in the certificates. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of the principal of and interest on the certificates.

         We cannot assure you that a repeal or amendment of the restructuring statute will not be adopted or sought or that any action or refusal to act by The Commonwealth of Massachusetts will not occur, any of which may constitute a violation of The Commonwealth of Massachusetts's pledge with the owners of the transition property and the certificateholders. If a violation of this pledge occurred, costly and time-consuming litigation might ensue. Any litigation might adversely affect the price of the certificates and your ability to resell the certificates and might delay the timing of payments on the certificates. Moreover, given the lack of controlling judicial precedent directly addressing the certificates and The Commonwealth of Massachusetts's pledge, we cannot predict the outcome of any litigation with certainty, and, accordingly, you could experience a delay in receipt of payments on or incur a loss on your investment in the certificates.

         None of the trust, the note issuer or Western Massachusetts Electric will indemnify you for any changes in the law or for any official actions taken or attempted that may affect the value of your certificates.

    COURT DECISIONS

         It is possible that private litigation could be brought to challenge the provisions of the restructuring statute relating to the issuance by the Department of Telecommunications and Energy of a financing order, the creation or characterization of the transition property or the issuance of electric rate reduction bonds, such as the certificates. We are not aware of any such litigation that is pending. If a court were to determine that the relevant provisions of the restructuring statute or the financing order are unlawful, invalid or unenforceable in whole or in part, it could adversely affect the validity of the certificates or the trust's ability to make payments on the certificates. In either case, you could suffer a loss on your investment in the certificates. Although the seller may be required to repurchase the transition property for a price equal to the outstanding principal amount of the notes and accrued interest if a court were to determine that the relevant provisions of the restructuring statute or the financing order are unlawful, invalid or unenforceable in whole or in part, we cannot assure you that the seller would be able to repurchase the transition property if it were required to do so. For a description of the circumstances under which the seller will be required to repurchase the transition property, see "Description of the Transition Property
- Seller Representations and Warranties and Repurchase Obligation," which begins on page 35.


THE DEPARTMENT OF TELECOMMUNICATIONS AND ENERGY MAY TAKE ACTIONS THAT ADVERSELY AFFECT CERTIFICATEHOLDERS

         The Department of Telecommunications and Energy will continue to regulate some aspects of the electric industry in Massachusetts and may take actions that adversely affect certificateholders. For example, the Department of Telecommunications and Energy will:

         o        regulate electric distribution companies,

         o set financial and other requirements for electric generation suppliers and other third parties, and

         o set customer billing guidelines and collection, metering and disclosure requirements for electric generation suppliers and other third parties.

         Actions taken by the Department of Telecommunications and Energy pursuant to the regular exercise of its regulatory powers as described above could adversely affect the ability of the servicer to collect the RTC charge on a full and timely basis or impose financial constraints on the servicer that could lead it to default on its obligations.

         Also, the Department of Telecommunications and Energy could revise or rescind any of its regulations or take other actions relating to the RTC charge or the transition property. Any such change in regulations or other action would be subject to The Commonwealth of Massachusetts's pledge not to limit or alter the RTC charges or the transition property. See "Description of the Transition Property - Pledge by The Commonwealth of Massachusetts," which begins on page
34. Any such change in regulations or other action also would be subject to the provision of the restructuring statute that prohibits the Department of Telecommunications and Energy from revaluing or revising transition costs, determining that the reimbursable transition costs amounts or transition charges are unjust or unreasonable or in any way reducing or impairing the value of the transition property or revenues arising from its collection. See "Description of the Transition Property - No Impairment by Department of Telecommunications and Energy," which begins on page 35. Western Massachusetts Electric cannot predict whether the Department of Telecommunications and Energy will make new regulations, the timing or content of any new Department of Telecommunications and Energy regulations or any other actions relating to the RTC charge or the transition property that the Department of Telecommunications and Energy might take in the future.

         Future Department of Telecommunications and Energy regulations may affect the ratings of the certificates or their price. Those actions may also affect the rate of collections of RTC charges and, as a result, the amortization of certificates and their weighted average lives. As a result, certificateholders could suffer a loss of their investment.

         The servicer agrees, on behalf of the certificateholders, to take any action or proceeding necessary to compel performance by the Department of Telecommunications and Energy and The Commonwealth of Massachusetts of any of their obligations or duties under the restructuring statute, the financing order or any true-up letter, including any actions reasonably necessary to block or overturn any attempts to cause a repeal or modification of the restructuring statute or the financing order or the rights of holders of the transition property by legislative enactment, voter initiative or constitutional amendment that would be adverse to the certificateholders. The servicer, however, may not be able to take those actions and any action the servicer is able to take may not be successful.

         Western Massachusetts Electric, as servicer, is required to file with the Department of Telecommunications and Energy routine true-up letters and non-routine true-up letters to adjust the RTC charge. See "Description of Transition Property - Adjustments to the RTC Charge," which begins on page 33. These adjustments are intended to provide, among other things, for timely payment on the certificates. Although the financing order approves Western Massachusetts Electric's routine true-up methodology and indicates that routine RTC charge adjustments are to take effect within a specified period of time after the filing of the applicable routine true-up letter, the Department of Telecommunications and Energy might challenge an adjustment contained in a routine true-up letter or may refuse to permit a routine adjustment to take effect, on the ground that the adjustment contains an error or for some other reason. The Department of Telecommunications and Energy also might challenge an adjustment contained in a non-routine true-up letter or might refuse to permit a non-routine adjustment to take effect, on the ground that the adjustment contains an error or for some other reason. Any such challenge or refusal by the Department of Telecommunications and Energy could cause a delay in the payments on the certificates.


LITIGATION AND OTHER EVENTS IN JURISDICTIONS OTHER THAN MASSACHUSETTS COULD ADVERSELY AFFECT CERTIFICATEHOLDERS

         A legal action successfully challenging under the U.S. Constitution or other federal law a state restructuring statute similar to the Massachusetts restructuring statute adopted by a jurisdiction other than Massachusetts could establish legal principles that would serve as a basis to challenge the restructuring statute. Whether or not a subsequent court challenge to the restructuring statute would be successful would depend on the similarity of the other statute and the applicability of the legal precedent to the restructuring statute. Although the restructuring statute would not become invalid automatically as a result of a court decision invalidating another state's restructuring statute, such a decision could establish a legal precedent for a successful challenge to the restructuring statute that could adversely affect certificateholders. Accordingly, the market value of the certificates could be reduced. In addition, legal challenges or legislative, administrative, political or other actions in other states challenging transition cost recovery or securitization as a means of transition cost recovery could adversely affect the market for certificates. Legal challenges brought in jurisdictions other than Massachusetts would not, however, directly affect the restructuring statute or the interests of the certificateholders. Similarly, legislative, administrative, political or other actions in other states (including such action in other states that have implemented a competitive market structure for the electric generation industry) would not directly impact the restructuring statute or the interests of certificateholders but could heighten awareness of the political and other risks associated with these types of securities as perceived by the capital markets, and in that way, limit the ability of certificateholders to resell the certificates and impair their value. We cannot assure you that future challenges to transition cost recovery or transition cost recovery securitizations in other states will not significantly impair your ability to resell the certificates and the value of the certificates.


POSSIBLE FEDERAL PREEMPTION OF THE RESTRUCTURING STATUTE MAY PROHIBIT RECOVERY OF THE RTC CHARGE

         Federal preemption of the restructuring statute could prevent certificateholders from receiving payments on the certificates and cause a loss on their investment in the certificates. In the past, bills have been introduced in Congress to prohibit the recovery of charges similar to the RTC charge. Although Congress has not enacted any law that would prohibit the recovery of charges similar to the RTC charge, it may do so in the future. Enactment of a federal law prohibiting the recovery of charges similar to the RTC charge might have the effect of preempting the restructuring statute and thereby prohibiting the recovery of the RTC charge, which could cause payment delays or a loss of your investment in the certificates.

         None of the trust, the note issuer or Western Massachusetts Electric will indemnify you for any changes in federal law that may affect the value of your certificates.


A SHORTFALL IN RTC CHARGE PAYMENTS AS A RESULT OF INACCURATE FORECASTING OR UNANTICIPATED DELINQUENCIES COULD LEAD TO PAYMENT DELAYS OR LOSSES

         Because the RTC charge is assessed based on kilowatt-hours of electricity consumed by customers, a shortfall of payments arising from the RTC charge could result if the servicer inaccurately forecasts electricity consumption or underestimates customer delinquencies or charge-offs when setting the RTC charge, both initially and at the time of any periodic adjustment of the RTC charge. See "Description of the Transition Property - Adjustments to the RTC Charge," which begins on page 33. A shortfall could cause payments on the certificates to be made later than expected or not at all. As a result, principal of the certificates might not be paid according to the expected amortization schedule, which would lengthen the weighted average life of the certificates. In addition, a change in energy consumption by customers might also result in principal of the certificates not being paid by the final maturity date of the certificates or not being paid at all. For the same reasons, payments of interest on the certificates could also be delayed or not made. Although the RTC charge adjustment process is intended to mitigate these risks over the life of the notes and the certificates, the process may not prevent a temporary delay in payment.

         Inaccurate forecasting of electricity consumption by the servicer could result from, among other things:

         o warmer winters or cooler summers, resulting in less electricity consumption than forecasted;

         o general economic conditions being worse than expected, causing customers to migrate from Western Massachusetts Electric's or a successor distribution company's service territory or reduce their electricity consumption;

         o the occurrence of a natural disaster, such as a hurricane or blizzard, unexpectedly disrupting electrical service and reducing consumption;

         o problems with energy generation, transmission or distribution resulting from a change in the market structure of the electric industry;

         o customers accounting for a significant portion of Western Massachusetts Electric's revenues or sales ceasing to do business or leaving Western Massachusetts Electric's or a successor distribution company's service territory, which would be more likely if such customers were exempt under the restructuring statute from paying exit charges;

         o customers consuming less electricity because of increased conservation efforts or technological change; or

         o customers accounting for a significant portion of Western Massachusetts Electric's revenues or sales switching to self-generation or co-generation of electric power, which would be more likely if such customers were exempt under the restructuring statute from paying exit charges.

For a discussion of the limited circumstances under which the restructuring statute permits the imposition of exit charges, see "Energy Deregulation and New Massachusetts Market Structure - Exit Charges," which begins on page 30.

         Inaccurate forecasting of delinquencies or charge-offs by the servicer could result from, among other things:

         o limitations under Massachusetts regulations on the methods Western Massachusetts Electric is permitted to employ in investigating and determining the creditworthiness of new customers;

         o unexpected deterioration of the economy or the occurrence of a natural disaster, causing greater charge-offs than expected or forcing Western Massachusetts Electric or a successor distribution company to grant additional payment relief to more customers;

         o a change in law that makes it more difficult for Western Massachusetts Electric or a successor distribution company to disconnect nonpaying customers, or that requires Western Massachusetts Electric or a successor distribution company to apply more lenient credit standards in accepting customers; or

         o the introduction into the energy markets of less creditworthy third party energy suppliers who collect and remit payments arising from the RTC charge to the servicer on behalf of customers.

CAP ON RTC CHARGE MAY LEAD TO INSUFFICIENT REVENUES TO MAKE PAYMENTS

         You may experience payment delays or defaults on the certificates because the servicer will not be able to increase the RTC charge above Western Massachusetts Electric's maximum transition charge. The transition charge, including the RTC charge, is not permitted to exceed 3.35 cents/kilowatt-hour under the financing order. Western Massachusetts Electric's transition charge is currently 0.535 cents/kilowatt-hour.

         The financing order provides that the transition charge will not be reduced below the RTC charge. If the RTC charge needs to be increased above the transition charge then in effect, the filing of a routine true-up letter with the Department of Telecommunications and Energy to increase the RTC charge will also effect an increase in the transition charge, up to the cap of 3.35 cents/kilowatt-hour on the transition charge. See "Description of the Transition Property - Transition Charge," which begins on page 32.

         The expected initial RTC charge (which is a portion of the transition charge) is set forth in the prospectus supplement.


UNIQUE NATURE OF COLLATERAL MAY IMPAIR ABILITY TO REALIZE ON COLLATERAL

         If there is an event of default on the notes and the note trustee elects or is directed by the noteholders to foreclose on the transition property, the note trustee is unlikely to be able to resell the transition property because of its unique nature.


THE SELLER'S OBLIGATION TO PAY THE REPURCHASE PRICE UPON THE BREACH OF CERTAIN REPRESENTATIONS AND WARRANTIES MAY NOT BE SUFFICIENT TO PROTECT YOUR INVESTMENT

         Although the seller is required under certain limited circumstances to repurchase the transition property for a price equal to the outstanding principal amount of the notes and accrued interest, we cannot assure you that the seller would be able to repurchase the transition property if it were required to do so. In addition, if the seller becomes obligated to pay the repurchase price, the rating agencies are likely to downgrade the ratings on the certificates to reflect the greater uncertainty of payment and the fact that the obligation of the seller to repurchase the transition property is unsecured. For a description of the circumstances under which the seller will be required to repurchase the transition property, see "Description of the Transition Property
- Seller Representations and Warranties and Repurchase Obligation," which begins on page 35.

         The requirement to repurchase the transition property would arise if, among other things, there has been a breach of the seller's representations and warranties as of the closing date that:

         o the financing order under which the transition property has been created is in full force and effect and the issuance advice letter has been filed in accordance with the financing order;

         o the process by which the financing order was adopted and approved, and the financing order and issuance advice letter, comply with all applicable laws, rules and regulations;

         o the certificateholders are entitled to the protections of the restructuring statute and, accordingly, the financing order is not revocable by the Department of Telecommunications and Energy; or

         o        the transition property constitutes a property right.

The requirement to repurchase the transition property upon a breach of the seller's representations and warranties will arise only if the breach has a material adverse effect on certificateholders and, under the circumstances described under "Description of the Transition Property - Seller Representations and Warranties and Repurchase Obligation," which begins on page 35, the breach continues beyond a 90-day grace period. The seller will not be in breach of the representations and warranties in the sale agreement as a result of a change in law by legislative enactment, constitutional amendment, referendum or initiative petition. A repeal of the restructuring statute, an amendment voiding the transition property or the adoption of a federal statute prohibiting the recovery of transition costs are examples of these changes in law. If any of these changes in law were to occur, the servicer, on behalf of the certificateholders, would be required to bring legal action, at the note issuer's expense, seeking to overturn the change. See "Description of the Transition Property - Seller Representations and Warranties and Repurchase Obligation," which begins on page 35.


ADDITIONAL ISSUANCES OF CERTIFICATES MAY AFFECT PAYMENTS ON OUTSTANDING CERTIFICATES

         The issuance of other certificates by a separate trust might delay or reduce the payments that you receive on the certificates, because the revenues arising from Western Massachusetts Electric's transition charge will be shared among the various issuances of certificates. As a result, if collections of the transition charge are insufficient to pay principal of and interest on each series of outstanding certificates, the certificates the trust is offering will only receive their pro rata portion of the collections according to the ratio of the RTC charges otherwise applicable to the separate series of certificates. The terms of any new issuance of certificates secured by the remaining portion of Western Massachusetts Electric's transition charge will not require the prior review or consent of certificateholders. The seller has, however, agreed in the sale agreement not to sell other transition property to secure another issuance of notes and, in turn, another issuance of certificates if it would cause the then existing ratings on the certificates to be downgraded. Further, the servicer may not ultimately be able to increase the RTC charge for the certificates to generate revenues sufficient to pay the fees and expenses (including indemnities) of servicing and retiring the notes and the certificates and principal of and interest on the certificates due to the transition charge cap of 3.35 cents/kilowatt-hour.


PROBLEMS WITH THE SERVICING OF TRANSITION PROPERTY MAY CAUSE PAYMENT DELAYS OR LOSSES

    LIMITATION ON RATES MAY ADVERSELY AFFECT SERVICER'S FINANCIAL CONDITION AND, IN TURN, ITS ABILITY TO SERVICE TRANSITION PROPERTY

         Limitations on the rates that Western Massachusetts Electric is permitted to charge its customers could adversely affect its financial condition and, in turn, its ability to service the transition property or devote appropriate resources to collecting and determining necessary adjustments to the RTC charge. Under the restructuring statute, Western Massachusetts Electric's rates to standard offer customers through February 2005 are limited to those rates in effect in February 1998, less 15 percent, as further adjusted annually for inflation. Generally, standard offer customers are those customers who have been continuously receiving energy from Western Massachusetts Electric since March 1, 1998. Western Massachusetts Electric also provides default service to customers that decline to procure their energy from a competitive supplier and that are ineligible for standard offer service. Generally, a customer that moved into Western Massachusetts Electric's service territory since March 1, 1998 or had, since March 1, 1998, procured energy from a competitive supplier, is ineligible for standard offer service. Currently, 75 percent of Western Massachusetts Electric's customers take standard offer service, 25 percent take default service and none take energy from a competitive supplier. Default service and competitive service customers are not affected by the rate cap. In addition, the Department of Telecommunications and Energy has determined that a fuel adjustment surcharge is not subject to the rate cap. The rate limitation imposed by the rate cap may cause Western Massachusetts Electric to collect insufficient revenues to meet its operating expenses and other financial obligations. In particular, this could occur if, for whatever reason, costs rose to levels higher than currently anticipated, thereby absorbing a higher than anticipated percentage of Western Massachusetts Electric's total rates for its standard offer customers, as so limited.

    REDUCTION OR ELIMINATION OF THE FUEL ADJUSTMENT SURCHARGE MAY ADVERSELY AFFECT SERVICER'S FINANCIAL CONDITION AND, IN TURN, ITS ABILITY TO SERVICE TRANSITION PROPERTY

         Limitation on the fuel adjustment surcharge that Western Massachusetts Electric is permitted to charge its customers could adversely affect its financial condition, and, in turn, its ability to service the transition property or devote appropriate resources to collection and determining necessary adjustments to the RTC charge. The Department of Telecommunications and Energy has determined that a fuel adjustment surcharge is not subject to the rate cap and established a fuel adjustment surcharge for Western Massachusetts Electric of 1.873 cents/kilowatt-hour for 2001. The Department of Telecommunications and Energy also allowed other electric utilities to charge fuel adjustment surcharges of varying levels. The fuel adjustment surcharge is based on the cost of electricity-producing fuels and other factors and it is not known what the fuel adjustment factor will be for future years, or whether there will be a fuel adjustment surcharge for future years. Should the fuel adjustment surcharge be reduced or eliminated for 2001 or for future years, either through a decision of the Department of Telecommunications and Energy, operation of the fuel adjustment surcharge mechanism or by court order, Western Massachusetts Electric may collect insufficient revenues to meet its operating expenses and other financial obligations.

    COST OF PROCURING STANDARD OFFER SERVICE FOR CUSTOMERS MAY AFFECT SERVICER'S FINANCIAL CONDITION AND, IN TURN, ITS ABILITY TO SERVICE TRANSITION PROPERTY

         Limitation of the ability to recover on a current basis its costs related to the procurement of standard offer service for its customers could adversely affect Western Massachusetts Electric's financial condition and, in turn, its ability to service the transition property or devote appropriate resources to collection and determining necessary adjustments to the RTC charge. Western Massachusetts Electric is obligated to provide standard offer service through February 2005 for its eligible customers that decline to procure their energy from a competitive supplier. At present, approximately 75 percent of Western Massachusetts Electric customers take standard offer service. See " - Limitation on rates may adversely affect servicer's financial condition and, in turn, its ability to service transition property," which begins on page 22. Western Massachusetts Electric has entered into contracts with suppliers for the supply of standard offer service through 2001. Existing rates fully recover standard offer costs. The cost of procuring standard offer service for customers after 2001 could be higher than existing standard offer costs. Should the Department of Telecommunications and Energy or a court determine that these higher costs cannot be collected on a current basis, Western Massachusetts Electric may have to defer collection of these costs and, as a result, may collect insufficient revenues to meet its operating expenses and other financial obligations.

    CHANGE IN SERVICER MAY LEAD TO PAYMENT DELAYS OR LOSSES

         If, as a result of insolvency or liquidation or otherwise, Western Massachusetts Electric were to cease servicing the transition property, determining any adjustments to the RTC charge or collecting payments arising from the RTC charge, it could be difficult to find a suitable successor servicer. As a result, the timing of recovery of payments arising from the RTC charge could be delayed. The note issuer will rely on the servicer to determine any adjustments to the RTC charge and for customer billing and collection. A successor servicer would have less experience with Western Massachusetts Electric's customer base and service territory than Western Massachusetts Electric and might have less capable forecasting, billing and collection systems than those employed by Western Massachusetts Electric or may experience temporary errors in converting to a new system even if equal to or more capable than the current system. Given the complexity of the tasks to be performed by the servicer and the expertise required, a successor servicer could experience difficulties in collecting payments arising from the RTC charge and determining appropriate adjustments to the RTC charge.

         The servicing fee would likely increase if the note issuer were to engage a successor servicer. In addition, a successor servicer under current law might not be able to invoke the remedy of shutting off service to a customer for nonpayment of the RTC charge and thus might experience higher delinquencies. Also, a change in the servicer will cause payment instructions to change, which could lead to a period of disruption in which customers continue to remit payment according to the former payment instructions, resulting in delays in collection that could result in delays in payments on the notes and certificates.

    CHANGE IN SERVICING PERSONNEL, PROCEDURES OR SYSTEMS MAY LEAD TO PAYMENT DELAYS

         Changes could occur in the personnel who service the transition property or in the procedures or systems employed in the servicing of the transition property, which could affect the ability of the servicer to forecast, bill and collect the RTC charge. Given the complexity of the tasks to be performed by the servicer and the expertise required, any adverse change in the servicer's personnel, procedures or systems could cause the servicer to experience difficulties in collecting payments arising from the RTC charge and result in delays in payments to certificateholders.

    DELAYS IN PAYMENTS ON CERTIFICATES MAY BE CAUSED BY CHANGES IN PAYMENT
    TERMS

         The servicer is permitted to alter the terms of billing and collection arrangements and modify amounts due from customers. The servicer cannot change the amount of a customer's individual RTC charges, but it can take actions that it believes will increase collections from a customer. These actions might include, for example, agreeing to an extended payment schedule or agreeing to write-off the remaining portion of an outstanding bill. The servicer can also write-off outstanding bills that it deems uncollectible in accordance with its usual billing and collection practices. Additionally, Western Massachusetts Electric or a successor to Western Massachusetts Electric, as servicer, may change its billing and collection practices, or the Department of Telecommunications and Energy may require changes to these practices.

         These changes could delay or reduce collections of RTC charges and, as a result, adversely affect the payment of interest on the certificates on a timely basis or the payment of principal of the certificates in accordance with the expected amortization schedule. See "Servicing - Servicing Standards and Covenants," which begins on page 48.

    WESTERN MASSACHUSETTS ELECTRIC'S LIMITED INFORMATION ON NEW CUSTOMERS' CREDITWORTHINESS MAY RESULT IN INCREASED DELINQUENCIES AND WRITE-OFFS

         Because Massachusetts regulations limit the methods Western Massachusetts Electric is permitted to employ in investigating and determining the creditworthiness of new customers, Western Massachusetts Electric may employ remedial measures and other collection procedures later with respect to new customers than it would with respect to customers that have established a credit history with Western Massachusetts Electric. This delay may result in increases in delinquencies and write-offs, which could cause delays in payments to certificateholders.

    COMMINGLING OF COLLECTIONS OF RTC CHARGES WITH SERVICER'S OTHER FUNDS MAY RESULT IN PAYMENT DELAYS OR REDUCTIONS

         Until collections of RTC charges are deposited with the note trustee, the servicer will not segregate them from its general funds. If the servicer does not or cannot remit the full amount of the collections of RTC charges, there may be delays or reductions in payments to certificateholders. The adjustments to the RTC charges and amounts, if any, on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount are designed to reduce this risk. However, there may be delays or reductions in payments to certificateholders if there are delays in implementation of the adjustment mechanism or a lack of funds in the reserve subaccount, the overcollateralization subaccount and the capital subaccount after the final adjustment date.

    BILLING OF THE RTC CHARGE BY THIRD PARTY SUPPLIERS MAY CAUSE DELAYS IN REMITTANCES

         When a third party supplier bills, collects and remits the RTC charge to the servicer, there is a greater risk that the servicer will receive payments arising from the RTC charge later than it would if the servicer were billing and collecting the RTC charge itself. A third party supplier is an entity that supplies energy to customers and has contracted with the servicer to bill and collect the RTC charge. The risk of nonpayment due to default, bankruptcy or insolvency of the third party supplier holding the funds will increase the longer that the delay in receipt of payment lasts. Third party supplier billing also places increased information requirements on the servicer. The servicer has the responsibility of accounting for the RTC charge which is the source of the payments for the notes and payments on the certificates regardless of which entity bills customers for the RTC charge.

         Any third party supplier that bills and collects payments arising from the RTC charge will be required to pay these amounts, regardless of whether payments are received from customers, within 15 days after the servicer's bill to the third party supplier. The third party supplier will, in effect, replace the customer as the obligor for these amounts, and the servicer, on behalf of the note issuer, will have no right to collect the payments arising from the RTC charge from the customer. Therefore, the servicer will be relying on the credit of the third party supplier, rather than on the credit of the customers. In addition, to the extent that a few third party suppliers bill and collect the RTC charge, the note issuer may be relying on a small number of third party suppliers, rather than a large number of customers, to remit payments arising from the RTC charge. A default in the remittance of payments arising from the RTC charge by a single third party supplier that bills and collects the RTC charge from a large number of customers could adversely affect the timing of payments on the certificates. See "Servicing - Third Party Suppliers," which begins on page 50.

         Neither Western Massachusetts Electric nor any other servicer will pay any shortfalls resulting from the failure of any third party supplier to remit payments arising from the RTC charge to the servicer. Although the servicer will take into account revenue shortfalls arising from a default by a third party supplier when periodically adjusting the RTC charge, any shortfalls that occur may cause delays in payments on the certificates.

         As part of the deregulation of the Massachusetts electric industry, the restructuring statute directed the Department of Telecommunications and Energy to consider whether electricity metering and billing services should be unbundled from distribution services. See "Energy Deregulation and New Massachusetts Market Structure - Third Party Billing Options," which begins on page 30. While the Department of Telecommunications and Energy has not recommended unbundling of these services, the Department of Telecommunications and Energy might in the future take action that would authorize third party suppliers to bill, collect and remit the RTC charge. See "Servicing - Third Party Suppliers," which begins on page 50.


WESTERN MASSACHUSETTS ELECTRIC'S RATINGS MAY AFFECT THE MARKET VALUE OF THE CERTIFICATES

         A downgrading of the credit ratings on the debt of Western Massachusetts Electric could have an adverse effect, at least temporarily, on the market value of your certificates.


CUSTOMERS WITHIN WESTERN MASSACHUSETTS ELECTRIC'S SERVICE AREA MAY STOP OR DELAY MAKING RTC CHARGE PAYMENTS

         Customers within Western Massachusetts Electric's service area may stop or delay paying the RTC charge because:

         o they may misdirect their payments as they may owe amounts to several different parties which may include both Western Massachusetts Electric and an electric generation supplier or other third party, or

         o the RTC charge, as periodically adjusted, required to be paid by customers may become burdensome if customers accounting for a significant portion of Western Massachusetts Electric's revenues or sales self-generate electricity, move out of Western Massachusetts Electric's service territory, significantly reduce their electricity consumption or cease consuming electricity altogether. This may also cause customers to file petitions with the Department of Telecommunications and Energy to reduce the RTC charge.

         Either of these factors could result in delays or shortfalls in scheduled payments on the certificates.

BANKRUPTCY AND CREDITORS' RIGHTS ISSUES

    BANKRUPTCY OF THE SELLER COULD DELAY OR REDUCE PAYMENTS ON CERTIFICATES AND ADVERSELY AFFECT THE ABILITY TO RESELL TRANSITION PROPERTY

         If the seller were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee of the seller or the seller itself as debtor in possession were to take the position that the transition property constituted property of the seller's bankruptcy estate, or a court were to order that the assets and liabilities of the issuer be substantively consolidated with those of the seller, and a court were to adopt this position, then delays or reductions in payments on the certificates could result. For example, a creditor or bankruptcy trustee of the seller or the seller itself as debtor in possession might argue that the sale of the transition property to the note issuer was a loan to the seller from the note issuer, secured by a pledge of the transition property. Regardless of the court's determination of the proper characterization of the transaction in a seller bankruptcy case, the mere fact of a seller bankruptcy case could have an adverse effect on the resale market for the certificates and the market value of the certificates.

         Because the RTC charge is a usage-based charge, if the seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the seller, or the seller itself as debtor in possession, could argue that the note issuer should pay a portion of the costs of the seller associated with the generation, transmission or distribution of the electricity, the price of which gave rise to the payments arising from the RTC charge that are used to make payments on the certificates. If a court were to adopt this position, the amounts paid to the note trustee, and thus to the holders of the certificates, could be reduced.

         It could also be argued that because the RTC charge is a usage-based charge, the transition property comes into existence only as customers use electricity. If a court adopted this position and also recharacterized the transfer of the transition property to the note issuer as a secured loan to the seller, the note issuer might not have rights to any transition property deemed to come into existence after the bankruptcy of the seller. In such a case reductions in payments on the certificates would likely result.

         Regardless of whether the seller is the debtor in a bankruptcy case, if a court were to accept the arguments of a creditor of the seller that transition property comes into existence only as customers use electricity, a tax, government lien or other lien on property of the seller arising before the transition property came into existence may have priority over the note issuer's interest in the transition property, which could reduce the amounts paid to certificateholders. See "Description of the Transition Property-Bankruptcy and Creditors' Rights Issues," which begins on page 39.

         Some of the risks described in this section were illustrated in the bankruptcy cases of LTV Steel Company and certain affiliates, or LTV. LTV had transferred receivables to a special purpose finance subsidiary in a securitization transaction prior to the commencement of the bankruptcy case. Notwithstanding the prior transfer, LTV sought and obtained interim authority to use the receivables (and the related cash proceeds) as cash collateral. In a preliminary ruling denying relief from the order, the court observed that the ultimate issue of whether LTV actually sold the receivables to the special purpose finance subsidiary was a fact-intensive issue that could not be resolved without extensive discovery and an evidentiary hearing. The dispute was later settled in conjunction with the approval of senior secured financing that provided funds for the debtor to repurchase the accounts receivable from its subsidiary, and the final order approving the replacement financing included a finding that the transfers under the prepetition agreement constituted "true sales" of the receivables.

    BANKRUPTCY OF THE SERVICER OR A THIRD PARTY SUPPLIER COULD ALSO DELAY OR REDUCE PAYMENTS

         The bankruptcy or insolvency of the servicer or a third party supplier could result in delays or reductions in payments on the certificates. Each of the servicer and any third party supplier will remit payments arising from the RTC charge out of its general funds and will not segregate these amounts from its general funds. In the event of a bankruptcy of the servicer or a third party supplier, the note trustee likely will not have a perfected interest in commingled funds and the inclusion of the commingled funds in the bankruptcy estate of the servicer or third party supplier may result in delays in payments on the certificates. Furthermore, if the servicer is in bankruptcy, it may stop performing its functions as servicer and it may be difficult to find a third party to act as successor servicer.

NATURE OF THE CERTIFICATES

    RESALE MARKET IS LIMITED

         We cannot assure you that you will be able to resell the certificates or that a trading market for the certificates will develop or, if one does develop, that it will continue for the life of the certificates. We do not expect to list the certificates on any securities exchange.

    HIGH RATINGS DO NOT MEAN THAT PAYMENTS WILL BE MADE ON TIME

         You should understand that the ratings of the certificates issued by rating agencies address only the likelihood of the ultimate payment of principal by the legal maturity date and the timely payment of interest on the certificates. A rating is not an indication that these rating organizations believe that principal payments are likely to be paid on time according to the expected amortization schedule. You should not rely on ratings for that purpose.

         A security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if, in its judgment, circumstances so warrant.

    POSSIBILITY OF EARLY REDEMPTION MAY LEAD TO LOWER RETURN ON INVESTMENT

         The note issuer has the option to redeem all of the outstanding notes on any payment date if, after giving effect to the payments that would otherwise be made on that payment date, the outstanding principal balance of the notes would be less than 5 percent of the initial principal balance of the notes. In addition, the note issuer must redeem the notes if the seller is required to, or elects to, repurchase the transition property as a result of a breach of the seller's representations and warranties in the sale agreement as described under "Description of the Transition Property - Seller Representations and Warranties and Repurchase Obligation," which begins on page 35. Redemption of the notes will require the certificate trustee to redeem the certificates. Redemption will cause the certificates to be retired earlier than would otherwise be expected. The redemption price will be the outstanding principal balance, plus accrued and unpaid interest, on the certificates. We cannot predict whether the note issuer will redeem the notes, or whether you will be able to receive an equivalent rate of return on reinvestment of the proceeds arising from any redemption.


                              AVAILABLE INFORMATION

         WMECO Funding LLC, the note issuer, has filed a registration statement relating to the certificates and the notes with the Securities and Exchange Commission. This prospectus is a part of the registration statement. This prospectus, together with the prospectus supplement, describes the material terms of each material document filed as an exhibit to the registration statement. This prospectus and the prospectus supplement do not, however, contain all of the information contained in the registration statement and related exhibits. You can inspect the registration statement and the related exhibits without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of the registration statement and related exhibits at the above location at prescribed rates. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. You can also inspect information filed electronically with the Commission, including reports and proxy and information statements, at the Commission's site on the World Wide Web at HTTP://WWW.SEC.GOV.

         The note issuer will file annual, quarterly and special reports and other information with the Securities and Exchange Commission. The note issuer may stop filing periodic reports with the Commission at the beginning of any fiscal year following the issuance of the certificates if there are fewer than 300 holders of the certificates.

                               REPORTS TO HOLDERS

         Western Massachusetts Electric, acting as the servicer of the property securing the notes, or a successor servicer, will provide periodic reports concerning the certificates. During any period when the trust issues the certificates in book-entry form, you may obtain copies of the periodic reports by requesting them from your broker or dealer. If you are the registered holder of the certificates, you will receive the reports from the certificate trustee. See "Description of the Notes - Reports to Noteholders," which begins on page 64, and "Description of the Certificates - Reports to Certificateholders," which begins on page 69.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

         All reports and other documents filed by the note issuer with the Securities and Exchange Commission after the date of this prospectus and prior to the termination of this offering will be incorporated by reference in this prospectus and considered to be part of this prospectus. Any statement in this prospectus or in the prospectus supplement, or in a document incorporated or deemed to be incorporated by reference, will be deemed to be modified or superseded if the note issuer files a document that modifies that statement. Any statement as modified or superseded will constitute a part of this prospectus or the prospectus supplement.

         You can request from the note issuer a free copy of any document incorporated by reference in the registration statement (except exhibits) by writing to WMECO Funding LLC at 174 Brush Hill Avenue, West Springfield, Massachusetts 01089, or by calling (413) 785-5871.


             ENERGY DEREGULATION AND NEW MASSACHUSETTS MARKET STRUCTURE

         The electric utility industry is experiencing intensifying competitive pressures in the electricity generation market. Historically, electric utilities operated as regulated monopolies in their service territories and were the primary suppliers of electricity. In Massachusetts, the Department of Telecommunications and Energy (formerly the Department of Public Utilities) set electric companies' rates based upon their costs of providing services and allowing for a reasonable return on their prudent capital investments. Changes to the traditional legal and regulatory framework and market structure are occurring at both the state and federal levels.


STATUTORY OVERVIEW

         At the state level, we expect that the Massachusetts electric industry will continue to change dramatically as a result of the enactment of Chapter 164 of the Massachusetts Acts of 1997, referred to as the restructuring statute, the approval by the Department of Telecommunications and Energy of related restructuring plans for Massachusetts electric companies and the issuance of related restructuring orders from the Department of Telecommunications and Energy. The restructuring statute was enacted in November 1997 and established a comprehensive framework for the restructuring of the Massachusetts electric industry. The restructuring statute required that on or before January 1, 1998, electric companies file a plan for restructuring their operations to allow for retail competition in electricity generation supply. See " - Restructuring Order," which begins on page 29.

         Under the restructuring statute, approval of an electric company's restructuring plan permits an electric company to recover transition costs through a transition charge, which is a separate charge assessed to ratepayers based on consumption of electricity. Generally, transition costs consist of the costs of prudently incurred generation-related investments and obligations that an electric company may not be able to recover through market-based rates in a competitive electricity generation market. The restructuring statute requires that an electric company take reasonable steps to mitigate to the maximum extent possible the total amount of its transition costs. Approval of a restructuring plan by the Department of Telecommunications and Energy means, among other things, that the Department of Telecommunications and Energy has found reasonable mitigation of transition costs by the electric company submitting the plan. The restructuring statute also permits an electric company to cause a special purpose entity authorized by the state agencies to issue electric rate reduction bonds, such as the certificates, secured by the revenues arising from a portion, which may be adjusted to become all, of its transition charge, if doing so will result in savings to ratepayers.

         The restructuring statute also contemplates that an electric company's customers will be permitted to contract with third party suppliers of electricity and that the company will continue to distribute electricity whether generated by itself or a third party supplier on a regulated basis. The restructuring statute provides that retail customers may choose their electricity supplier as of March 1, 1998. Customers who do not choose another electricity supplier may continue to obtain either standard offer or default electricity service from the utility. Standard offer service is available to those customers who have been continuously receiving energy from Western Massachusetts Electric since March 1, 1998. Default service is available to customers that decline to procure their energy from a competitive supplier and that are ineligible for standard offer service. Generally, a customer that moved into Western Massachusetts Electric's service territory since March 1, 1998 or had, since March 1, 1998, procured energy from a competitive supplier, is ineligible for standard offer service. Currently, 75 percent of Western Massachusetts Electric's customers take standard offer service, 25 percent take default service and none take energy from a competitive supplier. Under the restructuring statute, Western Massachusetts Electric's rates to standard offer customers through February 2005 are limited to those rates in effect in February 1998, less 15 percent, as further adjusted annually for inflation. Default service and competitive service customers are not affected by the rate cap. See "Risk Factors - Problems with the servicing of transition property may cause payment delays or losses - Limitation on rates may adversely affect servicer's financial condition and, in turn, its ability to service transition property," which appears on page 22.

         Western Massachusetts Electric has entered into contracts with suppliers for the supply of standard offer service through 2001. Existing rates fully recover standard offer costs. The cost of procuring standard offer service for customers after 2001 could be higher than existing standard offer costs. See "Risk Factors - Problems with the servicing of transition property may cause payment delays or losses - Cost of procuring standard offer service for customers may affect servicer's financial condition and, in turn, its ability to service transition property," which begins on page 23.

         The Department of Telecommunications and Energy has determined that a fuel adjustment surcharge is not subject to the rate cap and established a fuel adjustment surcharge for Western Massachusetts Electric of 1.873 cents/kilowatt-hour for 2001. The Department of Telecommunications and Energy also allowed other electric utilities to charge fuel adjustment surcharges of varying levels. The fuel adjustment surcharge is based on the cost of electricity-producing fuels and other factors and it is not known what the fuel adjustment factor will be for future years, or whether there will be a fuel adjustment surcharge for future years. See "Risk Factors - Problems with the servicing of transition property may cause payment delays or losses - Reduction or elimination of the fuel adjustment surcharge may adversely affect servicer's financial condition and, in turn, its ability to service transition property," which appears on page 23.


RESTRUCTURING ORDER

         In December 1997, Western Massachusetts Electric submitted a restructuring plan to the Department of Telecommunications and Energy pursuant to the restructuring statute. Western Massachusetts Electric later submitted revisions to the restructuring plan. In orders issued in September and December 1999, the Department of Telecommunications and Energy approved the restructuring plan, as revised. These orders are known, collectively, as the restructuring order. Under the restructuring order, Western Massachusetts Electric's rates include a transition charge designed to recover its transition costs.

         In December 1999, two appeals were filed with the Massachusetts Supreme Judicial Court challenging aspects of the restructuring order. One appeal asserts that the Department of Telecommunications and Energy erred in allowing Western Massachusetts Electric to meet the restructuring statute's required rate reduction by deferring costs for later recovery. The other appeal primarily concerns rate design elements of the restructuring order. In February 2000, Western Massachusetts Electric was granted leave to intervene in each proceeding. No significant further action has occurred in either appeal. The prospectus supplement contains current information regarding the status of the appeals.

EXIT CHARGES

         The RTC charge is non-bypassable, meaning that customers must pay it whether or not they purchase energy from Western Massachusetts Electric or a third party supplier of energy, and whether or not their distribution system is being operated by Western Massachusetts Electric or a successor distribution company. Customers may, however, reduce their electricity usage through the use of on-site generation or cogeneration equipment, and, as a result, revenues generated by the RTC charge may decrease. The restructuring statute provides that a customer that reduces its purchases of electricity through the operation of on-site generation or cogeneration equipment may be required to pay an exit charge. An exit charge may also be payable if the customer purchases electricity from a third party operator of on-site generation or co-generation equipment. In either case, the servicer would remit to the note trustee a pro rata portion of the exit charge based on the amount attributable to the RTC charge. However, except as described below, a customer will not have to pay an exit charge if:

         o the customer provided less than or equal to 10 percent of the annual gross revenues collected by Western Massachusetts Electric (or a successor distribution company) in the year prior to the customer's departure from the distribution system;

         o the customer reduces purchases through the operation of, or purchases from, on-site renewable energy technologies, fuel cells or cogeneration equipment with a combined heat and power system efficiency of at least 50%; or

         o the customer reduces purchases through the operation of, or purchases from, an on- site generation or cogeneration facility of 60 kilowatts or less.

The exit charge may not be greater than the expected value of the transition charge payments the customer would have paid but for the operation of on-site generation or cogeneration equipment.

         If two or more customers leave the distribution system within any thirty-six month period and such customers in the aggregate represented more than 10 percent of the annual gross revenues collected by Western Massachusetts Electric (or a successor distribution company) in the year prior to the initial exit from the distribution system, such customers will be subject to an exit charge. In such case, the exit charge would be based upon the portion of the annual gross revenues that is above 10 percent and would be allocated among such customers on a pro rata basis in the manner provided in the restructuring statute. In addition, the Department of Telecommunications and Energy may order an exit charge to be paid upon terms and criteria as it determines if on-site generation and cogeneration activities will cause total kilowatt hour usage to fall in a service territory and the Department of Telecommunications and Energy determines that a decrease in future purchases of electricity and transition charge payments will have a significant adverse impact on electric bills to be paid by other customers in the service territory during the remaining period of transition cost recovery.


RECONCILIATION

         The restructuring statute also provides that the Department of Telecommunications and Energy will review, at intervals of not less than every 18 months from the date of the financing order, each financing order creating an irrevocable right for an electric company to recover a portion, which may become all, of its transition charge to pay principal of and interest on electric rate reduction bonds, such as the certificates. The review will be limited to a comparison of assumed transition costs based on assumed mitigation to the actual transition costs determined through actual mitigation. If the amount of transition costs authorized to be recovered through a financing order exceeds the actual amount of those transition costs, then the electric company will pay ratepayers with a uniform rate credit based on usage that in total equals the amount of the excess. The financing order provides that any reconciliation or adjustment will not affect the RTC charge.


THIRD PARTY BILLING OPTIONS

         The restructuring statute states that bills to retail customers of an electric utility must take one of two forms:

         o        a single bill from the electric utility for all services, or

         o one bill from the electric utility for all services but energy and one bill from a competitive supplier for energy services.

In addition, the restructuring statute directed the Department of Telecommunications and Energy to consider the manner customer billing has been provided by electric companies, such as Western Massachusetts Electric, to determine whether customer billing service should be unbundled from other distribution services and provided through a competitive market. In the event that the Department of Telecommunications and Energy determined that charges were needed, the restructuring statute required the Department of Telecommunications and Energy to submit recommendations and legislation necessary to implement any changes to the Legislature by January 1, 2001. In particular, in its analysis, the Department of Telecommunications and Energy considered whether the restructuring statute should be changed to accommodate a third billing option. This option would allow a competitive supplier to bill for all electric services. The Department of Telecommunications and Energy issued a report on December 29, 2000 in which it declined for several reasons to propose any statutory changes to the billing system set forth in the restructuring statute. The Department of Telecommunications and Energy stated, however, that it would open a proceeding in 2001 to determine whether this third billing option could be made available to customers within the existing regulatory framework. On May 9, 2001, the Department of Telecommunications and Energy issued a notice that it was opening a proceeding to develop terms and conditions for implementation by electric companies by which a single-bill option may be made available to customers and competitive suppliers within the existing statutory and regulatory framework. The Department of Telecommunications and Energy will also review the method under which a customer payment is allocated to electric companies and competitive suppliers. The Department of Telecommunications and Energy's proceeding will commence with a technical session on June 7, 2001. The Department of Telecommunications and Energy's financing order issued to Western Massachusetts Electric provides credit and remittance criteria for third party suppliers to accommodate the billing of the RTC charge by third party suppliers. See "Risk Factors - Problems with the servicing of transition property may cause payment delays or losses - Billing of the RTC charge by third party suppliers may cause delays in remittances," which begins on page 24, and "Servicing - Third Party Suppliers," which begins on page 50.


EXCLUSIVE SERVICE TERRITORIES

         The restructuring statute instructed the Department of Telecommunications and Energy to investigate the exclusivity of electric utilities' service territories, established by the restructuring statute, and to submit recommendations and legislation necessary to implement any changes to the legislature by January 1, 2001. The Department of Telecommunications and Energy issued a report on December 29, 2000 in which it declined to propose any statutory changes. The Department of Telecommunications and Energy further concluded that exclusive service territories should remain intact, primarily because of difficulties associated with multiple, isolated, developer-owned systems, that might not have the financial, managerial or technical capability to provide safe, reliable and adequate service to customers.


FEDERAL INITIATIVES

         In addition to the changes occurring in the Massachusetts market and regulatory environment discussed throughout this section, federal legislative efforts may also significantly alter the national market for electricity. For example, at the federal level, the National Energy Policy Act of 1992 was designed to increase competition in the wholesale electric generation market by easing regulatory restrictions on producers of wholesale power and by authorizing the Federal Energy Regulatory Commission to mandate access to electric transmission systems by wholesale power generators. See "Risk Factors - Possible federal preemption of the restructuring statute may prohibit recovery of the RTC charge," which begins on page 19.


                     DESCRIPTION OF THE TRANSITION PROPERTY

         The restructuring statute and the restructuring order permit Western Massachusetts Electric to recover transition costs through the assessment of a transition charge, although Western Massachusetts Electric has a duty to mitigate its transition costs. Examples of transition costs include the costs of electricity generation facilities, power purchase contracts with third-party generators of electricity and regulatory assets. Regulatory assets reflect previously incurred costs that have been capitalized and deferred by the Department of Telecommunications and Energy for future recovery in rates consistent with traditional ratemaking.

FINANCING ORDER AND ISSUANCE ADVICE LETTER

         The restructuring statute authorizes the Department of Telecommunications and Energy to issue a financing order, which is a regulatory order that approves the amount of Western Massachusetts Electric's transition costs that it is permitted to finance through the issuance of electric rate reduction bonds, such as the certificates. On April 18, 2000, Western Massachusetts Electric filed its application for a financing order with the Department of Telecommunications and Energy. The Department of Telecommunications and Energy issued a financing order dated February 7, 2001, which authorizes the issuance of up to $155 million in aggregate principal amount of the certificates.

         The financing order, together with the issuance advice letter, establishes, among other things, the RTC charge to recover reimbursable transition costs amounts specified in the financing order. The RTC charge is non-bypassable in that customers must pay it whether or not they purchase energy from Western Massachusetts Electric or a third party supplier of energy, and whether or not their distribution system is being operated by Western Massachusetts Electric or a successor distribution company. The restructuring statute provides that the right to collect payments based on the RTC charge is a property right which may be pledged, assigned or sold in connection with the issuance of the certificates. Under the restructuring statute and the financing order, the owner of the transition property is entitled to assess the RTC charge until it has received payments from customers sufficient to retire all outstanding notes and certificates and to pay fees and expenses of servicing and retiring the notes and the certificates. The RTC charge, as adjusted from time to time, is a portion, which may become all, of the transition charge and will be expressed as an amount per kilowatt-hour of electricity usage by a customer. The RTC charge will not be separately identified on customer bills, although customer bills will note that a portion of the transition charge has been sold to the note issuer.

         The financing order requires the seller to submit an issuance advice letter relating to the certificates to the Department of Telecommunications and Energy. The issuance advice letter will establish the initial RTC charge and become effective when it is filed with the Department of Telecommunications and Energy. The financing order permits the servicer to file requests, referred to as true-up letters, to adjust up or down the RTC charge at various times to enhance the likelihood of retirement of each class of certificates on a timely basis. See " - Adjustments to the RTC Charge," which begins on page 33.


TRANSITION PROPERTY

         The transition property is a property right consisting of the right, title and interest to all revenues, collections, claims, payments, money or proceeds of or arising from the RTC charge. The notes will be secured by the transition property, as well as the other note collateral described under "Description of the Notes - Security," which begins on page 55.


TRANSITION CHARGE

         The transition charge is the rate mechanism through which Western Massachusetts Electric is allowed to recover on a fully reconciling basis its transition costs. It is determined according to the methodology specified in Western Massachusetts Electric's restructuring plan and the restructuring order. The transition charge may increase or decrease, but the transition charge is not permitted to exceed 3.35 cents/kilowatt-hour under the financing order. The RTC charge will initially constitute a portion of the transition charge as approved by the Department of Telecommunications and Energy. The RTC charge may increase or decrease, but is not permitted to exceed the maximum permitted transition charge. See "Risk Factors - Cap on RTC charge may lead to insufficient revenues to make payments," which begins on page 21. Subject to the overall cap on the transition charge, under the restructuring statute, the Department of Telecommunications and Energy is required to set the RTC charge in an amount necessary and sufficient to pay scheduled payments of principal of and interest on the certificates and fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates.

         The expected initial RTC charge is set forth in the prospectus supplement.

         Under the financing order, the Department of Telecommunications and Energy approved the recovery of the following transition costs and issuance costs through the RTC charge:

         o the net balance of Western Massachusetts Electric's unrecovered investment in the Millstone 2 and 3 nuclear electric generating facilities;

         o buydown and buyout payments to independent power producers relating to two long-term contracts;

         o unrecovered Department of Energy decontamination and decommissioning costs;

         o certain net of tax debt allowance for funds used for construction;

         o        unamortized loss on reacquired debt;

         o        refinancing expenses;

         o        call or tender premiums; and

         o        transaction costs.

         The financing order provides that the transition charge will not be reduced below the RTC charge, although the RTC charge is still limited by the cap of 3.35 cents/kilowatt-hour on the transition charge. If the RTC charge needs to be increased above the transition charge then in effect, the filing of a true-up letter with the Department of Telecommunications and Energy to increase the RTC charge will also effect an increase in the transition charge, within the limits of the cap described above.

         The restructuring statute provides that Western Massachusetts Electric must meet the required rate reduction on or before September 1, 1999 and that the rate reduction, adjusted up or down for inflation, will remain in effect through December 31, 2004. If Western Massachusetts Electric's rates, including the transition charge, exceed the maximum total rate permitted during the required rate reduction period, then the Department of Telecommunications and Energy will adjust Western Massachusetts Electric's rates and charges, other than the RTC charge, to the extent necessary to achieve the required rate reduction. To the extent that the Department of Telecommunications and Energy adjusts these other charges, and Western Massachusetts Electric is not allowed to collect on a current basis any rate or charge that it would otherwise be entitled to collect, the portion of these rates or charges not collected on a current basis will be deferred at the carrying charge in effect for those charges.


ADJUSTMENTS TO THE RTC CHARGE

         Initially and during the life of the certificates, at least annually and, beginning in the last year that the certificates are scheduled to be outstanding, quarterly the servicer will calculate and set the RTC charge at a level estimated to generate revenues sufficient to pay the fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates, to pay principal of and interest on the notes and related payments on the certificates and to fund and replenish the overcollateralization subaccount and replenish the capital subaccount as required for the upcoming year. The servicer will increase or decrease the RTC charge over the life of the certificates as a result of several factors, including:

         o        changes in actual electricity sales and forecasts;

         o changes in payment patterns and charge-off experience (including defaults by third party suppliers);

         o changes in any ongoing fees and expenses (including indemnities) related to the notes and the certificates; and

         o        deferred principal of or unpaid interest on the notes.

         The RTC charge will initially be a portion, which may be adjusted to be all, of Western Massachusetts Electric's transition charge as approved by the Department of Telecommunications and Energy. As a result, the RTC charge may be limited by Western Massachusetts Electric's maximum permitted transition charge. The transition charge is not permitted to exceed 3.35 cents/kilowatt-hour under the financing order. Therefore, the servicer may not always be able to increase the RTC charge to meet anticipated payments of principal of and interest on the notes and, as a result, payments on the certificates may be delayed or you may suffer a loss on your investment.

         The expected initial RTC charge is set forth in the prospectus supplement.

         The financing order and the servicing agreement provide that the servicer will file true-up letters periodically as follows:

         o the servicer will file a routine true-up letter with the Department of Telecommunications and Energy annually prior to each anniversary of the financing order and at least 15 days before the beginning of the succeeding month, with resulting adjustments up or down to the RTC charge to become effective on the first day of the succeeding calendar month, or the date as may be specified in the true-up letter, so long as the effective date is at least 15 days after the filing of the true-up letter;

         o beginning in the last year that the certificates are scheduled to be outstanding the servicer will file a routine true-up letter with the Department of Telecommunications and Energy at least 15 days prior to the end of each calendar quarter, with resulting adjustments up or down to the RTC charge to become effective on the first day of the succeeding calendar month or such other date as may be specified in the true-up letter, so long as the effective date is at least 15 days after the filing of the true-up letter;

         o the servicer may also file a routine true-up letter with the Department of Telecommunications and Energy quarterly before the last year that the certificates are scheduled to be outstanding, with resulting adjustments up or down to the RTC charge to become effective on the first day of the next succeeding calendar month or such other date as may be specified in the true-up letter, so long as the effective date is at least 15 days after the filing of the true-up letter; and

         o with the consent of the note issuer accompanied by confirmation by the rating agencies that the requested modification will not cause the then existing ratings on the certificates to be downgraded, the servicer will file a non-routine true-up letter with the Department of Telecommunications and Energy if the method it uses to calculate the RTC charge requires modifications to more accurately project and generate adequate revenues, with the modifications to become effective when reviewed and approved by the Department of Telecommunications and Energy within 60 days after filing.

True-up letters will take into account amounts available in the general subaccount and reserve subaccount, and amounts necessary to fund the overcollateralization subaccount and to replenish the capital subaccount to their required levels, in addition to amounts payable on the notes and distributable on the certificates and related fees and expenses (including indemnities).

         Adjustments to the RRB charge will be performed on a system-wide basis (i.e., across customer classes rather than on a class-by-class basis) in accordance with the restructuring statute.


PLEDGE BY THE COMMONWEALTH OF MASSACHUSETTS

         The Commonwealth of Massachusetts has pledged and agreed with the note issuer and the certificateholders that it will not alter the provisions of the restructuring statute that make the RTC charge irrevocable and binding or limit or alter the transition property or the financing order until the certificates are fully met and discharged. The Commonwealth of Massachusetts's pledge is set forth in the restructuring statute, which provides:

         ... the commonwealth does hereby pledge and agree with the owners of transition property and holders of electric rate reduction bonds that the commonwealth shall not (i) alter the provisions of this chapter which make the transition charges imposed by the financing order irrevocable and binding or (ii) limit or alter the reimbursable transition costs amounts, transition property, financing orders, and all rights thereunder until the electric rate reduction bonds, together with the interest thereon, are fully met and discharged. The financing entity as agent for the commonwealth is hereby authorized to include this pledge and undertaking for the commonwealth in these electric rate reduction bonds.

See "Risk Factors - Certificateholders could experience payment delays or losses as a result of amendment, repeal or invalidation of the restructuring statute or breach of the commonwealth pledge," which begins on page 16. Under the financing order, however, the RTC charge is not permitted to exceed the maximum permitted transition charge of 3.35 cents/kilowatt-hour. See " - Transition Charge," which begins on page 32, and "Risk Factors - Cap on RTC charge may lead to insufficient revenues to make payments," which begins on page 21.


NO IMPAIRMENT BY DEPARTMENT OF TELECOMMUNICATIONS AND ENERGY

         The restructuring statute provides that financing orders issued by the Department of Telecommunications and Energy and the reimbursable transition costs amounts are irrevocable and that the Department of Telecommunications and Energy may not revalue or revise for ratemaking purposes the transition costs, determine that the reimbursable transition costs amounts or transition charges are unjust or unreasonable, or in any way reduce or impair the value of the transition property or revenues arising from its collection either directly or indirectly by taking reimbursable transition costs amounts into account when setting other electric company rates.


SALE AND ASSIGNMENT OF TRANSITION PROPERTY

         The seller has agreed in the sale agreement not to sell any other transition property to secure another issuance of notes, and, in turn, certificates, if it would cause the then existing ratings on the certificates to be downgraded.

         On the issuance date of the certificates, the seller will sell and assign to the note issuer, without recourse, its entire interest in the transition property. The note issuer will apply the net proceeds from the sale of the notes to the trust to purchase the transition property. The seller's financial statements will indicate that it is not the owner of the transition property, and for financial reporting and tax purposes the seller will treat the notes as representing debt of the seller.


SELLER REPRESENTATIONS AND WARRANTIES AND REPURCHASE OBLIGATION

         In the sale agreement, the seller will represent and warrant to the note issuer, as of the closing date, among other things, that:

         (a) the information describing the seller in "The Seller and Servicer," which begins on page 43, is correct in all material respects;

         (b) the seller has transferred the transition property, free and clear of all security interests, liens, charges and encumbrances (other than any lien created by the restructuring statute and any granted under any of the transaction documents);

         (c) the transition property has been validly transferred and sold to the note issuer and all filings (including filings with the Department of Telecommunications and Energy under the restructuring statute) necessary in any jurisdiction to give the note issuer an ownership interest (subject to any lien created by the restructuring statute and any lien granted under any of the transaction documents) in the transition property have been made;

         (d) under the laws of The Commonwealth of Massachusetts (including the restructuring statute) and the United States in effect on the closing date:

                  o the financing order pursuant to which the transition property has been created is in full force and effect;

                  o the certificateholders are entitled to the protections of the restructuring statute and, accordingly, the financing order is not revocable by the Department of Telecommunications and Energy;

                  o The Commonwealth of Massachusetts may not alter the provisions of the restructuring statute that make the RTC charge irrevocable and binding, limit or alter the transition charge, the transition property, the financing order and all rights thereunder, in a manner that would substantially impair the rights of certificateholders, absent a demonstration by The Commonwealth of Massachusetts that an impairment is narrowly-tailored and is necessary to advance an important public interest, such as responding to a "great public calamity," until the certificates, together with accrued interest, are fully met and discharged;

                  o The Commonwealth of Massachusetts, in the exercise of its executive or legislative powers, may not repeal or amend the restructuring statute or the financing order, or take any action in contravention of the pledge by The Commonwealth of Massachusetts described under "Description of the Transition Property - Pledge by The Commonwealth of Massachusetts," which begins on page 34, without paying just compensation to the certificateholders, as determined by a court of competent jurisdiction, if this action would constitute a permanent appropriation of a substantial property interest of certificateholders in the transition property and deprive the certificateholders of their reasonable expectations arising from their investments in the certificates;

                  o the process by which the financing order was adopted and approved, and the financing order and issuance advice letter, comply with all applicable laws, rules and regulations;

                  o the issuance advice letter has been filed in accordance with the financing order;

                  o except for periodic adjustments to the RTC charge required under the restructuring statute and described under " - Adjustments to the RTC Charge," which begins on page 33, the Department of Telecommunications and Energy does not have authority, either by rescinding, altering or amending the financing order or otherwise, to revalue or revise for ratemaking purposes the transition costs, determine that the reimbursable transition costs amounts or transition charges are unjust or unreasonable, or in any way to reduce or impair the value of the transition property either directly or indirectly by taking reimbursable transition costs amounts into account when setting other rates for the seller; nor are the amount of revenues arising with respect thereto subject to reduction, impairment, postponement or termination; and

                  o no approval or filing with any other governmental body is required in connection with the creation of the transition property, except those that have been obtained or made;

         (e) based on information available to the seller on the closing date, the assumptions used in calculating the initial RTC charge are reasonable and are made in good faith;

         (f) on the effectiveness of the financing order and the issuance advice letter:

                  o all of the transition property constitutes an existing property right;

                  o the transition property includes the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from the RTC charge, as adjusted from time to time, and all rights to obtain adjustments to the RTC charge pursuant to the financing order; and

                  o subject to the cap of 3.35 cents/kilowatt-hour on the seller's transition charge, the owner of the transition property is legally entitled to collect payments in respect of the RTC charge in the aggregate sufficient to pay the principal of and interest on the notes, to pay the fees and expenses (including indemnities) of servicing the notes and the certificates, to replenish the capital subaccount to the required capital level and to fund the overcollateralization subaccount to the targeted overcollateralization level and to enforce all other material rights conferred in the financing order and the restructuring statute until the notes and the certificates are paid in full;

         (g) the seller is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, with corporate power and authority to own its properties as owned on the closing date and to conduct its business as conducted by it on the closing date and to execute, deliver and perform the terms of the sale agreement;

         (h) the execution, delivery and performance of the sale agreement have been duly authorized by all necessary corporate action on the part of the seller;

         (i) the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' or secured parties' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or law;

         (j) the consummation of the transactions contemplated by the sale agreement do not conflict with the seller's articles of organization or by-laws or any material agreement to which the seller is a party or bound, result in the creation or imposition of any lien upon the seller's properties pursuant to the terms of a material agreement (other than any that may be granted under the transaction documents or any lien created by the restructuring statute) or violate any existing law or any existing order, rule or regulation applicable to the seller;

         (k) no governmental approvals, authorizations, consents, orders or other actions or filings are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made and post closing filings required in connection therewith and those that the seller, in its capacity as servicer, is required to make in the future under the servicing agreement; and

         (l) no court or administrative proceeding is pending and, to the seller's knowledge, no court or administrative proceeding is threatened and, to the seller's knowledge, no investigation is pending or threatened:

                  o asserting the invalidity of the sale agreement, the other transaction documents, the notes, the certificates, the restructuring statute or the financing order, or seeking to prevent the consummation of the transactions contemplated by the sale agreement or the other transaction documents;

                  o seeking a determination that might materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the sale agreement, the other transaction documents, the notes or the certificates; or

                  o seeking to adversely affect the federal or state income tax classification of the notes or the certificates as debt.

         In the sale agreement, the seller does not represent or warrant that any amounts actually collected arising from the RTC charge will in fact be sufficient to meet payment obligations on the notes or that assumptions made in calculating the RTC charge will in fact be realized.

         In the event of a breach by the seller of any representation specified in clause (d) or clause (f) above that has a material adverse effect on the certificateholders, the seller will be obligated to repurchase the transition property from the note issuer at a repurchase price equal to the outstanding principal amount of the notes and all accrued and unpaid interest, unless:

         o within 90 days after the date of the occurrence of the breach, the breach is cured or the seller takes remedial action so that there is not and will not be a material adverse effect on the certificateholders as a result of the breach; and

         o        either of the following alternative conditions are met:

                  o if the seller had, immediately prior to the breach, a long term debt rating of at least "A3" by Moody's Investors Service, Inc. and "BBB" (or the equivalent) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Fitch, Inc., and the seller enters into a binding agreement with the note issuer to pay any amounts necessary so that all interest payments due on the notes during the 90-day period will be paid in full; or

                  o if the seller does not have these long term debt ratings immediately prior to the breach, but within 2 business days after the occurrence of the breach, the seller deposits an amount in escrow with the note trustee sufficient to pay all interest payments, taking into account amounts available in the collection account for such purpose, which will become due on the notes during the 90-day period.

Any escrowed amounts will be used by the note trustee to make interest payments if there are not sufficient funds otherwise available. The sale agreement provides that any change in the law by legislative enactment, constitutional amendment, referendum or initiative petition that renders any of the representations and warranties untrue does not constitute a breach under the sale agreement.

         In the event of a breach by the seller of any representation or warranty specified in clauses (b), (c), (g), (h), (i), (j) or (l) above that has a material adverse effect on the certificateholders, if, within 90 days after the date of the breach, the breach has not been cured and the seller has not taken remedial action so that there is not and will not be a material adverse effect on the certificateholders as a result of the breach, then the seller will be required to repurchase the transition property for the repurchase price described above. After the payment by the seller of the repurchase price, no person or entity will have any other claims, rights or remedies against the seller under or arising from the sale agreement, except for the indemnity rights of the indemnified persons described below.

         In the event of the seller's willful misconduct or negligence in the performance of its duties or observance of the covenants under the sale agreement or a breach in any material respect of any representation or warranty in the sale agreement other than those that trigger the seller's repurchase obligation, the seller will be required to indemnify, defend and hold harmless the note issuer, the noteholders and the certificateholders against any costs, expenses, losses, claims, damages and liabilities incurred as a result of the breach, except to the extent of amounts either resulting from the willful misconduct or gross negligence of the indemnified person or resulting from a breach of a representation or warranty made by the indemnified person in the transaction documents that gives rise to the seller's breach. The noteholders and the certificateholders, however, may only enforce their rights against the seller through an action brought by the note trustee or the certificate trustee, as the case may be. The seller may, at its election and in full satisfaction of its indemnity obligation, repurchase the transition property at the repurchase price described above, in which case no person or entity will have any claims, rights or remedies against the seller under or arising from the sale agreement, except for the indemnity rights of the indemnified persons described below. The remedies provided for in the sale agreement are the sole and exclusive remedies of the note issuer, the note trustee (for the benefit of the noteholders) and the certificate trustee (for the benefit of the certificateholders) against the seller for breach of its representations and warranties in the sale agreement.

         In addition, the seller will indemnify and hold harmless the note trustee, the Delaware trustee, the certificate trustee, the trust, The Commonwealth of Massachusetts, the state agencies, the Executive Office for Administration and Finance of The Commonwealth of Massachusetts and any of their respective affiliates, officials, officers, directors, employees, consultants, counsel and agents against any expenses (including legal fees and expenses), losses, claims, taxes, damages and liabilities incurred by any of these persons as a result of the seller's willful misconduct or negligence in the performance of its duties or observance of the covenants under the sale agreement or a breach by the seller of its representations and warranties in the sale agreement, except to the extent of amounts either resulting from the willful misconduct or gross negligence of the indemnified person or resulting from a breach of a representation or warranty made by the indemnified person in the transaction documents that gives rise to the seller's breach.

         The seller will also agree to take any legal or administrative action, including defending against or instituting and pursuing legal actions, as may be reasonably necessary to protect the note issuer, the noteholders, the certificateholders, the note trustee, the Delaware trustee, the certificate trustee, the trust, The Commonwealth of Massachusetts, the state agencies, the Executive Office for Administration and Finance of The Commonwealth of Massachusetts and any of their respective affiliates, officials, officers, directors, employees, consultants, counsel and agents from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation described above. The seller will be entitled to be reimbursed by the note issuer for the costs and expenses of taking these actions. The seller will also agree that it will not at any time assert any security interest, lien, charge or encumbrance against the transition property.


BANKRUPTCY AND CREDITORS' RIGHTS ISSUES

    TRUE SALE

         The seller will represent and warrant in the sale agreement that the transfer of the transition property to the note issuer is a valid sale and assignment of the transition property from the seller to the note issuer. The seller will also represent and warrant that it will take the appropriate actions under the restructuring statute to perfect this sale. The restructuring statute provides that the transactions described in the sale agreement will constitute a sale of the transition property to the note issuer, and the seller and the note issuer will treat the transactions as a sale under applicable law, although for financial reporting and federal income tax purposes the transactions will be treated as debt of the seller.

         Should the transfer of the transition property to the note issuer be recharacterized as a borrowing by the seller, the restructuring statute provides that there is a perfected first priority statutory lien on the transition property that secures all obligations to the certificateholders. In addition, in the sale agreement, the seller grants to the note issuer a security interest in the transition property and covenants that it will take appropriate actions to perfect the security interest.

         Under the restructuring statute and the financing order, on the effective date of the issuance advice letter, the transition property identified in the issuance advice letter constitutes a property right that continuously exists as property for all purposes. Nonetheless, if the seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the seller, or the seller itself as debtor in possession, may attempt to take the position that, because the payments based on the RTC charge are usage-based charges, transition property comes into existence only as customers use electricity. If a court were to adopt this position, there is no assurance that either the statutory lien created by the restructuring statute or the security interest granted in the sale agreement would be valid as to the RTC charges deemed to relate to electricity consumed after the commencement of a bankruptcy case by or against the seller.

         If a court were to determine that the transition property has not been sold to the note issuer, and that the statutory lien created by the restructuring statute and the security interest granted in the sale agreement are invalid against payments arising from the RTC charge that become collectible as a result of the consumption of electricity after the commencement of a bankruptcy case of the seller, then the certificate trustee, as noteholder and for the benefit of holders of the certificates, would be an unsecured creditor of the seller, and delays or reductions in payments on the certificates would result. Whether or not the court determined that the transition property had been sold to the note issuer, no assurances can be given that the court would not rule that any collections of transition property relating to electricity consumed after the commencement of the seller's bankruptcy cannot be transferred to the note issuer, thus resulting in delays or reductions of payments on the certificates.

         Because the RTC charge is a usage-based charge, if the seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the seller, or the seller itself as debtor in possession could argue that the note issuer should pay a portion of the costs of the seller associated with the generation, transmission or distribution of the electricity, the price of which gave rise to the payments arising from the RTC charge that are used to make payments on the certificates. If a court were to adopt this position, the amounts paid to the note trustee, and thus to the holders of the certificates, could be reduced.

         Regardless of any specific adverse determinations in a seller bankruptcy case, the mere fact of a seller bankruptcy case could have an adverse effect on the resale market for the certificates and the market value of the certificates.

         Regardless of whether the seller is the debtor in a bankruptcy case, if a court were to accept the arguments of a creditor of the seller that transition property comes into existence only as customers use electricity, a tax, government lien or other lien on property of the seller arising before the transition property came into existence may have priority over the note issuer's interest in the transition property, which could reduce the amounts paid to certificateholders.

    SUBSTANTIVE CONSOLIDATION

         In the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court could order that the assets and liabilities of the note issuer be substantively consolidated with those of the seller or an affiliate. Factors that may tend to support consolidation include the ownership of the note issuer by the seller, the designation of officers or employees of the seller as directors, other than independent directors, of the note issuer and the existence of indemnities by the seller for some liabilities of the note issuer. The seller and the note issuer have taken steps to reduce this risk. These steps include the fact that the note issuer is a separate, special purpose limited liability company, the organizational documents of which require the note issuer to comply with certain covenants that will respect the separateness of the note issuer from the seller and provide that it will have two directors independent of the seller. Nonetheless, these steps may not be completely effective, and thus if the seller or an affiliate of the seller were to become a debtor in a bankruptcy case, a court may order that the assets and liabilities of the note issuer be consolidated with those of the seller or an affiliate, thus resulting in delays or reductions in payments on the certificates.

    RECENT DEVELOPMENTS - LTV STEEL COMPANY

         Some of the risks described in this section were illustrated in the bankruptcy cases of LTV Steel Company and certain affiliates, or LTV. LTV had transferred receivables to a special purpose finance subsidiary in a securitization transaction prior to the commencement of the bankruptcy case. Notwithstanding the prior transfer, LTV sought and obtained interim authority to use the receivables (and the related cash proceeds) as cash collateral. In a preliminary ruling denying relief from the order, the court observed that the ultimate issue of whether LTV actually sold the receivables to the special purpose finance subsidiary was a fact-intensive issue that could not be resolved without extensive discovery and an evidentiary hearing. The dispute was later settled in conjunction with the approval of senior secured financing that provided funds for the debtor to repurchase the accounts receivable from its subsidiary, and the final order approving the replacement financing included a finding that the transfers under the prepetition agreement constituted "true sales" of the receivables.

         See "Risk Factors - Bankruptcy and creditors' rights issues," which begins on page 26.


                                    THE TRUST

         Prior to the sale of the certificates, the state agencies will form the trust specifically for the purpose of acquiring the notes from the note issuer. The trust will be a Delaware business trust. The state agencies and the Delaware trustee, on behalf of the trust, will enter into a declaration of trust to create the trust. The trust will not be an agency or instrumentality of The Commonwealth of Massachusetts. The trust will have no assets other than the notes. The declaration of trust will not permit the trust to engage in any activities other than holding the notes, issuing the certificates and engaging in other related activities.

         Each class of certificates will represent a fractional undivided beneficial interest in the related class of notes, including all amounts due and to become due under the related class of notes, and will represent the right to receive the payments on the related class of notes. See "Description of the Certificates - Payments," which begins on page 65.

         The note issuer, the state agencies, the trust and the trustees will enter into a fee and indemnity agreement under which the note issuer will pay the trustees' reasonable compensation and reasonable fees and expenses. The fee and indemnity agreement will further provide that the note issuer will indemnify the trustees, certificateholders, the trust, The Commonwealth of Massachusetts, the state agencies, the Executive Office for Administration and Finance of The Commonwealth of Massachusetts and any of their respective affiliates, officials, officers, directors, employees, consultants, counsel and agents for, and hold them harmless against, among other things, any loss, liability or expense incurred by them arising from the failure of any party to perform its obligations under the various transaction documents.

         The fiscal year of the trust will be the calendar year.

         As of the date of this prospectus, because the trust has not yet been formed, we have not included any financial statements or related information for the trust.


                               THE STATE AGENCIES

         The Massachusetts Development Finance Agency is a body politic and corporate and a public instrumentality of The Commonwealth of Massachusetts. It is responsible for providing bond issuance, lending and real estate development services to promote economic development throughout Massachusetts. This agency was formally created in September 1998 by a legislative merger of the former Massachusetts Industrial Finance Agency and the Massachusetts Government Land Bank. The Massachusetts Health and Educational Facilities Authority is an independent public authority created by the Massachusetts legislature in 1968 to assist nonprofit health, educational and cultural institutions to borrow funds at tax-exempt rates, providing access to low-cost capital for those institutions.

         The restructuring statute contemplates state sponsorship of individual utility electric rate reduction bond issuances through the Massachusetts Development Finance Agency and the Massachusetts Health and Educational Facilities Authority, referred to as the state agencies. These state entities have participated in the structuring of the transaction relating to the issuance of the certificates and related matters.

         The certificates do not represent an interest in, or an obligation of, The Commonwealth of Massachusetts, any governmental agency, authority or instrumentality of The Commonwealth of Massachusetts or Western Massachusetts Electric or any of its affiliates, except that each class of certificates does represent a fractional undivided beneficial interest in the related class of notes issued by the note issuer which is an affiliate of Western Massachusetts Electric. None of these entities or the trust will guarantee or insure the certificates, the notes or the property securing the notes.

         Neither The Commonwealth of Massachusetts nor any governmental agency, authority or instrumentality of The Commonwealth of Massachusetts nor Western Massachusetts Electric or any of its affiliates, will have any obligation relating to the certificates, the notes or the property securing the notes, except for the note issuer's duties and obligations under the notes and the transaction documents and Western Massachusetts Electric's duties and obligations under the sale agreement and the servicing agreement as the seller and the servicer of the transition property.

         Neither the full faith and credit nor the taxing power of The Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of The Commonwealth of Massachusetts is pledged to the payment of principal of, or interest on, the certificates or the notes, or the payments securing the notes. Furthermore, neither The Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of The Commonwealth of Massachusetts will appropriate any funds for the payment of any of the certificates or the notes.

                                 THE NOTE ISSUER

         The note issuer is a limited liability company organized under the laws of the State of Delaware. The seller is the sole member of the note issuer. The principal executive office of the note issuer is located at 174 Brush Hill Avenue, West Springfield, Massachusetts 01089. The telephone number of the note issuer is (413) 785-5871. The seller organized the note issuer for the limited purpose of holding and servicing the transition property and issuing notes secured by the transition property and the other note collateral and related activities. The note issuer's organizational documents restrict it from engaging in other activities. The note issuer does not have any employees, but Western Massachusetts Electric will provide it with administrative services and office space according to the terms of an administration agreement. This agreement requires the note issuer to pay Western Massachusetts Electric an administrative fee of $75,000 per year, payable quarterly, for as long as Western Massachusetts Electric provides these services. The assets of the note issuer will consist primarily of the transition property and the other collateral for the notes. In addition, the note issuer's organizational documents require it to operate in a manner intended to reduce the likelihood that it would be consolidated in the seller's bankruptcy estate if the seller becomes involved in a bankruptcy case.

         The note issuer is a recently formed entity and, as of the date of this prospectus, has not carried on any business activities. We have included audited financial statements of the note issuer beginning at page F-1 of this prospectus.


OFFICERS AND DIRECTORS

         The directors of the note issuer oversee the management of its property and business. The following is a list of the officers and directors of the note issuer upon the closing of the offering:

         NAME                    AGE          TITLE
         ----                    ---          -----

         Randy A. Shoop          43           President and Director

         John P. Stack           42           Vice President and Treasurer

         O. Kay Comendul         45           Secretary

         Stephen H. Klionsky     50           Assistant Secretary

         David H. Boguslawski    56           Director

         Kerry J. Kuhlman        50           Director

         Christopher T. Burt     31           Director

         David O. Taylor         32           Director

         All of the note issuer's officers and directors, other than those directors who are independent of Western Massachusetts Electric and its affiliates, have served in their capacities since the organization of the note issuer. The independent directors will begin to serve effective immediately prior to the closing of the offering. The officers and directors will devote as much time as is necessary to the affairs of the note issuer. The note issuer will have sufficient officers, directors and employees to carry on its business.

         Randy A. Shoop is Assistant Treasurer - Finance for the Northeast Utilities system and for Western Massachusetts Electric. He began his Northeast Utilities career in 1997 as Manager - Bank Relations and he assumed his present position in September 1998. Prior to joining Northeast Utilities, Mr. Shoop was employed by United Technologies Corporation for 15 years, holding several management positions in a variety of finance positions responsible for corporate finance, foreign exchange and capital market transactions, as well as overseeing treasury operations.

         John P. Stack is Executive Director of Corporate Accounting and Taxes for Northeast Utilities and for Western Massachusetts Electric. Mr. Stack joined Northeast Utilities in December 1998. Prior to joining Northeast Utilities, Mr. Stack was an audit partner with Arthur Andersen LLP for over 3 years and was responsible for the audit services provided to Northeast Utilities.

         O. Kay Comendul is Assistant Secretary of the Northeast Utilities system. She joined Public Service Company of New Hampshire in 1978 and was promoted to Assistant Secretary of that company in 1984. She transferred to Northeast Utilities's legal department and assumed her present position in April 1997.

         Stephen H. Klionsky is Senior Counsel for the Northeast Utilities system, including Western Massachusetts Electric. Mr. Klionsky joined Northeast Utilities in 1993. Prior to that time, he was in private practice with the law firm of Tillinghast, Collins & Graham and served in various staff and managerial legal capacities for several Commonwealth of Massachusetts state agencies.

         David H. Boguslawski is Vice President - Transmission Business Unit for the Northeast Utilities system. He joined Northeast Utilities in 1977, working first in engineering and then in finance. In January, 1994, Mr. Boguslawski was appointed to Vice President-Customer Operations for Public Service Company of New Hampshire. He was named Vice President - Energy Delivery for the Northeast Utilities system in 1996, and he assumed his present position in 2001.

         Kerry J. Kuhlman is President and Chief Operating Officer of Western Massachusetts Electric. Ms. Kuhlman joined the legal department of Northeast Utilities in 1981. Since that time, she has held several positions at both Western Massachusetts Electric and The Connecticut Light and Power Company. Ms. Kuhlman assumed the position of vice president of Western Massachusetts Electric in October 1998, and was promoted to her present position in April 1999.

         Christopher T. Burt will serve as an independent director of the note issuer. Mr. Burt joined Global Securitization Services, LLC in December 1999 as an Assistant Vice President and has been a Vice President since December 2000. Prior to joining Global Securitization Services, LLC, Mr. Burt worked for BancBoston Robertson Stephens as an Administrator from September 1996 to September 1998 and worked for Chase Manhattan Bank as a Trust Officer from September 1998 to December 1999.

         David O. Taylor will serve as an independent director of the note issuer. Mr. Taylor joined Global Securitization Services, LLC in August 1999 as an Assistant Vice President and has been a Vice President since December 2000. Prior to joining Global Securitization Services, LLC, Mr. Taylor was a consultant at Phoenix Technologies, KK from October 1995 to April 1997 and an Assistant Treasurer at Bankers Trust Company, a division of Deutsche Bank, from April 1997 to August 1999.

         The note issuer will not compensate its officers and will not compensate its directors, other than the two directors that are independent of Western Massachusetts Electric and its affiliates, for their services on behalf of the note issuer. The initial aggregate annual compensation for both of the independent directors will be $2,000. Any officer will serve at the discretion of the note issuer's sole member. The note issuer's organizational documents provide that it will indemnify its officers and directors against liabilities incurred in connection with their services on behalf of the note issuer.


                             THE SELLER AND SERVICER

         Western Massachusetts Electric was incorporated under Massachusetts law in 1886, existing prior to 1942 as four separate companies. Western Massachusetts Electric is an electric company primarily engaged in the business of providing electric service to retail customers in an area of approximately 1,490 square miles, including 59 communities. In 2000, Western Massachusetts Electric served an average of approximately 200,000 customers.

         Western Massachusetts Electric is regulated by the Department of Telecommunications and Energy and the Federal Energy Regulatory Commission. Western Massachusetts Electric is also regulated by the Nuclear Regulatory Commission because of its ownership of nuclear generation assets.

         Western Massachusetts Electric is a wholly owned subsidiary of Northeast Utilities. On October 13, 1999, Northeast Utilities entered into a merger agreement with Consolidated Edison, Inc. pursuant to which Northeast Utilities would become a wholly owned subsidiary of Consolidated Edison. On March 5, 2001, Northeast Utilities announced that Consolidated Edison had advised Northeast Utilities that Consolidated Edison was not willing to close the merger on the previously agreed upon terms. Northeast Utilities said that it had notified Consolidated Edison that it was treating its refusal to proceed on the terms set forth in the merger agreement as a repudiation and breach of the merger agreement, and that it will file suit to obtain the benefits of the transaction as negotiated for Northeast Utilities's shareholders. On March 6, 2001, Consolidated Edison announced that, in response to Northeast Utilities's action, Consolidated Edison had filed suit against Northeast Utilities in the Federal District Court in the Southern District of New York seeking a declaratory judgment that Northeast Utilities has failed to satisfy conditions precedent under the merger agreement. On March 12, 2001, Northeast Utilities announced that it had filed suit against Consolidated Edison in the Federal District Court in the Southern District of New York seeking damages in excess of $1 billion arising from Consolidated Edison's breach of the merger agreement.


WESTERN MASSACHUSETTS ELECTRIC REVENUES, CUSTOMER BASE AND ENERGY CONSUMPTION

         Several factors influence the number of Western Massachusetts Electric's retail customers and their electric energy consumption. One of these factors is the general economic climate in Western Massachusetts Electric's service territory, which affects migration of residential, commercial and industrial customers into or out of the service territory. Another factor influencing sales of electricity is temperature. Western Massachusetts Electric's electricity sales are typically higher in the winter and summer when heating or cooling demands are highest than in the spring and fall when temperatures tend to be more moderate. The level of business activity of commercial and industrial customers also tends to influence their electricity consumption. Other factors affecting the electricity consumption of retail customers, primarily over the longer term, include the availability of more energy-efficient appliances and other products and retail customers' ability to acquire these products.

         The table below sets forth Western Massachusetts Electric's total retail revenues from retail sales of electrical energy for the years 1995 to 2000:

                           RETAIL REVENUES (000,000S)

                  1995      1996      1997      1998      1999       2000
                  ----      ----      ----      ----      ----       ----

Residential       $157      $159      $154      $143      $147       $149
Commercial         134       135       136       130       132        136
Industrial          83        80        80        77        75         80
Other                5         5         5         5         5          5
                  ----      ----      ----      ----      ----       ----
        Total     $379      $379      $375      $355      $359       $370
                  ====      ====      ====      ====      ====       ====

         The table below sets forth Western Massachusetts Electric's monthly average number of retail customers by class for the years 1995 to 2000:

                 MONTHLY AVERAGE NUMBER OF RETAIL CUSTOMERS (000S)

                  1995      1996      1997      1998      1999       2000
                  ----      ----      ----      ----      ----       ----

Residential        178       178       179       180       181        181
Commercial          15        15        15        15        16         16
Industrial         0.8       0.8       0.8       0.8       0.8        0.8
Other              0.6       0.6       0.6       0.6       0.6        0.6
                   ---       ---       ---       ---       ---        ---
        Total      194       194       195       196       198        198
                   ===       ===       ===       ===       ===        ===

         The table below sets forth Western Massachusetts Electric's retail energy sales for the years 1995 to 2000:

                      RETAIL ENERGY SALES (GIGAWATT-HOURS)

                 1995      1996      1997      1998      1999       2000
                 ----      ----      ----      ----      ----       ----

Residential      1,315     1,361     1,325     1,316     1,394      1,382
Commercial       1,308     1,360     1,362     1,408     1,468      1,465
Industrial         993       992       988     1,001       999      1,010
Other               27        28        27        25        24         25
                 -----     -----     -----     -----     -----      -----
        Total    3,643     3,741     3,702     3,750     3,885      3,882
                 =====     =====     =====     =====     =====      =====


ESTIMATED CONSUMPTION AND VARIANCES

         Western Massachusetts Electric's calculation of the initial RTC charge and subsequent adjustments are based on electricity sales estimates. The servicer will use these estimates to calculate and set the RTC charge at a level intended to generate revenues sufficient to pay principal of and interest on the certificates, to pay fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates, to replenish the capital subaccount and to fund the overcollateralization amount.

         Western Massachusetts Electric conducts sales estimate variance analyses on a regular basis to monitor the accuracy of energy estimates against recorded consumption. The table below presents the estimates of Western Massachusetts Electric's retail energy sales in gigawatt-hours for the years 1995 to 2000. There are 1,000,000 kilowatt-hours in a gigawatt-hour. Each estimate was made in the prior year. For example, the 1995 estimate of 3,673 gigawatt-hours was prepared in 1994.

                                ANNUAL VARIANCES
                      RETAIL ENERGY SALES (GIGAWATT-HOURS)

                  1995      1996      1997      1998      1999       2000
                  ----      ----      ----      ----      ----       ----

Estimate         3,673     3,700     3,727     3,738     3,776      3,922
Actual           3,643     3,741     3,702     3,750     3,885      3,882
Variance           -30        41       -25        12       109        -40
Percentage
Variance         -0.8%      1.1%     -0.7%      0.3%      2.9%      -1.0%

         Actual usage depends on several factors, including temperatures and economic conditions. For example, while Western Massachusetts Electric's methodology for estimating usage assumes normal conditions, abnormally hot summers can add an extra 1 to 2 percent in electricity sales. Regional economic conditions can also affect sales as retail customers curb electricity usage to save money, businesses close and retail customers migrate from Western Massachusetts Electric's service territory. Accordingly, variations in conditions will affect the accuracy of any estimate.


BILLING AND COLLECTIONS

    CREDIT POLICY

         Western Massachusetts Electric's credit and collections policies are regulated by the Department of Telecommunications and Energy. Under the Department of Telecommunications and Energy's regulations, Western Massachusetts Electric is obligated to provide service to all customers within its service territory.

         On application for service, the identification of all residential customers is verified through the use of a major credit-reporting bureau. In instances where nonresidential customers have not established satisfactory credit, a signed application and a security deposit are required. The security deposit may be in the form of a cash deposit, surety bond and/or irrevocable letter of credit. The amount of security is normally twice the average monthly bill. Western Massachusetts Electric does not obtain security deposits from its residential customers.

         According to the Department of Telecommunications and Energy's regulations, Western Massachusetts Electric may refuse to provide service, at any location, to an applicant who is indebted to it for any service previously furnished to the applicant. Western Massachusetts Electric will commence service, however, if a reasonable payment plan for the indebtedness is first made between a residential applicant and Western Massachusetts Electric, and it may likewise commence service for an industrial or commercial applicant.

    BILLING PROCESS

         Western Massachusetts Electric bills its customers in 20 billing cycles each month. These billing cycles range from 25 to 38 days, with an average of 30 days. An approximately equal number of bills are distributed each business day. During 2000, Western Massachusetts Electric mailed out an average of approximately 10,000 bills per billing cycle (i.e., on each business day) to customers in its various customer categories.

         Approximately 8,478 residential and small business customers, which constitutes approximately 4.3 percent of Western Massachusetts Electric's retail customers, choose to be billed using Western Massachusetts Electric's budget billing program. For these customers Western Massachusetts Electric determines and bills a monthly budget amount based on the last twelve months of billing history for each account. Customers receive eleven equal monthly budget bills. Overpayments or underpayments for actual usage during the prior year are reconciled on each customer's twelfth month budget bill. The budget amount is recalculated every four months, if necessary.

         For accounts with potential billing errors, exception reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

    COLLECTION PROCESS

         Western Massachusetts Electric receives the majority of its payments via the U.S. mail; however, other payment options are also available. These options include electronic payments, electronic fund transfers, as well as direct payment at Western Massachusetts Electric's payment agency network.

         Western Massachusetts Electric considers customer bills to be delinquent if they are unpaid 38 days after the billing date. In general, Western Massachusetts Electric's collection process begins when balances are unpaid for 52 days or more from the billing date. At that time Western Massachusetts Electric begins collection activities ranging from delinquency notice mailings, to telephone calls, to personal collection and ending with electricity shutoff. Western Massachusetts Electric also uses collection agencies and legal collection experts as needed throughout this process.

    RESTORATION OF SERVICE

         Before restoring service that has been shut off for non-payment, Western Massachusetts Electric has the right to require the payment of all of the following charges:

         o amounts owing on an account including the amount of any past-due balance for charges for which Western Massachusetts Electric may disconnect service if they are unpaid and legal notice requirements were met prior to service termination, the current billing and a credit deposit, if applicable;

         o any miscellaneous charges associated with the reconnection of service (i.e., reconnection charges and/or returned check charges);

         o any charges assessed for unusual costs incidental to the termination or restoration of service which have resulted from the customer's action or negligence; and

         o any unpaid closing bills from other accounts in the name of the customer of record.

LOSS EXPERIENCE

         The following table sets forth information relating to Western Massachusetts Electric's annual net charge-offs (i.e., net of recoveries) for retail customers for the years 1995 to 2000:

                  1995      1996      1997      1998      1999      2000
                  ----      ----      ----      ----      ----      ----
Net Charge-Offs
   (000,000s):     $2.6      $3.1      $3.3      $2.8      $2.8      $2.1
Percentage of
   Retail
   Revenues:      0.69%     0.82%     0.88%     0.79%     0.78%     0.57%

         Western Massachusetts Electric determines a customer's account to be inactive on the date:

         o        the customer requests discontinuance of service,

         o a new customer applies for service at a location where the customer of record has not yet discontinued service, or

         o        the customer's service has been shut off due to non-payment.

         Western Massachusetts Electric's policy is to charge-off an inactive account against bad debt reserve 75 days after the date the account is determined to be inactive if payment has not been received.


AGING RECEIVABLES

         The following table sets forth information relating to the aging of Western Massachusetts Electric's accounts receivable for all classes of customers on December 31st of each year shown. This historical information is presented because Western Massachusetts Electric's actual accounts receivable aging experience may affect the amounts charged-off, and consequently the total amounts remitted, that arise from the RTC charge.

                    1995      1996      1997      1998      1999      2000
                    ----      ----      ----      ----      ----      ----
Percentage
Outstanding For:
    1 - 30 days     64.0%     62.6%     59.3%     58.1%     63.7%     52.8%
    31 - 60 days     20.4      21.8      21.8      22.9      21.0      29.6
    61 - 90 days      4.7       3.9       6.1       4.4       3.8       6.1
    91 - 120 days     2.1       2.1       2.2       2.4       2.0       2.0
    over 120 days     8.8       9.6      10.6      12.2       9.5       9.5

         During the last six years, the accounts receivable aging experience for Western Massachusetts Electric has remained relatively consistent. We are not aware of any material factors that caused the accounts receivable aging experience to vary.

                                    SERVICING


SERVICING PROCEDURES

         The servicer, on behalf of the note issuer, will manage, service and administer, and bill and collect payments arising from, the transition property according to the terms of the servicing agreement between the servicer and the note issuer. The servicer's duties will include responding to inquiries of customers and the Department of Telecommunications and Energy regarding the transition property and the RTC charge, calculating electricity usage, accounting for collections, furnishing periodic reports and statements to the note issuer, the note trustee, the certificate trustee and the rating agencies and periodically adjusting the RTC charge.

         The servicer will institute any action or proceeding necessary to compel performance by the Department of Telecommunications and Energy or The Commonwealth of Massachusetts of any of their obligations or duties under the restructuring statute, the financing order or any true-up letter. In addition, the servicer will take legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying in hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the restructuring statute or the financing order or the rights of holders of transition property by executive action, legislative enactment, constitutional amendment, referendum or initiative petition that would be adverse to certificateholders, the note issuer or the trustees. The cost of any action will be payable from payments arising from the RTC charge as an expense of the note issuer.


SERVICING STANDARDS AND COVENANTS

         The servicing agreement will require the servicer, in servicing and administering the transition property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care it customarily employs and exercises in servicing and administering bill collections for its own account and for others.

         Consistent with the foregoing, the servicer may in its own discretion waive any late payment charge or any other fee or charge relating to delinquent payments, if any, and may waive, vary or modify any terms of payment of any amounts payable by a customer, in each case, if the waiver or action:

         o would comply with the servicer's customary practices or those of any successor servicer for comparable assets that it services for itself and for others;

         o        would not materially adversely affect the certificateholders;
                  and

         o        would comply in all material respects with applicable law.

In addition, the servicer may write off any amounts that it deems uncollectible according to its customary practices.

         In the servicing agreement, the servicer will covenant that, in servicing the transition property it will:

         o manage, service, administer and make collections of payments arising from the transition property with reasonable care and in compliance with applicable law, including all applicable guidelines of the Department of Telecommunications and Energy, using the same degree of care and diligence that the servicer exercises for bill collections for its own account and, if applicable, for others;

         o follow customary standards, policies and procedures for the industry in performing its duties as servicer;

         o use all reasonable efforts, consistent with its customary servicing procedures, to bill and collect the RTC charge;

         o comply in all material respects with laws applicable to and binding on it relating to the transition property;

         o submit annually and, beginning in the last year that the certificates are scheduled to be outstanding, quarterly a true-up letter to the Department of Telecommunications and Energy seeking an adjustment, if any, of the RTC charge; and

         o submit quarterly a true-up letter to the Department of Telecommunications and Energy seeking an adjustment, if any, of the RTC charge if it reasonably determines that an adjustment is then necessary to assure timely payment of scheduled amortization on the notes.

REMITTANCES TO COLLECTION ACCOUNT

         Starting with collections that are received on the first business day that is at least 45 days after the first day on which Western Massachusetts Electric imposes the RTC charge, the servicer will remit daily to the note trustee, within 2 business days after receipt, an amount equal to the RTC charges collected, calculated based on the servicer's remittance methodology. Western Massachusetts Electric's remittance methodology is as follows:

         o Gross customer collections received will be deposited and posted to Western Massachusetts Electric's accounts receivable system.

         o The amount deposited will be adjusted by deducting an amount for sales taxes and dishonored checks and by adding an amount for write-off recoveries to determine net collections for each of Western Massachusetts Electric's customer classes.

         o Net collections for each customer class will be multiplied by the applicable RTC percentage (determined as described below) for such customer class to determine the amount of RTC charge collected for that customer class.

         o The total of the RTC charges collected for all customer classes will be remitted to the note trustee.

         For net collections received on any day that occurs before two full billing months have elapsed since the first day on which Western Massachusetts Electric imposed the RTC charge, the applicable RTC percentage for a customer class is determined as follows:

         o First, the applicable unadjusted RTC percentage is calculated by dividing the initial RTC charge (cents per kilowatt-hour) for such customer class by the total rate (cents per kilowatt-hour) in effect for such customer class on the first day on which Western Massachusetts Electric imposed the RTC charge.

         o Next, the applicable RTC adjustment percentage is calculated by dividing the aggregate amount of payments received by Western Massachusetts Electric from customers in such customer class by the aggregate of all amounts billed to all customers in such customer class less the aggregate amount of bills written off by Western Massachusetts Electric for all customers in such customer class, in each case during the twelve billing months preceding the first day on which Western Massachusetts Electric imposed the RTC charge.

         o Finally, the applicable RTC percentage is calculated by dividing the applicable unadjusted RTC percentage by the applicable RTC adjustment percentage. Dividing the applicable unadjusted RTC percentage by the applicable RTC adjustment percentage approximates the priority allocation of partial customer payments to the RTC charge that is mandated by the restructuring statute.

         For net collections received on any day that occurs after two full billing months have elapsed since the first day on which Western Massachusetts Electric imposed the RTC charge, the applicable RTC percentage for a customer class is determined as follows:

         o First, the applicable unadjusted RTC percentage is calculated by dividing the aggregate amount of all RTC charges billed by Western Massachusetts Electric to all customers in such customer class by the aggregate of all amounts billed by Western Massachusetts Electric to all customers in such customer class, in each case during the second preceding billing month.

         o Next, the applicable RTC adjustment percentage is calculated by dividing the aggregate amount of payments received by Western Massachusetts Electric from customers in such customer class by the aggregate of all amounts billed to all customers in such customer class less the aggregate amount of bills written off by Western Massachusetts Electric for all customers in such customer class, in each case during the twelve preceding billing months.
         o Finally, the applicable RTC percentage is calculated by dividing the applicable unadjusted RTC percentage by the applicable RTC adjustment percentage. Again, dividing the applicable unadjusted RTC percentage by the applicable RTC adjustment percentage approximates the priority allocation of partial customer payments to the RTC charge that is mandated by the restructuring statute.

SERVICING COMPENSATION

         The servicer will be entitled to receive an annual servicing fee in an amount equal to:

         o        0.05 percent of the initial principal amount of the notes; or

         o up to 1.25 percent of the initial principal balance of the notes if the RTC charge is being billed separately to customers by a successor servicer.

The note trustee will pay the servicing fee in quarterly installments (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds in the collection account prior to the payment of any principal of and interest on the notes. See "Description of the Notes - Allocations and Payments," which begins on page 59.


THIRD PARTY SUPPLIERS

         As part of the deregulation of the Massachusetts electric industry, the restructuring statute directed the Department of Telecommunications and Energy to consider whether electricity metering and billing services should be unbundled from distribution services. See "Energy Deregulation and New Massachusetts Market Structure - Third Party Billing Options," which begins on page 30. While the Department of Telecommunications and Energy has not recommended unbundling of these services, the Department of Telecommunications and Energy might in the future take action that would authorize third party suppliers to bill, collect and remit the RTC charge. When a third party supplier bills, collects and remits billed amounts arising from the RTC charge, there is a greater risk that the servicer will receive payments arising from the RTC charge later than it would if the servicer billed and collected these amounts itself. The greater the delay in receipt of payment, the larger the amount of payments that bear the risk of non-payment due to the default, bankruptcy or insolvency of the third party supplier holding the funds. Third party supplier billing also places increased information requirements on the servicer. The servicer will have the responsibility of accounting for payments arising from the RTC charge due to certificateholders regardless of which entity provides a customer's electric power.

         To mitigate the risks associated with a third party supplier, see "Risk Factors - Problems with the servicing of transition property may cause payment delays or losses - Billing of the RTC charge by third party suppliers may cause delays in remittances," which begins on page 24, and "Risk Factors - Bankruptcy and creditors' rights issues - Bankruptcy of the servicer or a third party supplier could also delay or reduce payments," which begins on page 26, the Department of Telecommunications and Energy states in its financing order issued to Western Massachusetts Electric that it will not authorize a third party supplier to bill and collect the RTC charge unless such third party supplier meets specified creditworthiness criteria and complies with specified billing, collection and remittance procedures and information access requirements. The Department of Telecommunications and Energy also states that it will require creditworthiness standards and other procedures and requirements that are consistent with maintaining "AAA" (or its equivalent) ratings on the certificates, subject to the following minimum criteria, procedures and requirements:

         o The third party supplier must agree to remit the full amount of the RTC charge it bills to customers, regardless of whether payments are received from customers, within 15 days after the servicer's bill for such charges.

         o The third party supplier must provide the servicer with access to information regarding kilowatt-hour billing and electricity usage by customers to permit the servicer to fulfill its obligations under the servicing agreement.

         o The servicer will be entitled, within seven days after a default by a third party supplier in remitting to the servicer any amounts arising from the RTC charge, to assume responsibility for billing the RTC charge to the customers of the third party supplier or to assign that responsibility to a third party.

         o If and so long as a third party supplier does not maintain at least a "BBB" (or the equivalent) long-term unsecured credit rating from Moody's and S&P, a third party supplier will be required to maintain with the servicer, or as directed by the servicer, a cash deposit or comparable security equal to one month's maximum estimated collections of payments arising from the RTC charge, as agreed upon by the servicer and the third party supplier.

         The third party supplier will, in effect, replace the customer as the obligor for payments arising from the RTC charge, and the servicer, on behalf of the note issuer, will have no right to collect such payments from the customer. In the event of a default in the remittance of payments arising from the RTC charge by a third party supplier, the servicer will take these amounts into account in adjusting the RTC charge.

         Neither the servicer nor Western Massachusetts Electric in any capacity apart from its capacity as servicer will pay any shortfalls resulting from the failure of any third party supplier to remit payments arising from the RTC charge to the servicer. The true-up adjustment mechanism for the RTC charge, as well as the overcollateralization amount and the amounts deposited in the capital subaccount, are intended to mitigate the risk of shortfalls. Any shortfalls that occur will delay the payment of principal of and interest on the certificates.


SERVICER REPRESENTATIONS AND WARRANTIES

         In the servicing agreement, the servicer will represent and warrant to the note issuer, as of the closing of the issuance of the certificates, among other things, that:

         o the servicer is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, with corporate power and authority to own its properties as owned by it on the closing date and to conduct its business as its business is conducted by it on the closing date and to execute, deliver and carry out the terms of the servicing agreement;

         o the execution, delivery and carrying out of the terms of the servicing agreement have been duly authorized by all necessary corporate action on the part of the servicer;

         o the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

         o the consummation of the transactions contemplated by the servicing agreement does not conflict with the servicer's articles of organization or by-laws or any material agreement to which the servicer is a party or bound, result in the creation or imposition of any lien on the servicer's properties pursuant to a material agreement or violate any existing law or any existing order, rule or regulation applicable to the servicer so as to adversely affect the servicer, the noteholders or the certificateholders;

         o the servicer has all material licenses necessary for it to perform its obligations under the servicing agreement (except where failure to obtain such licenses would not be reasonably likely to adversely affect the servicing of the transition property);

         o no governmental approvals, authorizations or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those which have previously been obtained or made and those that the servicer is required to make in the future under the servicing agreement or pursuant to applicable law; and

         o no court or administrative proceeding is pending and, to the servicer's knowledge, no court or administrative proceeding is threatened and, to the servicer's knowledge, no investigation is pending or threatened, asserting the invalidity of, or seeking to prevent the consummation of the transactions contemplated by, the servicing agreement or seeking a determination that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability of, the servicing agreement.

         In the event of willful misconduct or negligence by the servicer under the servicing agreement or in the event of the servicer's breach in any material respect of any of the representations and warranties in the preceding paragraph, the servicer will indemnify, defend and hold harmless the note issuer, the noteholders and the certificateholders against any costs, expenses, losses, claims, damages and liabilities incurred as a result of these events. The noteholders and the certificateholders, however, may only enforce their rights against the servicer through an action brought by the note trustee or the certificate trustee, as the case may be. The servicer will not be liable for any costs, expenses, losses, claims, damages or liabilities resulting from the willful misconduct or gross negligence of the indemnified persons. The servicer also will not be liable for any costs, expenses, losses, claims, damages or liabilities, regardless of when incurred, after the notes and the certificates have been discharged in full.

         The servicer will indemnify, defend and hold harmless the note trustee, the certificate trustee, the Delaware trustee, the trust, The Commonwealth of Massachusetts, the state agencies, the Executive Office for Administration and Finance of The Commonwealth of Massachusetts and any of their respective affiliates, officials, officers, directors, employees, consultants, counsel and agents against any costs, expenses, losses, claims, damages and liabilities incurred as a result of the willful misconduct or negligence of the servicer under the servicing agreement or the servicer's breach in any material respect of any of the representations and warranties above. The servicer will not be liable for any costs, expenses, losses, claims, damages or liabilities resulting from the willful misconduct or gross negligence of the indemnified person or resulting from a breach of a representation or warranty made by an indemnified person in the transaction documents that gives rise to the servicer's breach.


STATEMENTS BY SERVICER

         The servicer will prepare, and the note trustee will furnish to the noteholders on each payment date the statement described under "Description of the Notes - Reports to Noteholders," which begins on page 64. The servicer will also prepare and the certificate trustee will furnish to the certificateholders on each payment date the statement described under "Description of the Certificates - Reports to Certificateholders," which begins on page 69.


EVIDENCE AS TO COMPLIANCE

         The servicing agreement will provide that a firm of independent public accountants, at the note issuer's expense, will furnish to the note issuer, the note trustee, the certificate trustee and the rating agencies on or before March 31 of each year, beginning March 31, 2002, a statement as to compliance by the servicer with standards relating to the servicing of the transition property during the preceding twelve months ended December 31 (or preceding period since the closing date of the issuance of the certificates in the case of the first statement). This report will state that the accounting firm has performed agreed upon procedures in connection with the servicer's compliance with the servicing procedures of the servicing agreement, identifying the results of the procedures and including any exceptions noted. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         The servicing agreement will also provide for delivery to the note issuer, the note trustee, the certificate trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2002, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding twelve months ended December 31 (or preceding period since the closing date of the issuance of the certificates in the case of the first certificate) or, if there has been a default in the fulfillment of any material obligation under the servicing agreement, describing each such material default. The servicer has agreed to give the note issuer, the note trustee and the certificate trustee notice of servicer defaults under the servicing agreement.

         You may obtain copies of the statements and certificates by sending a written request addressed to the certificate trustee.

MATTERS REGARDING THE SERVICER

         The servicing agreement will provide that Western Massachusetts Electric may not resign from its obligations and duties as servicer under the servicing agreement, except when either:

         o Western Massachusetts Electric determines that performance of its duties is no longer permissible under applicable law; or

         o Western Massachusetts Electric receives notice from the rating agencies that Western Massachusetts Electric's resignation will not result in a reduction or withdrawal of the then current ratings on any class of certificates and consent of the Department of Telecommunications and Energy (except that with regard to Moody's it will be sufficient to provide 10 days' prior notice of the resignation).

No resignation by Western Massachusetts Electric as servicer will become effective until a successor servicer has assumed Western Massachusetts Electric's servicing obligations and duties under the servicing agreement.

         The servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees, or agents will be liable to the note issuer or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for errors in judgment. The servicing agreement will not protect the servicer or any of its directors, officers, employees or agents against any liability that would otherwise be imposed by reason of their willful misconduct or negligence in the performance of duties. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at the note issuer's expense.

         Under the circumstances specified in the servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or its obligations as servicer, will be the servicer under the servicing agreement. In each such case, the successor must expressly assume the obligations of the servicer under the servicing agreement. Other than in these cases and in the case of a servicer resignation as described above, the servicing agreement may not be assigned by the servicer.

SERVICER DEFAULTS

         Servicer defaults under the servicing agreement will include, among other things:

         o any failure by the servicer to remit payments arising from the RTC charge into the collection account as required under the servicing agreement, if such failure continues unremedied for 5 business days after written notice from the note issuer or the note trustee is received by the servicer;

         o any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the servicing agreement, if such failure materially and adversely affects the rights of noteholders or certificateholders and continues unremedied for 60 days after the giving of notice of such failure (a) to the servicer by the note issuer or (b) to the servicer by the note trustee or by holders of notes evidencing not less than 25 percent in principal amount of the outstanding notes;

         o the inaccuracy in any material respect when made of any representation or warranty made by the servicer in the servicing agreement, if such inaccuracy has a material adverse effect on the noteholders and such material adverse effect continues unremedied for a period of 60 days after the giving of notice to the servicer by the note issuer or the note trustee; and

         o events of bankruptcy, insolvency, receivership or liquidation of the servicer.

RIGHTS WHEN SERVICER DEFAULTS

         If a servicer default remains unremedied, either the note trustee or holders of notes evidencing not less than 25 percent in principal amount of then outstanding notes may terminate all the rights and obligations of the servicer (other than the servicer's indemnity obligations) under the servicing agreement. A successor servicer appointed by the note issuer, subject to the approval of the Department of Telecommunications and Energy, and with the note trustee's consent, will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement upon its assuming in writing the obligations of the servicer thereunder. If the note issuer has not obtained a successor servicer within 30 days after a termination notice has been delivered to the defaulting servicer, the note trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. In order to qualify as a successor servicer, such entity must be permitted to perform the duties of a servicer under the Department of Telecommunications and Energy regulations, the rating agencies must confirm that appointment of such successor servicer will not result in a reduction or withdrawal of the then current rating of the certificates (except that with regard to Moody's it will be sufficient to provide 10 days' prior notice of the appointment) and the successor servicer must assume in writing the obligations of the servicer under the servicing agreement or enter into a substantially similar servicing agreement with the note issuer. The note trustee may make arrangements for compensation to be paid to the successor servicer.

         In addition, when the servicer defaults, each of the following will be entitled to apply to the Department of Telecommunications and Energy for sequestration and payment of revenues arising from the transition property:

         o the certificateholders (subject to the provisions of the certificate indenture) and the certificate trustee as beneficiary of any statutory lien permitted by the restructuring statute;

         o        the note issuer or its assignees;

         o        the trust; and

         o pledgees or transferees, including transferees under the restructuring statute, of the transition property.

If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, the bankruptcy trustee or similar official may have the power to prevent the note trustee or the noteholders from effecting a transfer of servicing.

WAIVER OF PAST DEFAULTS

         Holders of notes evidencing at least a majority in principal amount of the then outstanding notes, on behalf of all noteholders, may waive any default by the servicer in the performance of its obligations under the servicing agreement and may waive the consequences of any default, except a default in making any required remittances to the collection account under the servicing agreement. The servicing agreement provides that no waiver will impair the noteholders' rights relating to subsequent defaults.

SUCCESSOR SERVICER

         If for any reason a third party assumes the role of the servicer under the servicing agreement, the servicing agreement will require the servicer to cooperate with the note issuer, the note trustee and the successor servicer in terminating the servicer's rights and responsibilities under the servicing agreement, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired. The servicing agreement will provide that, in case a successor servicer is appointed as a result of a servicer default, all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with transferring all relevant records to the successor servicer and amending the servicing agreement to reflect such succession as servicer shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. All other reasonable costs and expenses incurred in transferring servicing responsibilities to a successor servicer shall be paid by the note issuer.

AMENDMENT

         The servicing agreement may be amended by the parties thereto, without the consent of the noteholders or the certificateholders (notwithstanding any provision of any other document that would otherwise require such consent as a precondition of note trustee consent), but with the consent of the note trustee (which consent may not be unreasonably withheld) to cure any ambiguity, to correct or supplement any provision thereof or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or of modifying in any manner the rights of the noteholders or the certificateholders, provided that the action will not, as certified in a certificate of an officer of the servicer delivered to the note trustee and the note issuer, adversely affect in any material respect the interest of any noteholder or certificateholder. The servicing agreement may also be amended by the servicer and the note issuer with the consent of the note trustee (which consent may not be unreasonably withheld) and the holders of notes evidencing at least a majority in principal amount of the then outstanding notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the noteholders; provided that an amendment of the provisions of the servicing agreement relating to the servicer's remittance and RTC charge adjustment obligations will not result in a reduction or withdrawal of the then existing rating of the certificates by the rating agencies (except that with regard to Moody's it will be sufficient to provide 10 days' prior notice of the amendment).

         Each rating agency will be given 10 business days' prior notice of any amendment to the servicing agreement, the note indenture and the other transaction documents relating to the issuance of the notes and the certificates. Each rating agency will also receive a copy of any material notice, filing or report distributed by the servicer, the note issuer's independent accountants, the note issuer, the note trustee or the certificate trustee under the servicing agreement, the note indenture and the other transaction documents relating to the issuance of the notes and the certificates.


                            DESCRIPTION OF THE NOTES

         The note issuer will issue the notes to the trust under the terms of a note indenture between the note issuer and the note trustee. Each class of notes will be in an aggregate principal amount equal to the initial aggregate principal amount of the related class of certificates. The following summary describes the material terms and provisions of the note indenture. The particular terms of the notes of any class will be established in the note indenture. This summary is not complete. You should read this summary together with the prospectus supplement and the terms and provisions of the note indenture, a form of which is filed as an exhibit to the registration statement relating to this prospectus, prior to buying the certificates.

         The note issuer may issue the notes in one or more classes. All notes of the same class will be identical in all respects except for their denominations. The note issuer may not issue any additional notes under the note indenture other than in connection with the replacement, transfer or exchange of notes initially issued thereunder. Each series of notes will be issued under a substantially identical note indenture.

SECURITY

         To secure the payment of principal of and interest on the notes and payment of all amounts due and owing to the trustees and other persons indemnified under the note indenture and the fee and indemnity agreement, the note issuer will grant to the note trustee a security interest in all of the note issuer's right, title and interest in and to:

         o        the transition property;

         o        the statutory lien under the restructuring statute;

         o the sale agreement (including the security interest granted therein by the seller to the note issuer with respect to the transition property);

         o        the servicing agreement;

         o        the administration agreement;

         o the collection account and all amounts or investment property on deposit in the collection account;

         o all other property of whatever kind owned from time to time by the note issuer; and

         o        all proceeds on account of any or all of the foregoing.

We refer to the assets in which the note issuer will grant the note trustee a security interest as the note collateral. The note collateral will not include, however, the following:

         o amounts in the collection account released as permitted under the note indenture including net investment earnings on the capital subaccount that have been released to the note issuer by the note trustee under the terms of the note indenture; and

         o proceeds from the sale of the notes required to pay costs of issuance of the notes and the certificates.

COLLECTION ACCOUNT

         The note issuer will establish, in the name of the note trustee, a collection account to hold amounts remitted to it by the servicer, including RTC charge collections. The collection account will be a segregated trust account with an eligible institution (as described in the next paragraph). The note trustee will hold the collection account for the benefit of the noteholders. The collection account will consist of four subaccounts:

         o        a general subaccount;

         o        a reserve subaccount;

         o an overcollateralization subaccount for the overcollateralization amount; and

         o a capital subaccount for capital contributions to the note issuer.

All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, all references to the collection account include each of the four subaccounts.

         An "eligible institution" means (a) the corporate trust department of the trustee or (b) a depository institution organized under the laws of the United States of America or any state or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either a long-term unsecured debt rating of "AAA" by S&P and Fitch and "Aaa" by Moody's or a certificate of deposit rating of "A-l+" by S&P, "F1+" by Fitch and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to S&P, Fitch and Moody's and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

         Funds in the collection account may be invested in any of the following:

         o direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

         o demand deposits, time deposits or certificates of deposit or bankers' acceptances of institutions whose commercial paper or other short term debt obligations have a rating in the highest investment category from S&P, Moody's and Fitch (if rated by Fitch);

         o commercial paper or other short-term obligations (other than those issued by Western Massachusetts Electric or its affiliates) having, at the time of investment, a rating in the highest investment category from S&P, Moody's and Fitch (if rated by Fitch);

         o money market funds having a rating in the highest investment category from S&P, Moody's and Fitch (if rated by Fitch);

         o repurchase obligations for any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies or instrumentalities, entered into with institutions whose commercial paper or other short term debt obligations have a rating in the highest investment category from S&P, Moody's and Fitch (if rated by Fitch);

         o repurchase obligations with respect to any security or whole loan entered into with an institution that has the minimum ratings set forth in the note indenture; or

         o        any other investment permitted by S&P, Moody's and Fitch.

In each case, the investment must mature on or before the business day preceding the next payment date, and in some cases, the obligor must meet additional minimum requirements. We refer to each of the investments listed above as the "eligible investments." The note trustee will have access to the collection account for the purpose of making deposits and withdrawals under the note indenture.

         The servicer will account for, and ultimately credit to ratepayers, any amounts remaining in the collection account (other than the capital subaccount and an amount equal to interest earnings thereon) after the certificates are paid in full, such as any overcollateralization amounts, including interest earnings thereon. These amounts will be released to the note issuer when the certificates are retired. These amounts will inure to the benefit of ratepayers through a credit to their transition charge or if there is no transition charge, through a credit to other rates.

INTEREST AND PRINCIPAL

         Interest will accrue on the principal balance of a class of notes at the per annum rate specified in the prospectus supplement and will be payable on the payment dates specified in the prospectus supplement. Collections arising from the RTC charge held by the note trustee in the general subaccount and any amounts that are available in the reserve subaccount, the overcollateralization subaccount and capital subaccount (except interest earnings) will be used to make interest payments to the noteholders of each class on each payment date.

         Principal of each class of notes will be payable in the amounts and on the payment dates specified in the prospectus supplement to the extent of available cash in the collection account, and with the other limitations described below. The prospectus supplement will set forth the expected amortization schedule for the various classes of notes. On any payment date, absent an event of default under the note indenture, the note issuer will pay principal of a class of notes only until the outstanding principal balance of that class has been reduced to the principal balance specified in the expected amortization schedule.

         However, if insufficient funds arising from the RTC charge collections, or available in the reserve subaccount, the overcollateralization subaccount and the capital subaccount, are in the collection account on any payment date, principal of any class of notes may be paid later than expected. The entire unpaid principal amount of the notes will be due and payable on the date on which a note event of default has occurred and is continuing, if the note trustee or the holders of at least a majority in principal amount of the outstanding notes have declared the notes to be immediately due and payable. See " - Note Events of Default; Rights On Note Event of Default," which begins on page 61.

OPTIONAL REDEMPTION

         The note issuer may redeem the notes, at its option, on any payment date, and cause the trust to redeem the certificates on the related payment date, if the outstanding principal balance of the notes (after giving effect to payments that would otherwise be made on that payment date) is less than 5 percent of the initial principal balance of the notes. In the case of redemption, the note trustee will pay the outstanding principal amount of the notes and accrued but unpaid interest as of the redemption date. Unless otherwise specified in the prospectus supplement, the note trustee will give notice of the redemption to the certificate trustee by first-class mail, postage prepaid, mailed not less than 5 days nor more than 25 days prior to the redemption date.

MANDATORY REDEMPTION

         If the seller is required to, or elects to, repurchase the transition property as described under "Description of the Transition Property - Seller Representations and Warranties and Repurchase Obligation," which begins on page 35, the note issuer will be required to redeem the notes on or before the fifth business day following the date of repurchase at a price equal to the principal amount of the notes together with any accrued but unpaid interest thereon. Mandatory redemption of the notes will cause a redemption of the certificates under the certificate indenture.

OVERCOLLATERALIZATION SUBACCOUNT

         The note trustee will collect amounts arising from the transition property exceeding the amount expected to be necessary to pay scheduled payments of principal of and interest on the notes and fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates, which overcollateralization amounts are intended to enhance the likelihood that payments on the notes will be made in a timely manner. The servicer will set and adjust the RTC charge at a level that is intended to collect the overcollateralization amount ratably over the life of the notes according to a schedule set forth in the prospectus supplement.

         On each payment date, all payments arising from the RTC charge remitted to the collection account will be deposited in the respective subaccounts, including the overcollateralization subaccount, as described under " - Allocations and Payments," which begins on page 59. On each payment date, the note trustee will draw on amounts in the overcollateralization subaccount, if any, to the extent amounts available in the general subaccount and the reserve subaccount are insufficient to make legally due or scheduled payments of principal of and interest on the notes and pay fees, expenses and certain indemnities related to servicing and retiring the notes and the certificates. Amounts in the overcollateralization subaccount will be invested in eligible investments.

CAPITAL SUBACCOUNT

         Before the issuance of the notes, Western Massachusetts Electric will contribute capital to the note issuer in the amount specified in the prospectus supplement. The note trustee will deposit the capital into the capital subaccount. On each payment date, the note trustee will draw on amounts in the capital subaccount, if any, to the extent amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount are insufficient to make legally due or scheduled payments of principal of and interest on the notes and pay fees, expenses and certain indemnities relating to servicing and retiring the notes and the certificates. Deposits to the capital subaccount will be made as described under " - Allocations and Payments," which begins on page 59. Amounts in the capital subaccount will be invested in eligible investments. The note issuer will be entitled to the earnings on amounts in the capital subaccount, free and clear of the lien of the note indenture, if the required capital level in the capital subaccount is met at the time such earnings are withdrawn.

RESERVE SUBACCOUNT

         The note trustee will allocate to the reserve subaccount any amounts remitted to the collection account exceeding amounts necessary to:

         o pay fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates;

         o        pay principal of and interest on the notes;

         o        fund the capital subaccount up to the required capital level;
                  and

         o fund the overcollateralization subaccount up to the targeted overcollateralization level.

The note trustee will draw on amounts in the reserve subaccount, to the extent amounts available in the general subaccount are insufficient to pay the amounts listed above. Amounts in the reserve subaccount will be invested in eligible investments.

ALLOCATIONS AND PAYMENTS

         On any business day that the note trustee receives a written request from the servicer requesting repayment for any excess remittances to the collection account, the note trustee will make payment of the amount due from amounts on deposit in the general subaccount, the reserve subaccount, the overcollateralization subaccount and the capital subaccount, in that order and only to the extent required to make the payment. See "Servicing - Remittances to Collection Account," which begins on page 49.

         On any business day that the note trustee receives a written request from the note issuer's administrator stating that any fees, costs, expenses and indemnities payable by the note issuer, as described in clauses (1) through (4) below, will become due and payable prior to the next succeeding payment date, and setting forth the amount and nature of the expense, as well as any supporting documentation that the note trustee may reasonably request, the note trustee, after receiving the information, will make payment of the expense on or before the date the payment is due from amounts on deposit in the general subaccount, the reserve subaccount, the overcollateralization subaccount and the capital subaccount, in that order and only to the extent required to make the payment.

         On each payment date, or for any amount payable under clauses (1) through (4) below, on any business day, the note trustee will apply all amounts on deposit in the collection account, including net earnings on those amounts (other than on amounts in the capital subaccount) to pay the following amounts in the following priority:

         (1) all amounts owed by the note issuer to the note trustee, the Delaware trustee, the certificate trustee, the trust, The Commonwealth of Massachusetts, the state agencies and certain related parties will be paid, subject, in each case, to any limitation on such payment described in the note indenture;

         (2) the servicing fee and all unpaid servicing fees from any prior payment dates will be paid to the servicer;

         (3) the administration fee and all unpaid administration fees from prior payment dates will be paid to the note issuer's administrator;

         (4) so long as no note default or note event of default has occurred and is continuing or would result from such payment, all fees and expenses (including indemnities) payable by the note issuer to persons other than those specified in clause
                  (1) above will be paid, provided that the total amount paid for such other fees and expenses (including indemnities) since the previous payment date and on the current payment date may not, in the aggregate, exceed $100,000;

         (5) (A) any overdue interest (together with, to the extent lawful, interest on such overdue interest at the applicable note interest rate) and (B) interest currently due and payable, will be transferred to the certificate trustee, as noteholder, for payment to the certificateholders;

         (6) (A) principal due and payable (x) as a result of a note event of default or (y) on the final maturity date of a class of notes and (B) scheduled principal due and payable on that payment date, will be transferred to the certificate trustee, as noteholder, for payment to the certificateholders;

         (7) unpaid fees and expenses (including indemnities) payable by the note issuer will be paid to the persons entitled thereto;

         (8) the amount, if any, by which the capital subaccount needs to be funded to equal the required capital level as of that payment date (disregarding for this purpose any interest earnings held in the capital subaccount) will be allocated to the capital subaccount;

         (9) the amount, if any, by which the overcollateralization subaccount needs to be funded to equal the targeted overcollateralization level as of that payment date will be allocated to the overcollateralization subaccount; and

         (10) the balance, if any, will be allocated to the reserve subaccount for payment on subsequent payment dates.

         Following the repayment of all notes and certificates, any amounts remaining in the collection account will be released to the note issuer.

         In the case of any deficiency in the amount required under clause (5) above, amounts available to make payments under clause (5) above will be allocated among each class of notes pro rata based upon the respective amounts of interest owed on the notes of each class, and allocated and paid to holders within each class pro rata based upon the respective principal amount of notes held. In the case of any deficiency in the amount required under clause (6) above, amounts available to make payments under clause (6) above will be allocated among each class of notes pro rata based upon the respective principal amount of notes due (in the case of clause (6)(A)(x)) or scheduled to be paid (in the case of clauses (6)(A)(y) and (6)(B), based on priorities described in the prospectus supplement and according to the expected amortization schedule for such class), and allocated and paid to the holders within each class pro rata based upon the principal amount of notes held.

         If on any payment date, or for any amounts payable under clauses (1) through (4) above, on any business day, funds on deposit in the general subaccount are insufficient to make the payments contemplated by clauses (1) through (6) above, the note trustee will:

         o        first, draw from amounts on deposit in the reserve subaccount;

         o second, draw from amounts on deposit in the overcollateralization subaccount; and

         o        third, draw from amounts on deposit in the capital subaccount,

up to the amount of the shortfall, in order to make the payments described above. In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the allocations described in clauses (8) and
(9) above, the note trustee will draw from amounts on deposit in the reserve subaccount to make the required allocations.

         If the amount in the capital subaccount on the last day of any month exceeds the required capital level, the note trustee will pay such excess amount to the note issuer upon request, free and clear of the lien of the note indenture.

ACTIONS BY NOTEHOLDERS

         The certificate trustee, on behalf of the trust as sole initial holder of the notes, has the right to vote and give consents and waivers which are required to be given by the noteholders under the note indenture and other transaction documents for modifications to any class of notes and to the provisions of the note indenture and other transaction documents. With some exceptions, the holders of a majority of the outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the note trustee, or exercising any trust or power conferred on the note trustee under the note indenture, provided that:

         o the direction is not in conflict with any rule of law or with the note indenture;

         o other than in the case of a default in the payment of any interest, principal or redemption price in respect of any note, the note trustee may not sell or liquidate the note collateral unless the holders of 100% of the outstanding principal amount of the notes consent thereto;

         o if the note trustee elects to maintain possession of the note collateral in compliance with the note indenture, then any direction to the note trustee by holders of notes representing less than 100% of the outstanding principal amount of the notes to sell or liquidate the note collateral will be of no force and effect; and

         o the note trustee may take any other action deemed proper by the note trustee that is not inconsistent with such direction.

         No holder of any note will have the right to institute any proceeding with respect to the note indenture, and each holder agrees, by its acceptance of any note, to the fullest extent permitted by law, not to avail itself of any remedies in the restructuring statute or to utilitze or enforce the statutory lien under the restructuring statute, unless:

         o the holder previously has given to the note trustee written notice of a continuing event of default;

         o the holders of not less than 25 percent in principal amount of the outstanding notes have made written request of the note trustee to institute the proceeding in its own name as note trustee;

         o the holder or holders have offered the note trustee indemnity satisfactory to it;

         o the note trustee has failed for 60 days after receipt of notice to institute a proceeding; and

         o no direction inconsistent with the written request has been given to the note trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

         The noteholders may not bring an action directly against the seller for a breach of its obligations under the sale agreement or against the servicer for a breach of its obligations under the servicing agreement. The noteholders may enforce their rights against the seller and servicer only through a cause of action brought for their benefit by the note trustee.

NOTE EVENTS OF DEFAULT; RIGHTS ON NOTE EVENT OF DEFAULT

         An event of default on the notes is defined in the note indenture as being:

         o a default in the payment of interest on any note on its payment date that continues for a period of 5 days;

         o a default in the payment of the then unpaid principal of any note on the final maturity date;

         o a default in the payment of the redemption price for any note on a redemption date;

         o a default in the observance or performance in any material respect of any covenant or agreement of the note issuer made in the note indenture, which continues unremedied for 30 days after notice is given to the note issuer by the note trustee or to the note issuer and the note trustee by the holders of at least 25 percent in principal amount of the notes then outstanding;

         o the inaccuracy in any material respect when made of any representation or warranty made by the note issuer in the note indenture or in any certificate or writing delivered by the note issuer in connection with the note indenture, which inaccuracy continues unremedied for 30 days after notice is given to the note issuer by the note trustee or to the note issuer and the note trustee by the holders of at least 25 percent in principal amount of the notes then outstanding; or

         o events of bankruptcy, insolvency, receivership or liquidation of the note issuer.

         Each of the seller, the servicer, the note trustee, the Delaware trustee and the certificate trustee will covenant that it will not at any time institute against the note issuer or the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         If a note event of default should occur and be continuing, the note trustee or holders of not less than a majority in principal amount of the notes then outstanding may declare the notes to be immediately due and payable. Under circumstances set forth in the note indenture, the holders of a majority in principal amount of notes then outstanding may rescind the declaration.

         If the notes have been declared to be due and payable following a note event of default, the note trustee may, in its discretion, either sell the transition property or elect to maintain possession of the transition property and continue to apply payments arising from the RTC charge remitted to the note trustee as if there had been no declaration of acceleration. We expect that there will be a limited resale market, if any, for the transition property following a foreclosure of the note indenture with respect to the note collateral because of the unique nature of the transition property as an asset and other factors discussed in this prospectus.

         In addition, the note trustee is prohibited from selling the transition property following a note event of default, other than a default in the payment of any interest, principal or redemption price in respect of any note, unless:

         o        the holders of all the outstanding notes consent to the sale;

         o the proceeds of the sale are sufficient to pay in full the accrued interest on and the principal of the outstanding notes; or

         o the note trustee determines that the proceeds of the transition property would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the note trustee obtains the consent of the holders of 66-2/3 percent of the outstanding amount of the notes.

         If a note event of default occurs and is continuing, the note trustee will be under no obligation to exercise any of the rights or powers under the notes at the request or direction of any of the holders of notes if the note trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with the request. The holders of a majority in principal amount of the outstanding notes may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default arising from a covenant or provision of the note indenture that cannot be modified without the consent of all of the holders of the outstanding notes of all classes affected.

COVENANTS OF THE NOTE ISSUER

         The note issuer may not consolidate with or merge into any other entity, unless:

         o the entity formed by or surviving a consolidation or merger of the note issuer is organized under the laws of the United States, any state thereof or the District of Columbia;

         o the entity expressly assumes by an indenture supplemental to the note indenture the note issuer's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the note issuer under the note indenture;

         o no event of default will have occurred and be continuing immediately after the merger or consolidation of the note issuer;

         o the transaction will not result in a reduction or withdrawal of the then current ratings on any class of notes or certificates;

         o the note issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the note issuer, the trust, any noteholder or any certificateholder and the consolidation or merger complies with the note indenture and all conditions precedent relating to the transaction have been complied with; and

         o any action as is necessary to maintain the lien and security interest created by the note indenture will have been taken.

         Except as specifically provided in the note indenture, the note issuer may not convey or transfer any of its properties or assets to any person or entity, unless:

         o        the person or entity acquiring the properties and assets:

                  o is a United States citizen or an entity organized under the laws of the United States, any state thereof or the District of Columbia;

                  o        expressly assumes by an indenture supplemental to the
                           note indenture the note issuer's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the note issuer under the note indenture;

                  o expressly agrees by a supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of noteholders;

                  o unless otherwise expressly waived by the note trustee, expressly agrees to indemnify, defend and hold harmless the note trustee against and from any loss, liability or expense arising under or related to the note indenture and the notes; and

                  o expressly agrees by means of a supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the Securities and Exchange Commission (and any other appropriate person) required by the Securities Exchange Act of 1934 in connection with the notes;

         o no event of default under the note indenture will have occurred and be continuing immediately after the transaction;

         o the transaction will not result in a reduction or withdrawal of the then current ratings on any class of certificates;

         o the note issuer has received an opinion of counsel to the effect that the transaction will not have any material adverse tax consequence to the note issuer, the trust, any noteholder or any certificateholder and an officer's certificate and an opinion of counsel each stating that the conveyance or transfer complies with the note indenture and all conditions precedent relating to the transaction have been complied with; and

         o any action as is necessary to maintain the lien and security interest created by the note indenture will have been taken.

         The note issuer may not, among other things:

         o except as expressly permitted by the note indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the note issuer, unless directed to do so by the note trustee in accordance with the note indenture;

         o claim any credit on, or make any deduction from the principal or interest payable on, the notes (other than amounts properly withheld under the Internal Revenue Code of 1986) or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed on any part of the note collateral;

         o terminate its existence, dissolve or liquidate in whole or in part;

         o permit the validity or effectiveness of the note indenture to be impaired;

         o permit the lien of the note indenture to be amended, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations arising from the notes except as may be expressly permitted by the note indenture;

         o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the note indenture or the statutory lien under the restructuring statute, to be created by the note issuer on or extend to or otherwise arise on or burden the note collateral or any part of it or any interest in it or the proceeds from it; or

         o except for the statutory lien under the restructuring statute, permit the lien of the note indenture not to constitute a valid first priority security interest in the note collateral.

         The note issuer may not engage in any business other than financing, purchasing, owning and managing the transition property in the manner contemplated by the note indenture and the other transaction documents and activities incidental thereto. The note issuer will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the notes.

         The note issuer may not, except for any eligible investments as contemplated by the note indenture and the other transaction documents make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. The note issuer will not, other than expenditures in an annual amount not to exceed $25,000, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either real or personal property). The note issuer will not, directly or indirectly, make payments to or from the collection account except in compliance with the note indenture and the other transaction documents.

         The note issuer may not make any payments, distributions or dividends to any owner of beneficial interests in the note issuer arising from the beneficial interests in the note issuer if any note event of default has occurred and is continuing or if distributions cause the book value of the remaining equity in the note issuer to decline below 0.50 percent of the initial principal amount of the notes outstanding under the note indenture.

         The note issuer may deliver or cause the servicer to deliver to, among others, the note trustee and the certificate trustee the annual accountant's certificates, compliance certificates, reports regarding payments and statements to noteholders and the certificateholders required by the servicing agreement.

REPORTS TO NOTEHOLDERS

         On or prior to each payment date, the servicer will prepare and provide to the note issuer, the note trustee and the certificate trustee a statement to be delivered to the noteholders and the rating agencies on the payment date. Each statement will include (to the extent applicable) the following information for a payment date or the period since the previous payment date, as applicable:

         o the amount of the payment to noteholders allocable to principal;

         o the amount of the payment to noteholders allocable to interest;

         o the outstanding principal balance of the notes, after giving effect to payments allocated to principal reported above; and

         o the difference, if any, between the outstanding principal balance of the notes and the principal amount scheduled to be outstanding on a payment date according to the expected amortization schedule.

         The note trustee will deliver to each holder of the notes information in the note trustee's possession that may be required to enable the holder to prepare its federal and state income tax returns. See "Federal Income Tax Consequences," which begins on page 74, and "State Taxation," which begins on page 78.

ANNUAL COMPLIANCE STATEMENT

         The note issuer will file annually with the note trustee, the certificate trustee, the state agencies and the rating agencies a written statement as to whether it has fulfilled its obligations under the note indenture.


                         DESCRIPTION OF THE CERTIFICATES

         The trust will issue the certificates under the certificate indenture among the trust, the Delaware trustee and the certificate trustee. The following summary describes the material terms and provisions of the certificate indenture. The particular terms of the certificates of any class will be established in the certificate indenture. This summary is not complete. You should read this summary together with the prospectus supplement and the terms and provisions of the certificate indenture, a form of which is filed as an exhibit to the registration statement relating to this prospectus, before buying the certificates.

         Each class of certificates will represent fractional undivided beneficial interests in the related class of notes and the proceeds of that class of notes. Each certificate will be issued in the minimum denominations specified in the prospectus supplement. The trust may not issue any additional certificates under the certificate indenture other than in connection with the replacement, transfer or exchange of certificates initially issued thereunder. Each series of certificates will be issued under a substantially identical certificate indenture.

         Each class of certificates will bear interest at the rate per annum borne by the related class of notes. See "Description of the Notes - Interest and Principal," which begins on page 57. Payments of interest and principal made on any class of notes are required to be passed through to holders of the related class of certificates at the times and in the manner described below. See " - Payments," which begins on page 65, and "Description of the Notes - Interest and Principal," which begins on page 57.

PAYMENTS

         The note trustee will make payments on the notes on each payment date to the certificate trustee, as holder of the notes, as described under "Description of the Notes - Allocations and Payments," which begins on page 59.

         The certificate trustee will pay on each payment date to the holders of each class of certificates all payments of principal of and interest on the related class of notes, other than a special payment described in the next paragraph, the receipt of which is confirmed by the certificate trustee by 1:00 p.m. New York City time on a payment date or, if receipt is confirmed after 1:00 p.m. New York City time on a payment date, then on the following business day. Each payment, other than the final payment for any certificate, will be made by the certificate trustee to the holders of record of the certificates of the applicable class on the record date for a payment date. If a payment of principal or interest on any class of the notes, other than a special payment described in the next paragraph, is not received by the certificate trustee on a payment date but is received within 5 days thereafter, it will be paid to the holders of record on the date receipt is confirmed by the certificate trustee, if receipt is confirmed by the certificate trustee by 1:00 p.m. New York City time or, if receipt is confirmed after 1:00 p.m. New York City time, then on the following business day. If payment is received by the certificate trustee after the five-day period, it will be treated as a special payment received following a payment default on a class of notes and paid as described below in the next paragraph.

         Any payment received by the certificate trustee following a payment default on any class of notes, any proceeds from the sale of the notes by the certificate trustee following an event of default under the certificate indenture and any proceeds from the repurchase of the transition property by the seller under the sale agreement (each a special payment) will be paid on the later of

         o the date receipt is confirmed by the certificate trustee provided that if receipt of a special payment is not confirmed until after 1:00 p.m. New York City time, the special payment will be paid on the following business day and,

         o the date that is the earlier of (A) if the certificate trustee receives such special payment without prior notice, 20 days after receipt is confirmed, or (B) the date that is 20 days after the certificate trustee receives notice from the note issuer of the anticipated payment of a special payment, except that:

                  o if the special payment represents proceeds of the sale of the notes by the certificate trustee following an event of default under the certificate indenture, then the special payment date will be the earliest day for which it is practicable for the certificate trustee to give 20 days notice to the certificateholders of payment of such special payment, and

                  o the certificate trustee shall distribute proceeds from the repurchase by the seller of the transition property under the sale agreement not later than 5 business days after the certificate trustee receives such proceeds.

The certificate trustee will mail notice to the holders of record of certificates stating the anticipated special payment date as required under the certificate indenture.

         The certificate indenture requires the certificate trustee to establish and maintain for each class of certificates, for the trust, and on behalf of the certificateholders, one or more non-interest bearing segregated certificate accounts for the deposit of payments on the related class of notes. The certificate trustee is required to deposit any payments received by it arising from the notes in the appropriate certificate account. The certificate trustee will pay all amounts so deposited to holders of the certificates on a payment date or a special payment date, as appropriate, unless a different date for payment of the amount is specified in the certificate indenture.

         Any funds representing special payments received by the certificate trustee in the certificate account will, to the extent practicable, be invested and reinvested by the certificate trustee in eligible investments permitted under the certificate indenture maturing in not more than 60 days or a lesser time as is required for the payment of any funds on a special payment date, pending the payment of the funds to certificateholders as described in this prospectus.

         If any special payment date or other date specified in this prospectus for payment of any payments to certificateholders is not a business day, the payments scheduled to be made on such date will be made on the following business day and no interest will accrue on the payment during the intervening period.

ACTIONS BY CERTIFICATEHOLDERS

         The nominee for DTC, as sole initial holder of the certificates, has the right to vote and give consents and waivers required to be given by the holders of any class of certificates. With some exceptions, the holders of at least a majority of the outstanding principal amount of the certificates will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the certificate trustee, or exercising any trust or power conferred on the certificate trustee under the certificate indenture, including any right of the certificate trustee as holder of the notes, in each case unless a different percentage is specified in the certificate indenture. The rights of the certificateholders to direct the action of the certificate trustee are limited by the following, among other restrictions set forth in the certificate indenture:

         o the direction must not be in conflict with any rule of law or with the certificate indenture;

         o the certificate trustee must not have determined that the action so directed would be unjustly prejudicial to the certificateholders not taking part in the direction; and

         o the certificate trustee may take any other action deemed proper by the certificate trustee that is not inconsistent with the direction.

         If the certificate trustee is required to seek instructions from the holders of the certificates regarding any action or vote, the certificate trustee will take the action or vote for or against any proposal in proportion to the principal amount of the certificates taking the corresponding position.

         No holder of any certificate will have the right to institute any proceeding with respect to the certificate indenture, and each holder agrees, by its acceptance of any certificate, to the fullest extent permitted by law, not to avail itself of any remedies in the restructuring statute or to utilitze or enforce the statutory lien under the restructuring statute, unless:

         o the holder previously has given to the certificate trustee written notice of a continuing event of default with respect to the class of certificates held by the holder;

         o the holders of not less than 25 percent in principal amount of the outstanding certificates have made written request of the certificate trustee to institute the proceeding in its own name as certificate trustee;

         o the holder or holders have offered the certificate trustee indemnity satisfactory to it;

         o the certificate trustee has failed for 60 days after receipt of notice to institute a proceeding; and

         o no direction inconsistent with the written request has been given to the certificate trustee during the 60-day period by the holders of a majority in principal amount of the outstanding certificates.

EVENTS OF DEFAULT

         An event of default under the certificate indenture is defined as the occurrence and continuance of a note event of default or a breach by The Commonwealth of Massachusetts of its pledge under the restructuring statute. For a description of the note events of default, see "Description of the Notes - Note Events of Default; Rights on Note Event of Default," which begins on page
61. For a description of the pledge of The Commonwealth of Massachusetts, see "Description of the Transition Property - Pledge by The Commonwealth of Massachusetts," which begins on page 34.

         The certificate indenture provides that, if a note event of default occurs and is continuing, the certificate trustee may and, with the written direction of holders representing not less than a majority of the outstanding principal amount of the certificates, will vote all the notes in favor of declaring the unpaid principal amount of the notes and accrued interest to be due and payable. In addition, the certificate indenture provides that, if a note event of default occurs and is continuing, the certificate trustee may and, with the written direction of holders representing not less than a majority of the outstanding principal amount of the certificates, will vote all the notes in favor of directing the note trustee as to the time, method and place of conducting any proceeding for any remedy available to the note trustee, including the sale of any or all of the notes, without recourse to or warranty by the certificate trustee or any certificateholder, to any person or entity, or of exercising any trust or power conferred on the note trustee under the note indenture.

         The certificate trustee is prohibited from selling any notes following a note event of default, other than a payment default, unless

         o the certificate trustee determines that the amounts receivable from the note collateral are not sufficient to pay in full the principal of and accrued interest on the notes and to pay all fees and expenses (including indemnities) then due, which are described in clauses (1) through (4) in "Description of the Notes - Allocations and Payments," which begins on page 59, and the certificate trustee obtains the written consent of holders of certificates representing 66-2/3 percent of the outstanding principal amount of certificates, or

         o the certificate trustee obtains the written consent of holders of 100 percent of the outstanding principal amount of certificates.

Any proceeds received by the certificate trustee on any sale will be deposited in the certificate account and will be paid to the certificateholders on a special payment date.

         If, under the terms of the certificate indenture, the certificate trustee so decides or is required to sell the notes, the certificate trustee may, but is not obligated to, take action to complete the sale of the notes so as to provide for the full payment of all amounts due on the certificates.

         If there is a failure to make any interest or principal payment on any note, then the certificate trustee in its own name, and as trustee of an express trust, as holder of such note, if directed in writing by the holders of a majority of the outstanding principal amount of the certificates and so long as the certificate trustee is adequately indemnified against the cost, expenses and liabilities that it might incur in complying with such request, and to the extent permitted by the terms of the notes, will be entitled and empowered to institute suits, actions or proceedings, including the power to make demand on the note trustee to take action under the note indenture to enforce the notes, for the collection of sums due on the notes and may prosecute any proceeding to judgment or final decree.

         If a breach by The Commonwealth of Massachusetts of its pledge under the restructuring statute has occurred, then the certificate trustee, in its own name and as trustee of an express trust, as holder of the notes, will be, to the extent permitted by state and federal law, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, to enforce the pledge and to collect any monetary damages as a result of a breach, and may prosecute any of these suits, actions or proceedings to final judgment or decree.

         Within 30 days after the occurrence of any event that is, or after notice or lapse of time or both would become, a note event of default with respect to a class of certificates, the certificate trustee will mail to the trust, note trustee and the certificateholders notice of all uncured or unwaived defaults known to it.

         The certificate indenture contains a provision entitling the certificate trustee to be indemnified by the certificateholders before proceeding to exercise any right or power under the certificate indenture at the request or direction of certificateholders.

         Prior to acceleration of the notes, the holders of certificates representing not less than a majority of the outstanding principal amount of the certificates may in writing direct the certificate trustee to waive any default or note event of default and thereby annul any previous direction given by the certificate trustee with respect thereto, except a default:

         o in the deposit or payment of any payment on the notes or special payment required to be made on any class of certificates;

         o in the payment of principal of or interest on any of the notes; or

         o in respect of any covenant or provision of the note indenture that cannot be modified or amended without the consent of the holders of each note or of all classes of notes affected;

which defaults may be waived by the certificate trustee only upon the written direction of the holders of each certificate, or each affected class, as the case may be. With this direction, the certificate trustee will vote a corresponding percentage of the notes in favor of the waiver. The note indenture provides that, with some exceptions, the holders of not less than a majority of the outstanding principal amount of the notes may waive any note event of default or any event that is, or after notice or passage of time, or both, would be, a note event of default.

         The trust may hold two or more classes of notes, each of which may have a different interest rate and a different or potentially different schedule for the repayment of principal. Accordingly, the certificateholders of one class may have divergent or conflicting interests from the certificateholders of other classes. As a result, the note trustee and the certificate trustee may be required to seek the appointment of additional trustee(s) to represent the interests of one or more classes with divergent or conflicting interests.

REDEMPTION

         The trust will redeem the certificates if the notes are redeemed. The certificate trustee will cause notice of each special payment with respect to the notes to be mailed to each certificateholder. Notice of optional redemption of the notes will be given by first-class mail, postage prepaid, mailed not less than 5 days nor more than 25 days prior to the special payment date on which the optional redemption payment is scheduled to be paid. Notice of mandatory redemption of the notes shall be mailed not less than 5 days prior to the special payment date on which any such redemption payment is scheduled to be paid. In the case of any other special payments, such notice will be mailed not less than 20 days prior to the special payment date on which such special payment is scheduled to be paid.

REPORTS TO CERTIFICATEHOLDERS

         On each payment date, special payment date or any other date specified in the certificate indenture for payment of any payments on any class of certificates, the certificate trustee will include with each payment a statement setting forth the following information, in each case, to the extent received by the certificate trustee from the note trustee, no later than 2 business days prior to a payment date, special payment date or other date specified herein for payment:

         o the amount of the payment to certificateholders allocable to principal and interest, in each case per $1,000 original principal amount of each class of certificates;

         o the aggregate outstanding principal balance of the certificates, after giving effect to payments allocated to principal reported above;

         o the difference, if any, between the aggregate outstanding principal balance of the certificates and the principal amount scheduled to be outstanding on a payment date according to the expected amortization schedule; and

         o the balance of amounts on deposit in the reserve subaccount, overcollateralization subaccount and capital subaccount after giving effect to payments or allocations on the payment date.

         So long as the note trustee and the certificate trustee are the same, the note trustee will agree to prepare and provide the statements to the certificate trustee.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the notes, the certificate trustee will mail to each person or entity who at any time during a calendar year has been a certificateholder and received any payment on the certificates, a statement containing information for the purposes of a certificateholder's preparation of federal income tax returns. See "Federal Income Tax Consequences," which begins on page 74.

SUPPLEMENTAL CERTIFICATE INDENTURES

         The certificate trustee and the Delaware trustee, on behalf of the trust and with the approval of the note issuer, will, from time to time, and without the consent of the certificateholders, enter into one or more agreements supplemental to the certificate indenture to:

         o add to the covenants of the trust for the benefit of the certificateholders, or to surrender any right or power in the certificate indenture conferred on the trust;

         o correct or supplement any provision in the certificate indenture or in any supplemental certificate indenture that may be defective or inconsistent with any other provision in the certificate indenture or in any supplemental agreement or to make any other provisions regarding matters or questions arising under the certificate indenture; provided that none of these actions adversely affect in any material respect the interests of the certificateholders;

         o        cure any ambiguity or correct any mistake; or

         o qualify, if necessary, the certificate indenture, including any supplemental certificate indenture, under the Trust Indenture Act of 1939 and to add to the certificate indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939 excluding provisions referred to in Section 316(a)(2) of such Act as in effect on the closing date.

         In addition, the certificate trustee and the Delaware trustee, acting on behalf of the trust and with the approval of the note issuer, will, with the consent of certificateholders holding not less than a majority of the outstanding principal amount of the certificates of all affected classes, enter into one or more certificate indentures supplemental to the certificate indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the certificate indenture or modifying the rights and obligations of certificateholders. However, no supplemental certificate indenture may, among other things, without the consent of each certificateholder affected thereby:

         o reduce in any manner the amount of, or delay the timing of, any receipt by the certificate trustee of payments on the notes or payments with respect to any certificate, change any date of payment on any certificate, or change the place of payment where, or the currency in which, any certificate is payable, or impair the right to sue for the enforcement of any payment on or after the payment date, special payment date or other date specified in this prospectus;

         o permit the disposition of any note held by the trust except as permitted by the certificate indenture, or otherwise deprive any certificateholder of the benefit of the ownership of the related notes held by the trust;

         o reduce the percentage of aggregate outstanding principal amount of the certificates of any class that is required for any supplemental indenture or reduce such percentage required for any waiver or consent (of compliance with certain provisions in the certificate indenture or certain defaults thereunder and their consequences) provided for in the certificate indenture;

         o modify the provisions in the certificate indenture relating to amendments with the consent of certificateholders, except to increase the percentage vote necessary to approve amendments or to add further provisions which cannot be modified or waived without the consent of all certificateholders affected thereby; or

         o adversely affect the status of the trust as a grantor trust not taxable as a corporation for federal income tax purposes.

Promptly following the execution of any amendment to the certificate indenture (other than an amendment described in the preceding paragraph), the certificate trustee will furnish written notice of the substance of an amendment to each certificateholder.

LIST OF CERTIFICATEHOLDERS

         With the written request of any certificateholder or group of certificateholders of record holding certificates evidencing not less than 10 percent of the outstanding principal amount of the certificates, the certificate trustee will give such certificateholder or certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders about their rights under the certificate indenture.

         Neither the declaration of trust nor the certificate indenture provides for any annual or other meetings of certificateholders.

REGISTRATION AND TRANSFER OF THE CERTIFICATES

         If so specified in the prospectus supplement, the certificates will be issued in definitive form and will be transferable and exchangeable at the office of the registrar identified in the prospectus supplement. No service charge will be made for any registration or transfer of the certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

CERTIFICATES WILL BE ISSUED IN BOOK-ENTRY FORM

         Unless otherwise specified in the prospectus supplement, all classes of certificates will initially be represented by one or more certificates registered in the name of the Depository Trust Company, or DTC, or another securities depository or its nominee. The certificates will be available to investors only in the form of book-entry certificates. Certificateholders may also hold certificates through Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe, if they are participants in one of those systems or indirectly through participants.

   THE ROLE OF DTC, CLEARSTREAM AND EUROCLEAR

         DTC will hold the global certificate or certificates representing the certificates. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories. Currently, Citibank, N.A. is depository for Clearstream and The Chase Manhattan Bank is depository for Euroclear. Those depositories will in turn hold these positions in customers' securities accounts in the depositories' names on the books of DTC.

   THE FUNCTION OF DTC

         DTC is a limited purpose trust company organized under the laws of the State of New York, and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the Nasdaq-Amex Market Group and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to indirect participants.

   THE FUNCTION OF CLEARSTREAM

         Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A. in Brussels to facilitate settlement of trades between Clearstream and Euroclear. In November 2000, Clearstream and Euroclear signed an agreement, effective in 2001, to establish a new daytime transactions processing capability to supplement the existing overnight bridge between Clearstream and Euroclear. The new daytime bridge will initially operate manually but is expected to become automated by the end of 2001.

         Clearstream and Euroclear customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and

Euroclear is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

   THE FUNCTION OF EUROCLEAR

         Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 30 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear Bank S.A., or the Euroclear Operator, a bank incorporated under the laws of the Kingdom of Belgium and licensed by the Belgian Banking and Finance Commission, assumed the operating and banking functions of the Euroclear System as of January 1, 2001. All operations of the Euroclear System are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. The Euroclear Operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   TERMS AND CONDITIONS OF EUROCLEAR

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law, which are referred to in this prospectus as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

   THE RULES FOR TRANSFERS AMONG DTC, CLEARSTREAM OR EUROCLEAR PARTICIPANTS

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositories.

   DTC WILL BE THE HOLDER OF THE CERTIFICATES

         Unless and until definitive certificated certificates are issued to beneficial owners of the certificates, which certificates are referred to as certificated certificates, it is anticipated that the only "holder" of certificates of any series will be DTC. Certificateholders will only be permitted to exercise their rights as certificateholders indirectly through participants and DTC. All references herein to actions by certificateholders thus refer to actions taken by DTC upon instructions from its participants, unless certificated certificates are issued. In addition, all references herein to payments, notices, reports and statements to certificateholders refer to payments, notices, reports and statements to DTC, as the registered holder of the certificates, for subsequent payments to the beneficial owners of the certificates in accordance with DTC procedures, unless certificated certificates are issued.

   BOOK-ENTRY TRANSFERS AND TRANSMISSION OF PAYMENTS

         Except under the circumstances described below, while any book-entry certificates of a series are outstanding, under DTC's rules, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the book-entry certificates. Participants with whom certificateholders have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit these payments on behalf of their respective certificateholders. Accordingly, although certificateholders will not possess certificated certificates, DTC's rules provide a mechanism by which certificateholders will receive payments and will be able to transfer their interests.

         DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks. Thus, the ability of holders of beneficial interests in the certificates to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these certificates, may be limited due to the lack of certificated certificates.

         DTC has advised the certificate trustee that it will take any action permitted to be taken by a certificateholder under the certificate indenture only at the direction of one or more participants to whose account with DTC the certificates are credited.

   HOW CERTIFICATE PAYMENTS WILL BE CREDITED BY CLEARSTREAM AND EUROCLEAR

         Payments with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences," which begins on page 74. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the certificate indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository's ability to effect these actions on its behalf through DTC.

         DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among customers or participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

CERTIFICATED CERTIFICATES

   THE CIRCUMSTANCES THAT WILL RESULT IN THE ISSUANCE OF CERTIFICATED
   CERTIFICATES

         Unless otherwise specified in the prospectus supplement, each class of certificates will be issued in fully registered, certificated form to beneficial owners of certificates or other intermediaries, rather than to DTC, only if:

         o DTC advises the certificate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that class of certificates and the trust is unable to locate a qualified successor;

         o the trust, at its option, elects to terminate the book-entry system through DTC; or

         o after the occurrence of an event of default under the certificate indenture, beneficial owners of certificates representing at least a majority of the outstanding principal amount of certificates advise DTC and the certificate trustee in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the certificateholders' best interest.

   THE DELIVERY OF CERTIFICATED CERTIFICATES

         Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify the certificate trustee and all affected beneficial owners of certificates through participants of the availability of certificated certificates. Upon surrender by DTC of the certificates in the possession of DTC that had represented the applicable certificates and receipt of instructions for re-registration, the certificate trustee will authenticate and deliver certificated certificates to the beneficial owners. Thereafter, the certificate trustee will recognize the holders of any of these certificated certificates as the certificateholders under the certificate indenture.

   THE PAYMENT MECHANISM FOR CERTIFICATED CERTIFICATES

         Payments of principal of and interest on certificated certificates will be made by the certificate trustee, as paying agent, in accordance with the procedures set forth in the certificate indenture. These payments will be made directly to holders of certificated certificates in whose names the certificated certificates were registered at the close of business on the first day of the calendar month preceding the calendar month of the payment date. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the certificate trustee or by wire transfer in immediately available funds in accordance with the certificate indenture.

   THE TRANSFER OR EXCHANGE OF CERTIFICATED CERTIFICATES

         Certificated certificates will be transferable and exchangeable at the offices of the certificate trustee. No service charge will be imposed for any registration of transfer or exchange, but the certificate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

   FINAL PAYMENTS ON CERTIFICATED CERTIFICATES

         The final payment on any certificated certificates, however, will be made only upon presentation and surrender of the certificate at the office or agency specified in the notice of final payment to certificateholders.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of the material federal income tax consequences to certificateholders, and is based on the opinion of Palmer & Dodge LLP. Palmer & Dodge LLP has advised the trust that the description of those material federal income tax consequences in this summary is accurate in all material respects. The opinion of Palmer & Dodge LLP is based on some assumptions and is limited by some qualifications stated in this discussion or in that opinion. This discussion is based on current provisions of the Internal Revenue Code of 1986, currently applicable Treasury regulations, and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements and conclusions in this discussion. Any legislative, judicial or administrative changes or new interpretations may be retroactive and could affect tax consequences to certificateholders.

         This discussion applies to certificateholders who acquire the certificates at original issue for cash equal to the issue price of those certificates and hold the certificates as capital assets. This discussion does not address all of the tax consequences relevant to a particular certificateholder in light of that certificateholder's circumstances, and some certificateholders may be subject to special tax rules and limitations not discussed below (e.g., life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, S corporations, taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code, broker-dealers, and persons who hold the certificates as part of a hedge, straddle, "synthetic security", or other integrated investment, risk reduction or constructive sale transaction). This discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to a certificate because that income is effectively connected with the conduct of a U.S. trade or business. Those holders generally are taxed in a manner similar to U.S. Certificateholders (as defined below);

however, special rules not applicable to U.S. Certificateholders may apply. In addition, except as described below, this discussion does not address any tax consequences under state, local or foreign tax laws or the consequences under any tax treaties. CONSEQUENTLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISER TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

         We use the term, "U.S. Certificateholder" to mean a "U.S. Person" who is the beneficial owner of a certificate. A "U.S. Person" is:

         o        a citizen or resident of the United States;

         o a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States, or under the laws of the United States or of any state (including the District of Columbia);

         o a partnership (or entity treated as a partnership for tax purposes) organized in the United States, or under the laws of the United States or of any state (including the District of Columbia) unless provided otherwise by future Treasury regulations;

         o an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

         In addition, as provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. Persons prior to that date, may elect to continue to be treated for federal income tax purposes as U.S. Persons.

         This discussion assumes that each certificate is issued in registered form. Moreover, this discussion assumes that any original issue discount on the certificates (i.e., any excess of the stated redemption price at maturity of the certificate over its issue price) is less than a statutory minimum amount (equal to 0.25 percent of its stated redemption price at maturity multiplied by the certificate's weighted average maturity), all as provided in the Treasury's original issue discount regulations.

TREATMENT OF THE CERTIFICATES

         Western Massachusetts Electric has received a ruling from the Internal Revenue Service holding that the notes are obligations of Western Massachusetts Electric for federal income tax purposes. Palmer & Dodge LLP will opine that the trust will not be a business entity classified as a corporation or a publicly traded partnership treated as a corporation, but will be treated as a grantor trust.

         Further, Palmer & Dodge LLP will opine that each class of certificates will evidence ownership of a fractional undivided beneficial interest in the related class of notes.

         Based on the assumptions and subject to the qualifications stated herein, it is the opinion of Palmer & Dodge LLP that the material federal income tax consequences to certificateholders are as follows:

TAXATION OF U.S. CERTIFICATEHOLDERS

   PAYMENTS OF INTEREST

         Stated interest on the certificates will be taxable as ordinary interest income when received or accrued by U.S. Certificateholders under their method of accounting. Generally, interest received on the certificates will constitute "investment income" for purposes of Internal Revenue Code limitations on the deductibility of investment interest expense.

   ORIGINAL ISSUE DISCOUNT

         As noted above, this discussion assumes that any original issue discount on the certificates is less than the statutory minimum amount. Accordingly, unless a special election is made to treat all interest on a certificate as original issue discount, any original issue discount generally will be taken into income by a U.S. Certificateholder as gain from the retirement of a certificate (as described below under " - Sale or Other Taxable Disposition of Certificates") ratably as principal payments are made on the certificates.

   MARKET DISCOUNT AND PREMIUM

         If a U.S. Certificateholder purchases (including a purchase at original issuance for a price less than the issue price) a certificate for an amount that is less than the principal balance of the certificate, the difference will be treated as "market discount" unless it is less than a statutory minimum amount. This market discount will generally be treated as accruing ratably on the certificate during the period from the date of acquisition to the maturity date of the certificate, unless the U.S. Certificateholder makes an election to accrue the market discount on a constant yield to maturity basis. The U.S. Certificateholder will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of the certificate as ordinary income to the extent of the lesser of:

         o        the amount of the payment or gain; or

         o the market discount which is treated as having accrued on the Certificate at the time of the payment or disposition and which has not previously been included in income.

In addition, a U.S. Certificateholder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a certificate with market discount, until the maturity of the certificate or its earlier disposition in a taxable transaction.

         In the alternative, a U.S. Certificateholder may elect to include market discount in income currently as it accrues on either a ratable or semiannual (or more frequent) compounding basis, in which case the rules described above will not apply. The election to include market discount in income as it accrues will apply to all market discount instruments acquired by the U.S. Certificateholder on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. Generally, currently included market discount is treated as ordinary interest for United States federal income tax purposes.

         A purchaser who acquires a certificate at a premium (i.e., at a purchase price greater than the principal balance) may elect to offset the premium against interest income on the certificate on a constant yield to maturity basis. Any amortized premium will reduce the adjusted basis of the certificate. If the certificate is redeemed before maturity for a price less than the adjusted basis of the certificate, a U.S. Certificateholder will be allowed an ordinary loss deduction for the unamortized premium. An election to amortize bond premium applies to all bonds acquired by a U.S. Certificateholder on or after the first day of the taxable year to which the election applies and can be revoked only with the consent of the Internal Revenue Service.

SALE OR OTHER TAXABLE DISPOSITION OF CERTIFICATES

         If there is a sale, exchange, redemption, retirement or other taxable disposition of a certificate, a U.S. Certificateholder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and (ii) the U.S. Certificateholder's adjusted tax basis in the certificate. The adjusted tax basis in the certificate generally will equal its cost, increased by any original issue discount or market discount included in income with respect to the certificate prior to its disposition and reduced by any payments reflecting principal or original issue discount previously received with respect to the certificate and any amortized premium. Although the market discount rules may apply, gain or loss generally will be capital gain or loss if the certificate was held as a capital asset.

NON-U.S. CERTIFICATEHOLDERS

         In general, a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding tax on interest (including original issue discount) on a certificate unless:

         o the non-U.S. Certificateholder is a controlled foreign corporation that is related to Western Massachusetts Electric through stock ownership or is otherwise related as determined by Internal Revenue Code Section 864(d);

         o the non-U.S. Certificateholder is a bank as determined under Internal Revenue Code Section 581 which receives interest as described in Internal Revenue Code Section 881(c)(3)(A); or

         o the non-U.S. Certificateholder actually or constructively owns 10% or more of the total combined voting power of all classes of stock of Western Massachusetts Electric entitled to vote.

In order for interest payments to qualify for the exemption from U.S. taxation described above, the last person or entity in the United States in the chain of interest payments to the non-U.S. Certificateholder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that complies with Internal Revenue Service informational requirements and:

         o is signed by the non-U.S. Certificateholder under penalty of perjury;

         o        certifies that the non-U.S. Certificateholder is not a U.S.
                  Person; and

         o        provides the name and address of the non-U.S.
                  Certificateholder.

         The statement may be made on a Form W-8BEN, and the non-U.S. Certificateholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a certificate is held through a securities clearing organization or other financial institution, the organization or institution may provide a signed statement to the Withholding Agent certifying under penalties of perjury that the Form W-8BEN has been received by it from the certificateholder or from another qualifying financial institution. However, in that case, the signed statement must be accompanied by a copy of the Form W-8BEN provided by the non-U.S. Certificateholder to the organization or institution holding the certificate on behalf of the non-U.S. Certificateholder. We urge non-U.S. certificateholders to consult a tax advisor about the specific methods to satisfy Internal Revenue Service informational reporting requirements.

         Generally, any gain or income realized by a non-U.S. Certificateholder from the sale, exchange, redemption, retirement or other disposition of a certificate (other than gain attributable to accrued interest or original issue discount, which is addressed above) will not incur U.S. federal income tax liability, provided, in the case of a certificateholder who is an individual, that the certificateholder is not present in the United States for 183 or more days during the taxable year in which a disposition of a certificate occurs. Exceptions may be applicable, and non-U.S. Certificateholders should consult a tax adviser regarding the tax consequences of a disposition of a certificate.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         Some certificateholders may be subject to backup withholding at the rate of 31% on interest (including original issue discount) and proceeds received from the disposition of a certificate. Generally, backup withholding will apply if the certificateholder fails to provide identifying information (such as the payee's taxpayer identification number) in the manner required, or if the payee has failed to report properly the receipt of reportable interest or dividend payments and the Internal Revenue Service has notified the payor that backup withholding is required. Some certificateholders (including, among others, corporations and some tax-exempt organizations) generally are not subject to backup withholding.

         Backup withholding and information reporting generally will not apply to a certificate issued in registered form that is beneficially owned by a non-U.S. Certificateholder if the certification of non-U.S. status is provided to the Withholding Agent as described above in " - Non-U.S. Certificateholders," as long as the payor does not have actual knowledge that the certificateholder is a U.S. Person. The Withholding Agent may be required to report annually to the Internal Revenue Service and to each non-U.S. Certificateholder the amount of interest paid to, and the tax withheld, if any, for each non-U.S. Certificateholder.

         If payments of principal and interest are made to the beneficial owner of a certificate by or through the foreign office of a custodian, nominee or other agent of that beneficial owner, or if the proceeds of the sale of certificates are made to the beneficial owner of a certificate through a foreign office of a "broker" (as defined in the pertinent Treasury regulations), the proceeds will not be subject to backup withholding (absent actual knowledge that the payee is a U.S. Person). Information reporting (but not backup withholding) will apply, however, to a payment by a foreign office of a custodian, nominee, agent or broker that:

         o        is a U.S. Person;

         o is a controlled foreign corporation for U.S. federal income tax purposes; or

         o derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the holder is a non-U.S. Certificateholder and other conditions are met (including that the broker has no actual knowledge that the certificateholder is a U.S. Certificateholder) or the certificateholder otherwise establishes an exemption.

Payment through the U.S. office of a custodian, nominee, agent or broker is subject to both backup withholding at a rate of 31% and information reporting, unless the certificateholder certifies that it is a non-U.S. Person under penalties of perjury or otherwise establishes an exemption.

         Any amounts withheld under the backup withholding rules from a payment to a certificateholder would be allowed as a refund or a credit against that certificateholder's U.S. federal income tax, provided that the required information is furnished to the Internal Revenue Service.

         Regulations regarding the withholding and information reporting rules discussed above were issued by the Treasury Department in October 1997 and amended in May 2000. In general, the regulations did not significantly alter the substantive withholding and information reporting requirements but rather unified the prior certification procedures and forms and clarified reliance standards. In addition, the regulations permit the shifting of primary responsibility for withholding to financial intermediaries acting on behalf of beneficial owners. The regulations are generally effective for payments made after December 31, 2000, although there are transition rules. Under the regulations, new forms generally will have to be solicited from U.S. Certificateholders earlier than replacements for expiring existing forms otherwise would have been solicited. You should consult your tax adviser about the impact, if any, of the regulations.


                                 STATE TAXATION

         In the opinion of Palmer & Dodge LLP, interest on the certificates and any profit on the sale of the certificates are exempt from Massachusetts personal income taxes, and the certificates are exempt from Massachusetts personal property taxes. Palmer & Dodge LLP has not opined and will not opine as to other Massachusetts tax consequences arising with respect to the certificates. You should be aware, however, that the certificates are included in the measure of Massachusetts estate and inheritance taxes and the certificates and the interest on the certificates are included in the measure of Massachusetts corporate excise and franchise taxes. This discussion does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of the certificates under any state or local tax law other than that of The Commonwealth of Massachusetts. You should consult your tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, or ERISA, and/or
Section 4975 of the Internal Revenue Code impose restrictions and requirements on the following:

         o employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some collective investment funds and insurance company general or separate accounts in which the assets of these plans, accounts or arrangements are invested ("Plans"); and

         o persons who are fiduciaries for Plans in connection with the investment of assets of Plans ("Plan Assets").

         Generally, any person who has discretionary authority or control over the management or disposition of Plan Assets, and any person who provides investment advice about Plan Assets for a fee or other consideration, is a fiduciary for those Plan Assets. For those Plans that are governed by ERISA, ERISA imposes on Plan fiduciaries specific fiduciary responsibilities, including investment prudence, diversification and investing according to the documents governing the Plan.

PROHIBITED TRANSACTIONS

         ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving Plan Assets and persons or entities that are deemed "parties in interest" under Section 3(14) of ERISA or "disqualified persons" under Section 4975(e)(2) of the Internal Revenue Code ("Parties in Interest"), unless a statutory or administrative exemption applies. Parties in Interest and Plan fiduciaries that participate in a prohibited transaction may be liable for penalties under ERISA and/or excise taxes imposed under Section 4975 of the Internal Revenue Code. These prohibited transactions generally are described in Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

         Some governmental and church plans are not governed by ERISA or Section 4975 of the Internal Revenue Code. The prohibited transaction provisions described above do not apply to these plans. If a plan is exempt from taxation under Section 501(a) of the Internal Revenue Code as a plan described in Section 401(a) of the Internal Revenue Code, however, it may lose its tax exemption if it engages in a prohibited transaction described in Section 503 of the Internal Revenue Code.

         Any fiduciary or other Plan investor considering whether to purchase the certificates on behalf of a Plan or with Plan Assets should determine whether the purchase is consistent with its fiduciary duties and whether the purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code because Western Massachusetts Electric, the trustees, the underwriters or any of their affiliates is a Party in Interest under the investing Plan and may be deemed to be benefiting from the issuance of the certificates. In particular, the certificates may not be purchased with Plan Assets if any of Western Massachusetts Electric, the trustees, the underwriters or any of their affiliates:

         o has investment or administrative discretion over the Plan Assets used to effect the purchase;

         o has authority or responsibility to give, or regularly gives, investment advice regarding the Plan Assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the Plan Assets, and will be based on the particular investment needs of the Plan; or

         o unless exemptive relief applies under a U.S. Department of Labor prohibited transaction exemption, is an employer maintaining or contributing to the Plan.

Each purchaser of the certificates will be deemed to have represented and warranted that its purchase of the certificates or any interest in the certificates does not violate the limitations described above.

PLAN ASSET REGULATION

         The certificates will be treated as "equity interests" in the trust under a plan asset regulation issued by the U.S. Department of Labor, which provides that beneficial interests in a trust are equity interests. Generally, the plan asset regulation provides that if Plans acquire a "significant" equity interest in an entity, the entity may be considered to hold Plan Assets. Therefore, if the certificates are purchased with Plan Assets, the assets of the trust may be deemed Plan Assets of the investing Plans which, in turn, would subject the trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Even though only minimal administrative activity is expected at the trust level, it is likely that the trust will interact with Western Massachusetts Electric, the trustees, the underwriters and their affiliates. If Western Massachusetts Electric, the trustees, the underwriters or any of their affiliates is a Party in Interest to a Plan that purchases certificates, violations of the prohibited transaction rules could occur at the trust level, unless a statutory or administrative exemption applies or an exception applies under the plan asset regulation.

         Before purchasing any certificates, a Plan fiduciary, other Plan investor or Party in Interest should consider whether a prohibited transaction might arise by reason of any relationship between the investing Plan and Western Massachusetts Electric, the trustees, the underwriters or any of their affiliates. The U.S. Department of Labor has issued some class exemptions that may afford exemptive relief for otherwise prohibited transactions arising from the purchase or holding of the certificates, including U.S. Department of Labor Prohibited Transaction Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Investment Managers); 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts); and 84-14 (Class Exemption for Plan Assets Transactions Determined by Independent Qualified Professional Asset Managers). A purchaser of the certificates should be aware, however, that even if the conditions specified in one or more of the above exemptions are met, the scope of the relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

         Plans would not have a "significant" equity interest in the trust, and application of the plan asset regulation would be avoided, if Benefit Plan Investors (as defined in the plan asset regulation) own less than 25 percent of each class of equity in the trust. However, there is no commitment to limit purchases of certificates by Benefit Plan Investors in this manner.

CONCLUSION

         In light of the foregoing, Plan fiduciaries or other Plan investors considering whether to purchase the certificates with Plan Assets of any Plan and Parties in Interest should consult their own legal advisors regarding whether the trust assets would be considered Plan Assets, the consequences that would apply if the trust assets were considered Plan Assets, and the availability of exemptive relief from the prohibited transaction rules or an exception under the Plan Asset Regulation. Fiduciaries and other Plan investors should also consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of Plan Assets in the certificates. Among other factors, fiduciaries and other Plan investors should consider whether the investment:

         o satisfies the diversification requirement of ERISA or other applicable law;

         o        complies with the Plan's governing instruments; and

         o is prudent in light of the "Risk Factors" and other factors discussed in this prospectus.

                                 USE OF PROCEEDS

         The trust will use the net proceeds received from the sale of the certificates to purchase the notes from the note issuer. The note issuer will use the net proceeds from the sale of the notes to purchase the transition property from the seller and to pay the costs of issuing the notes and the certificates. The seller may apply the net proceeds from the sale of the transition property in accordance with the financing order to reduce its capitalization and to buy down and buy out two long-term contracts with independent power producers.


                              PLAN OF DISTRIBUTION

         The trust may sell the certificates to or through the underwriters named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or another underwriting arrangement that may be specified in the prospectus supplement or the trust may offer or place the certificates either directly or through agents. The note issuer and the trust intend that certificates will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the certificates may be made through a combination of these methods.

         The distribution of certificates may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

         In connection with the sale of the certificates, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell certificates to dealers at prices less a concession. Underwriters may allow, and the dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the certificates may be deemed to be underwriters and any discounts or commissions received by them from the trust and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We will identify any of these underwriters or agents, and describe any compensation we give them, in the prospectus supplement.


                                  LEGAL MATTERS

         Certain legal matters relating to the notes will be passed on by Day, Berry & Howard LLP, Boston, Massachusetts, counsel to Western Massachusetts Electric and the note issuer. Certain legal matters relating to the certificates and certain federal and state income tax consequences of the issuance of the certificates will be passed upon by Palmer & Dodge LLP, Boston, Massachusetts, counsel to the trust. Certain legal matters relating to the certificates will be passed upon by Krokidas & Bluestein LLP, Boston, Massachusetts, co-counsel to the trust. Certain legal matters relating to the notes and the certificates will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, Delaware counsel to the note issuer and the trust. Certain legal matters relating to the certificates will be passed upon by Sidley Austin Brown & Wood LLP, San Francisco, California, counsel to the underwriters.


                                     EXPERTS

         The financial statements of WMECO Funding LLC as of April 17, 2001 and for the period March 28, 2001 (date of inception) to April 17, 2001 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon said firm as experts in accounting and auditing in giving said reports.

                              --------------------

                            THIS PAGE INTENTIONALLY

                                   LEFT BLANK

                              --------------------

                                WMECO FUNDING LLC
                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Public Accountants..................................   F-2

Financial Statements:

Balance Sheet as of April 17, 2001........................................   F-3

Statement of Operations for the period of March 28, 2001 (inception date)
to April 17, 2001.........................................................   F-4

Statement of Changes in Member's Equity for the period of March 28, 2001
(inception date) to April 17, 2001........................................   F-5

Statement of Cash Flow for the period of March 28, 2001 (inception date)
to April 17, 2001.........................................................   F-6

Notes to Financial Statements.............................................   F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To WMECO Funding LLC:

We have audited the accompanying balance sheet of WMECO Funding LLC as of April 17, 2001 and the related statement of operations, changes in member's equity and cash flow from the date of inception (March 28, 2001) to April 17, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WMECO Funding LLC as of April 17, 2001, and the results of its operations and its cash flow from the date of inception (March 28, 2001) to April 17, 2001, in conformity with accounting principles generally accepted in the United States.

                                       /s/Arthur Andersen LLP


Hartford, Connecticut
April 17, 2001

                                WMECO FUNDING LLC
                                  BALANCE SHEET

                              AS OF APRIL 17, 2001

ASSETS

Cash.................................................................     $1,000
                                                                          ======

MEMBER'S EQUITY

Member's Equity......................................................     $1,000
                                                                          ======


   The accompanying notes are an integral part of these financial statements.

                                WMECO FUNDING LLC
                             STATEMENT OF OPERATIONS

       FOR THE PERIOD OF MARCH 28, 2001 (INCEPTION DATE) TO APRIL 17, 2001

INCOME...............................................................     $   --

EXPENSES.............................................................         --
                                                                          ------

NET INCOME...........................................................     $   --
                                                                          ======


   The accompanying notes are an integral part of these financial statements.

                                WMECO FUNDING LLC
                     STATEMENT OF CHANGES IN MEMBER'S EQUITY

       FOR THE PERIOD OF MARCH 28, 2001 (INCEPTION DATE) TO APRIL 17, 2001

Member's equity as of the date of inception..........................     $   --

Investment by Western Massachusetts Electric Company.................      1,000
                                                                          ------

Member's change in equity as of April 17, 2001.......................     $1,000
                                                                          ======


   The accompanying notes are an integral part of these financial statements.

                                WMECO FUNDING LLC
                             STATEMENT OF CASH FLOW

       FOR THE PERIOD OF MARCH 28, 2001 (INCEPTION DATE) TO APRIL 17, 2001

Net cash flow provided by operating activities.......................     $   --

Net cash flow provided by investing activities.......................      1,000

Net cash flow provided by financing activities.......................         --

Net cash at the beginning of the period..............................         --
                                                                          ------

Net cash at the end of the period....................................     $1,000
                                                                          ======


   The accompanying notes are an integral part of these financial statements.

                                WMECO FUNDING LLC
                          NOTES TO FINANCIAL STATEMENTS


1.       NATURE OF OPERATIONS

         WMECO Funding LLC is a special purpose limited liability company whose sole member is Western Massachusetts Electric Company (Western Massachusetts Electric), a provider of electric services. WMECO Funding LLC is a wholly owned subsidiary of Western Massachusetts Electric, which is a wholly owned subsidiary of Northeast Utilities.

         The electric industry restructuring statute in Massachusetts authorizes the Department of Telecommunications and Energy to issue a financing order, which establishes the amount of transition costs that Western Massachusetts Electric is permitted to finance through the issuance of electric rate reduction bonds. The Department of Telecommunications and Energy issued the financing order on February 7, 2001. The financing order establishes, among other things, the RTC charge to recover the transition costs specified in the financing order. The RTC charge is non-bypassable in that customers must pay it whether or not they purchase energy from Western Massachusetts Electric or a third party supplier of energy, and whether or not their distribution system is being operated by Western Massachusetts Electric or a successor distribution company.

         The electric industry restructuring statute provides that the right to collect payments based on the RTC charge is a property right (the transition property) which may be pledged, assigned or sold in connection with the issuance of the certificates. Under the restructuring statute and the financing order, the owner of the transition property is entitled to assess the RTC charge until it has received payments from customers sufficient to retire all outstanding notes and certificates and to pay fees and expenses of servicing and retiring the notes and the certificates. The transition property is a property right consisting of the right, title, and interest to all revenues, collections, claims, payments, money or proceeds of or arising from the RTC charge.

         WMECO Funding LLC was organized on March 28, 2001, under the laws of the State of Delaware. WMECO Funding LLC was organized for the limited purpose of holding and servicing the transition property which it will acquire from Western Massachusetts Electric. WMECO Funding LLC will also issue notes secured by the transition property and engage in other related activities. WMECO Funding LLC is restricted from engaging in any non-related activities. In addition, WMECO Funding LLC is required to operate in a manner intended to reduce the likelihood that it would be consolidated in Western Massachusetts Electric's bankruptcy estate if Western Massachusetts Electric becomes involved in a bankruptcy case.

         WMECO Funding LLC is legally separate from Western Massachusetts Electric. The assets and revenues of WMECO Funding LLC, including, without limitation, the transition property, are not available to the creditors of Western Massachusetts Electric, and the transition property and other debt collateral will not be an asset of Western Massachusetts Electric. WMECO Funding LLC has not yet acquired the transition property nor has it issued any notes.

         WMECO Funding LLC, since its formation on March 28, 2001, has not conducted any business activities. However, Western Massachusetts Electric has incurred legal and debt issuance related costs which may be allocated to WMECO Funding LLC upon issuance of the notes and certificates. The expenses incurred to date by Western Massachusetts Electric on behalf of WMECO Funding LLC are approximately $1,008,000.

2.       SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF PRESENTATION

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   CASH

         Cash and cash equivalents include cash on hand and short-term cash investments, if any, which are highly liquid in nature and have maturities of three months or less.

                                WMECO FUNDING LLC
                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


3.       THE NOTES

         WMECO Funding LLC intends to issue up to $155 million of notes to the Massachusetts RRB Special Purpose Trust WMECO-1 (the trust) under the terms of the note indenture. Each class of notes will be in an aggregate amount equal to the initial aggregate principal amount of the related class of certificates issued by the trust. The notes may be issued in one or more classes. All notes of the same class will be identical in all respects except for their denominations. The note issuer may not issue any additional notes under the note indenture other than in connection with the replacement, transfer or exchange of notes initially issued thereunder.

4.       RELATED PARTIES

         Western Massachusetts Electric will manage, service and administer, and bill and collect payments arising from the transition property according to the terms of the servicing agreement. Western Massachusetts Electric's duties will include responding to inquiries of customers and the Department of Telecommunications and Energy regarding the transition property and the RTC charge, calculating electricity usage, accounting for collections, and furnishing periodic reports and statements to WMECO Funding LLC.

5.       INCOME TAXES

         WMECO Funding LLC will not elect to be taxed as a corporation for federal income tax purposes, therefore, no federal income taxes will be due by WMECO Funding LLC.

6.       CONSOLIDATED EDISON MERGER

         On October 13, 1999, Northeast Utilities entered into a merger agreement with Consolidated Edison, Inc. (Consolidated Edison) pursuant to which Northeast Utilities would become a wholly owned subsidiary of Consolidated Edison. On March 5, 2001, Northeast Utilities announced that Consolidated Edison had advised Northeast Utilities that Consolidated Edison was not willing to close the merger on the previously agreed upon terms. Northeast Utilities said that it had notified Consolidated Edison that it was treating its refusal to proceed on the terms set forth in the merger agreement as a repudiation and breach of the merger agreement, and that it will file suit to obtain the benefits of the transaction as negotiated for Northeast Utilities's shareholders. On March 6, 2001, Consolidated Edison announced that, in response to Northeast Utilities's action, Consolidated Edison had filed suit against Northeast Utilities in the Federal District Court in the Southern District of New York seeking a declaratory judgment that Northeast Utilities has failed to satisfy conditions precedent under the merger agreement. On March 12, 2001, Northeast Utilities announced that it had filed suit against Consolidated Edison in the Federal District Court in the Southern District of New York seeking damages in excess of $1 billion arising from Consolidated Edison's breach of the merger agreement.

                    $155,000,000 RATE REDUCTION CERTIFICATES


                               MASSACHUSETTS RRB
                         SPECIAL PURPOSE TRUST WMECO-1
                           ISSUER OF THE CERTIFICATES


                               WMECO FUNDING LLC
                              ISSUER OF THE NOTES


                     WESTERN MASSACHUSETTS ELECTRIC COMPANY
                              SELLER AND SERVICER



                             PROSPECTUS SUPPLEMENT

                                  MAY 14, 2001


                                LEHMAN BROTHERS
                              SALOMON SMITH BARNEY



                        PROSPECTUS DELIVERY REQUIREMENTS

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE SECURITIES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE SECURITIES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL AUGUST 12, 2001.